UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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McCORMICK & COMPANY, INCORPORATED

(Name of Registrant as Specified In Its Charter)

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McCORMICK & COMPANY, INCORPORATED 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

February 14, 2019

I am pleased to invite you to attend the March 27, 2019, Annual Meeting of Stockholders, which will again be held at the Martin’s Valley Mansion, 594 Cranbrook Road, Hunt Valley, Maryland 21030.

The meeting will start promptly at 10:00 a.m. Please arrive as early as 9:00 a.m. to enjoy tea and coffee and visit with friends.

Prior to the meeting, I encourage you to review the Company’s Annual Report to Stockholders for the 2018 fiscal year.

We are building the McCormick of the future with our keen focus on growth, performance and people.

•	Growth – McCormick is a global leader and is differentiated by our broad portfolio. Our focus on growth is relentless as we continue to drive McCormick forward.
•	Performance – We deliver industry leading financial performance while doing the right thing for people, communities and the planet. We achieved top tier performance in 2018. Through the execution of our strategies, we achieved strong double-digit sales, adjusted operating profit and adjusted earnings per share growth. We also delivered substantial cost savings, expanded adjusted operating margin and generated strong cash flow. A 10% increase to the quarterly dividend was authorized. We have paid dividends every year since 1925 with annual increases in each of the past 33 consecutive years.
•	People – Our people remain our best and brightest asset bringing our best attributes to bear as we bring the joy of flavor to life. Our Company has a firm foundation that is based on a participative, multiple management culture. We have the right people and culture to build the McCormick of the future.

McCormick’s Board of Directors and leadership team continue to direct our strategy and set our course for growth. Mike Fitzpatrick will be retiring from our Board as of the Annual Meeting. Mike has served as a director since 2001 and we sincerely appreciate his contributions and service.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares via the internet, by telephone, or by signing and returning the proxy card so that your shares are represented at the meeting.

Thank you for your continued confidence in our Company. I look forward to seeing you at the meeting!

Best regards,

Lawrence E. Kurzius

Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

March 27, 2019

10:00 a.m.

Martin’s Valley Mansion, 594 Cranbrook Road, Hunt Valley, Maryland 21030

The Annual Meeting of Stockholders (the “Annual Meeting”) of McCormick & Company, Incorporated (“McCormick”) will be held at the Martin’s Valley Mansion, 594 Cranbrook Road, Hunt Valley, Maryland 21030 at 10:00 a.m. on March 27, 2019, for the purpose of considering and acting upon:

(1)	the election of directors from the nominees named in the proxy statement to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2)	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of McCormick to serve for the 2019 fiscal year;
(3)	the approval, on a non-binding advisory basis, of McCormick’s Named Executive Officer compensation for fiscal 2018 (a “say-on-pay” vote);
(4)	the approval of an amendment to our 2013 Omnibus Incentive Plan, as amended, (the “2013 Plan”) to increase the shares of Common Stock authorized for issuance thereunder by 2,284,341 shares; and
(5)	any other matters that may properly come before such meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 31, 2018, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of Common Stock (NYSE Ticker Symbol: MKC-V) are entitled to vote. Holders of Common Stock Non-Voting (NYSE Ticker Symbol: MKC) are welcome to attend the Annual Meeting.

If you are a holder of Common Stock, a proxy card is enclosed. Please vote your proxy promptly by internet, telephone or by mail as directed on the proxy card in order that your stock may be voted at the Annual Meeting.

You may revoke the proxy at any time before it is voted by submitting a later dated proxy card or by subsequently voting via internet or telephone or by attending the Annual Meeting and voting in person.

February 14, 2019

Jeffery D. Schwartz

Vice President, General Counsel & Secretary

By Internet	By Telephone	By Mailing Your Proxy Card

Vote your shares online at www.proxyvote.com.	Vote your shares by calling 1-800-690-6903.	Vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 27, 2019:
The proxy statement and McCormick’s Form 10-K for the 2018 fiscal year are available at www.proxyvote.com. These materials are also available on McCormick’s Investor Relations website at ir.mccormick.com under “Resources.”

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PROXY SUMMARY

This summary highlights selected information contained in this proxy statement. It does not contain all the information you should consider and as such we urge you to carefully read the proxy statement in its entirety prior to voting. For additional information, please review the Company’s Annual Report to Stockholders for the 2018 fiscal year.

Select Business Highlights for 2018

Outstanding financial performance	In 2018, net sales rose 12% with a 1% favorable impact from currency rates and we generated a record $821 million of cash flow from operations. Our focus on growth, performance and people led to another year of strong results.
Increased stockholder return	Total annual stockholder return has been 14% or more for the past 1-, 5-, 10- and 20-year periods.
33 years of uninterrupted dividend increases	We have paid dividends every year since 1925 and have increased our dividend in each of the past 33 years, placing McCormick among the S&P 500’s Dividend Aristocrats. In 2018, our dividend paid reached $2.08 per share. The quarterly dividend increase to $0.57 is more than double the quarterly amount paid in 2011. During the past five years, we have increased our dividend per share at a compound annual rate of 9%.

CASH FLOW FROM OPERATIONS ON 3-YEAR ROLLING BASIS* (millions)	DIVIDENDS PAID*
McCormick has increased its dividend in each of the past 33 years. We have paid a dividend every year since 1925.
*At fiscal year end	*At fiscal year end

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Executive Compensation and Performance Alignment Summary

Our pay-for performance philosophy requires that a substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of stretch financial performance goals over both the short-and long-term. We pay for performance and the retention of key talent with the requirement that our financial performance goals should be drivers of stockholder value over both the short-and long-term.

Our executive compensation programs, that are aligned with our strategy and performance, include an annual performance-based incentive program and a Long-Term Incentive Plan (“LTIP”).

Our annual incentive cash payments are based on a formula that includes adjusted EPS growth and operating income growth, adjusted for working capital charges.

As part of our LTIP, performance-based awards are made under the Long-Term Performance Plan (“LTPP”) in the form of shares and cash. Cumulative net sales growth is the metric that determines the earned share awards under the LTPP, which represents the cumulative growth rate for continuing operations over a three-year period, adjusted for items including foreign currency and the incremental sales impact from acquisitions. Cumulative net sales growth exceeded the three-year target of 12% for the most recently completed LTPP cycle. The metric that determines the cash payout in the LTPP is Total Shareholder Return (“TSR”) relative to our peer companies. Both our absolute and relative TSR were strong for the three-year period ending in fiscal 2018, with McCormick ranking first among our peer companies with a TSR of 84.9%, as compared with 43.8% for the peer company at the 85th percentile and 1.7% for the peer company at the 50th percentile.

Our three-year performance for relative TSR and cumulative sales growth, which are metrics tied to our LTPP, and one year adjusted EPS growth, which is a metric tied to our annual performance-based incentive program, all exceeded set targets.

84.9% 3 YEAR TOTAL SHAREHOLDER RETURN	14.3% 3 YEAR CUMULATIVE SALES GROWTH	16.7% 1 YEAR ADJUSTED EPS GROWTH

For purposes of demonstrating that CEO pay is well aligned with company performance, only three elements of direct compensation are included in CEO Paid Compensation on the graph below – 1) Base salary, 2) Annual bonus earned, 3) Cash and stock (based on the market value on the vesting date) earned at the end of the three-year cycle for the LTPP. Total compensation, including the value of pension changes, stock option grants, restricted stock unit grants and all other compensation for all Named Executive Officers, can be found in the Summary Compensation Table on page 33. The adjusted EPS growth referenced herein is a non-GAAP financial measure that is prepared as a complement to our financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). An explanation of the adjustments may be found in our Form 10-K for the 2018 fiscal year under “Non-GAAP Financial Measures” beginning on page 36 in the “Management’s Discussion and Analysis” section.

COMPANY PERFORMANCE AND CEO COMPENSATION

2016-2018

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SELECTED DEFINITIONS

The following terms are used in the proxy statement and have the meanings noted:

Earnings Per Share (EPS) – calculated as net income divided by the total of the average number of shares of common stock and common stock equivalents (e.g., stock options) outstanding.

Exchange Act – the Securities Exchange Act of 1934, as amended.

Market Group – those consumer products companies listed under “How We Determined Executive Compensation for Fiscal 2018.” The Compensation Committee of the Board of Directors compares the executive compensation programs of these companies to the total targeted compensation for each position occupied by McCormick’s executive officers, including its Named Executive Officers.

Named Executive Officers – individuals who served as the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) during the last fiscal year, the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. In this proxy statement, our Named Executive Officers consist of Lawrence E. Kurzius, Michael R. Smith, Brendan M. Foley, Jeffery D. Schwartz, and Malcolm Swift.

Non-Qualified Stock Option – an award that allows the holder, after the award vests, to purchase shares of stock at a specified exercise price. Non-qualified stock options do not qualify for special tax treatment under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Peer Group – those manufacturers of food products also listed under “How We Determined Executive Compensation for Fiscal 2018.” The Compensation Committee establishes the financial performance targets used by McCormick for its performance-based incentive plans based on an analysis of the financial performance of the Peer Group companies because they are companies with whom we compete for equity investors.

Record Date – the date established by the Board of Directors for determining the stockholders eligible for notice of, and to vote at, the Annual Meeting of Stockholders. The Record Date for the 2019 Annual Meeting of Stockholders is December 31, 2018.

Restricted Stock Unit (RSU) – an award equal in value to, and payable in, a share of company stock. Company stock is not issued at the time of the grant, but generally is issued shortly after the recipient of the RSU satisfies the vesting requirements. Dividends and voting rights begin only upon issuance of the underlying stock.

Total Stockholder Return (TSR) – calculated as stock price appreciation over a given period of time plus dividends paid on the stock over the same time period.

2019 ANNUAL MEETING OF STOCKHOLDERS ADMISSION GUIDELINES

•	Please bring a photo ID as you may be asked to present it in order to be admitted to the 2019 Annual Meeting of Stockholders.
•	The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in Martin’s Valley Mansion.
•	Attendees may not bring into Martin’s Valley Mansion large packages or other material that could pose a safety or disruption hazard.

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PROXY STATEMENT

General Information

This proxy statement is furnished on or about February 14, 2019 to the holders of Common Stock in connection with the solicitation by the Board of Directors of McCormick of proxies to be voted at the 2019 Annual Meeting of Stockholders or any adjournments thereof.

The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. Any proxy given may be revoked at any time before it is voted by submitting a later dated proxy card, or by subsequently voting via internet or telephone or by attending the Annual Meeting and voting in person. Such right of revocation is not limited or subject to compliance with any formal procedure. Attending the Annual Meeting will not automatically revoke a stockholder’s prior internet or telephone vote or the stockholder’s proxy.

The cost of the solicitation of proxies will be borne by McCormick. In addition to the solicitation of proxies by use of the mails, officers and employees of McCormick may solicit proxies by telephone, electronic mail, personal interview, and/or through the Internet. We also may request that brokers and other custodians, nominees, and fiduciaries forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and McCormick may reimburse them for their expenses in so doing.

Record Date. At the close of business on the Record Date, there were 9,545,617 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of McCormick. Except for certain voting limitations imposed by the Charter on beneficial owners of 10% or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any adjournments thereof.

References in this proxy statement to “Common Stock” do not refer to shares of Common Stock Non-Voting, which are not entitled to vote at the Annual Meeting or any adjournments thereof.

PRINCIPAL STOCKHOLDERS

Set forth below is certain information on certain persons known to us to beneficially own more than five percent of the Common Stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	McCormick 401(k) Retirement Plan 24 Schilling Road, Suite 1 Hunt Valley, Maryland 21031	1,760,694(2)	18.5%
Common Stock	Alan D. Wilson 24 Schilling Road, Suite 1 Hunt Valley, Maryland 21031	1,113,547(3)	10.7%
(1)	All shares beneficially owned as of the Record Date.
(2)	Amount of shares of Common Stock shown in the table were held in the trust for the McCormick 401(k) Retirement Plan as of the Record Date. Neither the trustees of the trust nor the plan itself are the beneficial owners of these shares of Common Stock for purposes of the voting limitations described in our Charter. Instead, each plan participant is considered to be the beneficial owner of the shares allocated to such participant’s account in the plan, and no individual participant holds more than five percent of the Common Stock of the Company in his or her plan account. Each plan participant has the right to vote all shares of Common Stock allocated to such participant’s plan account. The plan’s trustees possess voting discretion over the shares of Common Stock with respect to which plan participants do not direct the trustees how to vote, except that, in the event of a tender offer, no vote shall be made for any shares of Common Stock with respect to which plan participants do not direct the trustees how to tender.
(3)	Includes 874,737 shares of Common Stock which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options, and 41,579 shares of Common Stock held in a charitable trust for the Wilson Family Foundation, and 44,600 shares of Common Stock held in two separate grantor retained annuity trusts. Mr. Wilson serves as a trustee of each trust. Also includes 27,371 shares of Common Stock held in the Wilson Family Trust, as well as 5,818 shares of Common Stock held in two separate trusts for the benefit of Mr. Wilson’s children, all shares of which Mr. Wilson may acquire voting or investment power within 60 days.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

McCormick has adopted Corporate Governance Guidelines, which are available on its Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Corporate Governance Guidelines.” These Guidelines contain general principles regarding the function of McCormick’s Board of Directors and Board Committees. The Guidelines are reviewed on an annual basis by the Nominating/ Corporate Governance Committee of the Board, which submits to the Board for approval any changes deemed desirable or necessary. The Corporate Governance Guidelines make clear that directors and executive officers of the Company may not pledge Company stock as collateral for a loan or otherwise use Company stock to secure a debt, and may not engage in any hedging transactions with respect to Company stock.

Independence of Directors

McCormick’s Corporate Governance Guidelines require that a majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the Listing Standards of the New York Stock Exchange (the “NYSE”), the Board must affirmatively determine that the director has no direct or indirect material relationship with McCormick. The NYSE’s director independence guidelines are incorporated in McCormick’s Corporate Governance Guidelines, which are used by the Board in making independence determinations. The Board has determined that the following directors are independent: Michael A. Conway, J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Patricia Little, Michael D. Mangan, Maritza G. Montiel, Margaret M.V. Preston, Gary M. Rodkin, Jacques Tapiero and W. Anthony Vernon.

In connection with these independence determinations, the Board considered the following:

•	Michael A. Conway is Executive Vice President and President, Canada for Starbucks Coffee Company and a commercial relationship exists between McCormick and Starbucks Coffee Company. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Starbucks Coffee Company are substantially less than 2% of the consolidated gross revenues of Starbucks Coffee Company; (2) Mr. Conway does not participate in the negotiation of commercial transactions on behalf of Starbucks Coffee Company, nor has he been involved in the execution of any commercial transactions between McCormick and Starbucks Coffee Company since their inception; and (3) the products supplied by McCormick to Starbucks Coffee Company are readily available from other sources of supply. For fiscal 2018, all commercial transactions between McCormick and Starbucks Coffee Company amounted to less than $350,000, which is substantially less than 2% of the consolidated gross revenues of Starbucks Coffee Company. All commercial transactions were conducted at arm’s length and consisted of goods or services Starbucks Coffee Company and McCormick purchased from each other.
•	Freeman A. Hrabowski, III is the President of the University of Maryland, Baltimore County (UMBC) and a relationship exists between McCormick and UMBC. However, the Board has determined that the relationship is not material for the following reasons: (1) the payments made between McCormick and UMBC are substantially less than 2% of the consolidated gross revenues of UMBC; (2) Dr. Hrabowski does not participate in the negotiation of such transactions on behalf of UMBC, nor has he been involved in the execution of any transactions between McCormick and UMBC since their inception; and (3) the funds provided by McCormick to UMBC are readily available from other sources. For fiscal 2018, all transactions between McCormick and UMBC amounted to less than $10,000, which is substantially less than 2% of the consolidated gross revenues of UMBC. All such transactions were conducted at arm’s length and consisted of monies McCormick paid to UMBC to fund McCormick’s Unsung Hero Award Scholarship.
•	Patricia Little is an executive officer of The Hershey Company and a commercial relationship exists between McCormick and The Hershey Company. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and The Hershey Company are substantially less than 2% of the consolidated gross revenues of The Hershey Company; (2) Ms. Little does not participate in the negotiation of commercial transactions on behalf of The Hershey Company, nor has she been involved in the execution of any commercial transactions between McCormick and The Hershey Company since their inception; and (3) the products supplied by McCormick to The Hershey Company are readily available from other sources of supply. For fiscal 2018, all commercial transactions between McCormick and The Hershey Company amounted to less than $300,000, which is substantially less than 2% of the consolidated gross revenues of The Hershey Company. All commercial transactions were conducted at arm’s length and consisted of goods or services The Hershey Company and McCormick purchased from each other.
•	Maritza G. Montiel is a member of the Board of Directors of Aptar Group, Inc. and a commercial relationship exists between McCormick and Aptar Group. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Aptar Group are substantially less than 2% of the consolidated gross revenues of Aptar Group; (2) Ms. Montiel does not participate in the negotiation of commercial transactions on behalf of Aptar Group, nor has she been involved in the execution of any commercial transactions

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between McCormick and Aptar Group since their inception; and (3) the products supplied by Aptar Group to McCormick are readily available from other sources of supply. For fiscal 2018, all commercial transactions between McCormick and Aptar Group amounted to less than $20,000, which is substantially less than 2% of the consolidated gross revenues of Aptar Group. All commercial transactions were conducted at arm’s length and consisted of goods or services McCormick purchased from Aptar Group. For these reasons, the Board has concluded that Mr. Conway, Dr. Hrabowski, Ms. Little and Ms. Montiel have no direct or indirect material relationship with McCormick that would preclude a determination of independence.

Procedure Regarding Transactions with a Related Person

McCormick maintains a written related person transactions procedure that is administered by members of McCormick’s management and the Audit Committee of the Board. The written procedure applies to any transaction with a “related person” (defined by Item 404(a) of Regulation S-K under the Exchange Act) in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, other than:

(a)	a transaction involving compensation to an executive officer if (i) the compensation is reported pursuant to Item 402 of Regulation S-K; or (ii) (A) the executive officer is not an immediate family member of an executive officer or director of the Company and such compensation would have been required to be reported under Item 402 if the executive officer was a “named executive officer” under such regulation, and (B) the compensation was approved by the Board of Directors or the Compensation Committee of the Board of Directors;
(b)	a transaction involving compensation to a director or director nominee that is required to be reported pursuant to Item 402(k) of Regulation S-K;
(c)	a transaction where the related person’s interest arises only from (i) such person’s position as a director of another entity that is a party to the transaction; or (ii) the direct or indirect ownership by such person and their immediate family, in the aggregate, of less than a 10% equity interest in another entity that is a party to the transaction; or (iii) from both of (c)(i) and (c)(ii) above;
(d)	if the interest of the related person arises solely from the ownership of a class of the Company’s stock and all holders of that class of stock of the Company receive the same benefit on a pro rata basis; or
(e)	any other transaction that is not required to be disclosed pursuant to Item 404 of Regulation S-K.

The procedure provides that any actual or potential related person transaction is reviewed and analyzed by McCormick’s corporate controllership and legal staff (the “Management Reviewers”). If the transaction in question is determined to be a related person transaction but (i) it is not material to the Company, and (ii) the commercial terms are consistent with the commercial terms of comparable arm’s length transactions with unrelated third parties, the Management Reviewers shall refer the proposed transaction to the CEO and CFO for review and appropriate disposition, in their sole discretion. If the CEO or the CFO has a direct or indirect material interest in the transaction or the proposal, then the matter shall be submitted to the Audit Committee for review and disposition (regardless of materiality of the transaction or the reasonableness of the commercial terms).

If the transaction in question is determined to be a related person transaction and (i) it is material to the Company, and/or (ii) the commercial terms are more favorable to the related person than the commercial terms of comparable arm’s length transactions with unrelated third parties, the Management Reviewers shall review the transaction with the CEO and CFO, who shall determine whether to ratify or re-negotiate the actual transaction, or in the case of a proposed transaction whether to accept or reject the proposal. If the CEO and the CFO desire to ratify the transaction or accept the proposal on existing terms, the transaction or proposal shall be submitted to the Audit Committee for review and disposition.

As a general rule, any employee or director who has a direct or indirect material interest in an actual or proposed related person transaction will not participate in the review and disposition of the transaction.

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Business Ethics

McCormick’s business is conducted by its employees under the leadership of its CEO and under the oversight and direction of its Board of Directors for the purpose of enhancing the long-term value of McCormick for its stockholders. McCormick’s management and the Board of Directors believe that the creation of long-term value requires McCormick to conduct its business honestly and ethically as well as in accordance with applicable laws. McCormick has a Business Ethics Policy which was first adopted by the Board more than 30 years ago. The Policy is reviewed annually by management and the Audit Committee of the Board and is amended as circumstances warrant. The Policy is administered by McCormick’s General Counsel under the oversight of the CEO and the Audit Committee. McCormick’s Business Ethics Policy is available on its Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Business Ethics Policy.” The Audit Committee has established procedures for (i) employees to submit confidential and anonymous reports of suspected illegal or unethical behavior, concerns regarding questionable accounting or auditing matters, or violations of McCormick’s Business Ethics Policy, and (ii) interested persons to submit concerns regarding accounting, internal controls over financial reporting, or auditing matters. Anonymous reports by employees may be made to a confidential “hotline” service, which may be accessed by telephone or through a dedicated website. Further, concerns regarding such matters may be expressed in e-mails that may be sent to the Chair of the Audit Committee or to the attention of the General Counsel.

Available Information

McCormick makes available free of charge through its website ir.mccormick.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). McCormick’s website also includes McCormick’s Corporate Governance Guidelines, Business Ethics Policy and the charters of its Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

DIRECTORS

Executive Sessions of the Board of Directors

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in regularly scheduled sessions (typically before or after each Board meeting) without the presence of management.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of the Board by writing to the Board, or to a specific director, at:

Board of Directors (or specific director)
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

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Process for Nominating Potential Director Candidates

The Nominating/Corporate Governance Committee is responsible for selecting potential candidates for Board membership and for recommending qualified candidates to the full Board for nomination; and retains search firms to assist with the selection process.

The Committee also considers recommendations of potential candidates from stockholders. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:

Nominating/Corporate Governance Committee
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

Board Membership and Effectiveness

Selection Criteria and Qualifications for All Directors

The Nominating/Corporate Governance Committee is responsible for developing the selection criteria to be used in seeking nominees for election to the Board, within the general qualification criteria for director nominees established by the Board in McCormick’s Corporate Governance Guidelines. The Nominating/Corporate Governance Committee is also responsible for identifying, screening and selecting potential candidates for Board membership and for recommending qualified candidates to the full Board. The Board will consider qualified candidates recommended by the Nominating/Corporate Governance Committee for election to the Board and will determine which candidates to recommend to the Company’s stockholders for election. The Board is responsible for filling vacancies on the Board as they arise.

In evaluating potential candidates, the Board considers the qualifications listed in McCormick’s Corporate Governance Guidelines, including the requirement that nominees should possess the highest personal and professional ethics, integrity and values, and the commitment to represent the long-term interests of the stockholders. Nominees are selected on the basis of their business and professional experience, qualifications, public service and availability, and will be experienced at policy-making levels in business, government, finance or accounting, higher education or other fields relevant to the Company’s global activities.

Nominees are selected to represent all stockholders rather than special interest groups or any group of stockholders. The Board does not have a formal policy with regard to diversity of Board nominees; however, McCormick’s Corporate Governance Guidelines provide that diversity of background is a consideration in selecting Board nominees, and the selection criteria established by the Nominating/Corporate Governance Committee include a preference that candidates enhance the diversity of the Board (for example, with respect to gender, race, ethnicity, and culture). Diversity is valued because the Board believes that a variety of perspectives and experiences contributes to a more enhanced decision-making process.

From time to time, most recently in 2018, the Nominating/Corporate Governance Committee, on behalf of the Board, may retain an independent consultant experienced in corporate governance matters to conduct an in-depth study of the effectiveness of the Board and its Committees and to assist with the annual performance evaluation process. Amongst other things, the consultant typically interviews each director to obtain his or her assessment of the effectiveness of the Board and its Committees, including opportunities for the Board to enhance its effectiveness. The Board and its Committees then discuss the evaluation and determine if any follow-up actions are necessary. The Board and its Committees may then develop and execute plans to take actions based on the results, as appropriate, to ensure the Board and its Committees continue to operate effectively.

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Particular Skills Represented on the Board as a Whole

The Nominating/Corporate Governance Committee and the full Board believe a complementary mix of diverse skills, attributes, and experiences will best serve the Company and its stockholders. The director skills summary that appears below, and the related narrative for each director nominee, notes the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. The absence of a “•” for a particular skill does not mean the director is unable to contribute to the decision-making process in that area.

Summary of Skills of Director Nominees

	Michael A. Conway	Freeman A. Hrabowski, III	Lawrence E. Kurzius	Patricia Little	Michael D. Mangan	Maritza G. Montiel	Margaret M. V. Preston	Gary M. Rodkin	Jacques Tapiero	W. Anthony Vernon
Senior executive experience (e.g., CEO, COO, CFO) at a publicly traded multinational company	•		•	•	•		•	•	•	•
Consumer marketing experience, or a particular knowledge of the food industry	•	•	•	•	•			•		•
General management experience in international operations	•		•	•	•	•	•	•	•	•
Enhances the diversity of the Board (e.g., gender, race, ethnicity, & culture)	•	•		•		•	•		•
Strategic leadership at a large, complex, organization	•	•	•	•	•	•	•	•	•	•
High level of financial literacy	•	•	•	•	•	•	•	•	•	•
Governmental experience; regulatory expertise		•			•	•		•	•	•
Merger, acquisition and/or joint venture expertise			•	•	•		•	•		•
Experience in aligning compensation with organizational strategy and performance	•	•	•		•	•		•	•	•

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Director Skills Narrative

Michael A. Conway

Mr. Conway’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) general management experience in international operations, and (iv) as a senior executive responsible for a global consumer packaged foods business, a particular knowledge of the business, markets and customers in which McCormick operates. Mr. Conway currently serves as Executive Vice President and President, Canada for Starbucks Coffee Company, which is a publicly traded multinational company. Previously, he served as President, Licensed Stores, U.S. and Latin America for Starbucks from 2016 to 2018 and President, Global Channel Development for Starbucks from 2013 to 2016 responsible for all commercial and business strategy functions and expanding into emerging international markets. Prior to joining Starbucks, he worked at Johnson & Johnson from 2004 to 2013, serving as worldwide President of McNeil Nutritional, a division of Johnson & Johnson from 2010 to 2013; and worked at the Campbell Soup Company from 1994 to 2004, serving as Vice President for the Adult Simple Meals Division of the Campbell Soup Company from 2003 to 2004. At Starbucks, Mr. Conway is a Senior Officer and Executive Team Member with full profit and loss responsibility.

Freeman A. Hrabowski, III

Dr. Hrabowski’s qualifications include (i) strategic leadership at a large, complex, organization, (ii) governmental experience, and (iii) consumer marketing experience. Dr. Hrabowski has served as the President of the University of Maryland, Baltimore County (UMBC) since 1992, and his strategic leadership of that organization has been widely recognized. In 2008, he was named one of America’s Best Leaders by U.S. News & World Report, which in each of the last six years has ranked UMBC the number one “Up and Coming” university in the nation. In 2009, Time Magazine named him one of America’s 10 Best College Presidents, and, in 2012, named him as one of the “100 Most Influential People in the World.” His career has been devoted to education and to helping students become future leaders in science, technology, and engineering, with a special emphasis on minority and underrepresented groups. In this regard, under former President Obama, Dr. Hrabowski chaired the President’s Advisory Commission on Educational Excellence for African-Americans. Dr. Hrabowski’s governmental experience includes working closely with the National Institutes of Health, the National Academy of Sciences, the National Science Foundation, and the U.S. Department of Education, as well as various agencies of the State of Maryland. Dr. Hrabowski is also a nationally recognized expert on marketing and recruitment in higher education, and works extensively with colleges and universities around the nation on such matters.

Lawrence E. Kurzius

Mr. Kurzius’ qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) general management experience in international operations, and (v) strategic leadership of a large, complex, organization. Mr. Kurzius serves as the Chairman (since 2017), President (since 2015) and Chief Executive Officer of McCormick (since 2016). He previously served in a variety of other roles with the Company, thereby gaining an understanding of the different aspects of the Company’s operations and the food industry. Prior to assuming his present role, Mr. Kurzius was (a) President and Chief Operating Officer (2015 to 2016) of McCormick, (b) President of the Company’s global consumer business (2013 to 2016), (c) Chief Administrative Officer of the Company (2013 to 2015), (d) President of the Company’s international business (2008 to 2013), (e) President of EMEA (2007 to 2008), (f) President of U.S. Consumer Foods (2005 to 2007), (g) Vice President and General Manager of Sales and Marketing for U.S. Consumer Foods (2005), and (h) President of Zatarain’s (2003 to 2005). Prior to joining the Company upon the acquisition of Zatarain’s by McCormick, Mr. Kurzius was the Chief Executive Officer of Zatarain’s where he worked for 12 years. Mr. Kurzius was also a marketing executive with the Quaker Oats Company and Mars Inc.’s Uncle Ben’s Company. In these various roles, Mr. Kurzius developed a broad knowledge of the Company’s markets – both domestic and foreign, and consumer and flavor solutions – and had senior level responsibility for strategic planning and leadership with respect to these businesses. In his present role, Mr. Kurzius is responsible for the strategic leadership of the Company. He has extensive knowledge of consumer goods marketing in general, with a specific knowledge of the business, markets, and customers within the food industry in particular, and has hands-on experience in directing the day-to-day operations of our large, multi-faceted, consumer and flavor solutions foods business.

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Patricia Little

Ms. Little’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, (iii) consumer marketing experience, (iv) a detailed knowledge of the food industry and (v) a high level of financial literacy. Ms. Little has over 25 years of experience across a broad range of roles in accounting, treasury, and finance functions at both the corporate and operating levels. Ms. Little’s current service as the Senior Vice President & Chief Financial Officer of The Hershey Company requires management of an internationally-based financial organization. Responsibilities include the oversight of internal controls and financial systems on an international basis, the identification of enterprise risks, the oversight of the performance of the organization’s public accountants in the preparation, auditing and evaluation of financial statements, and capital planning for The Hershey Company. As Senior Vice President & Chief Financial Officer, she regularly interacts with the audit committee of the board of directors of that company. Prior to joining The Hershey Company, Ms. Little’s service at Kelly Services, Inc. as Executive Vice President & Chief Financial Officer from 2008 to 2015 entailed similar responsibilities as at The Hershey Company. Prior to that, her position at the Ford Motor Company as its general auditor and head of global accounting included responsibilities for managing global internal and external audit functions. As was true of her service with the Ford Motor Company and Kelly Services, her position at The Hershey Company requires travel to, and a detailed understanding of, her company’s international operations and the local legal and accounting requirements bearing on her area of oversight. The McCormick Board of Directors has determined that Ms. Little is an “audit committee financial expert” under the rules of the SEC.

Michael D. Mangan

Mr. Mangan’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a high level of financial literacy, and (iv) general management experience in international operations. Mr. Mangan served as the President of the Worldwide Power Tools and Accessories (WPTA) group of The Black & Decker Corporation until its acquisition in 2010 by The Stanley Works. In that role he provided strategic leadership of the WPTA group, and had oversight over the consumer marketing activities of that group in the international consumer marketplace. Service as President of the WPTA group, and past service as the Chief Financial Officer of The Black & Decker Corporation, broadened Mr. Mangan’s international experience and provided an in-depth understanding of the company’s key international markets. Service as the Chief Financial Officer of The Black & Decker Corporation, and prior service as the Executive Vice President & Chief Financial Officer of The Ryland Group, Inc., included responsibilities for overseeing the performance of those companies’ public accountants in the preparation, auditing and evaluation of financial statements, business planning, corporate finance and investments, internal controls, and information systeMs. Although he no longer serves as a member of the Audit Committee, the McCormick Board of Directors has determined that Mr. Mangan meets the standards of an “audit committee financial expert” under the rules of the SEC.

Maritza G. Montiel

Ms. Montiel’s qualifications include (i) strategic leadership at a large, complex, organization, (ii) governmental experience, (iii) a high level of financial literacy, and (iv) experience in developing effective governance and shared responsibility models. Ms. Montiel served for more than 40 years at Deloitte LLP before retiring in June 2014. Her most recent appointment was as Deputy Chief Executive Officer and Vice Chairman of the firm’s U.S. business. As Deputy CEO, Ms. Montiel led a variety of strategic initiatives including the transformation of the Federal Government Services Practice. She was also a member of the Deloitte Touche Tohmatsu Limited Global Board of Directors. Prior to her most recent role with Deloitte, Ms. Montiel served as Regional Managing Partner for the Southwest Region in which she led the organization through significant growth. Ms. Montiel was also the Managing Partner responsible for Leadership Development & Succession, as well as Deloitte University where she developed and implemented a strategic initiative aimed at transforming Deloitte’s professional development curriculum and training the next generation of leaders. The McCormick Board of Directors has determined that Ms. Montiel meets the standards of an “audit committee financial expert” under the rules of the SEC.

Margaret M.V. Preston

Ms. Preston’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex, organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Preston’s past service as the Global Chief Financial Officer of Deutsche Bank, Private Wealth Management and as a Managing Director and Regional Executive of US Trust, Bank of America Private Wealth Management, and her current service as a Managing Director of TD Bank Private Wealth Management has afforded to Ms. Preston the opportunity to provide financial oversight and strategic leadership and direction to those organizations. As Treasurer of Alex. Brown Incorporated, Ms. Preston provided direction in the development of a collateral management system for margin loan management, and her role at US Trust included responsibility for the management of compliance and risk at the Private Wealth Management group for over $20 billion of assets under management at that organization. Ms. Preston has a well-developed experience in mergers and acquisitions, and the integration of acquired businesses, in consequence of her work, first at Alex. Brown as a Merger & Acquisition Manager, and subsequent work on the integration of the Bankers Trust Company and Alex. Brown businesses into Deutsche Bank, and the integration of Merrill Lynch operations into the Bank of America Private Wealth Management platform.

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Gary M. Rodkin

Mr. Rodkin’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Rodkin is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Rodkin served as the President and Chief Executive Officer of ConAgra Foods, Inc. from 2005 to 2015, where he transformed ConAgra from a holding company into one unified business with a balanced portfolio of consumer, commercial and private-brand businesses and strong operating capabilities. Prior to joining ConAgra, Mr. Rodkin served as Chairman and Chief Executive Officer of the Beverages and Food division at PepsiCo, Inc., where he was accountable for two lines of business, PepsiCo Beverages North America and Quaker Foods North America. Previously, Mr. Rodkin spent sixteen years with General Mills, Inc. in a variety of management roles. Mr. Rodkin currently serves on the board of Simon Property Group, Inc., an equity real estate investment trust, as well as on the non-profit boards of Feeding America, a hunger-relief charity, and as the Vice Chairman of the Board of Overseers for Rutgers University. Mr. Rodkin is a Fellow of Executive Education at Harvard Business School, and an Executive in Residence at Rutgers University.

Jacques Tapiero

Mr. Tapiero’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, and (iii) strategic leadership at a large, complex, organization. Mr. Tapiero served as Senior Vice President and President, Emerging Markets of Eli Lilly and Company, the Indianapolis, Indiana-based global pharmaceutical company, from 2009 until his retirement from that company on January 31, 2014, after 31 years of service. He was also a member of the Executive Committee of Eli Lilly. The Emerging Markets Business Unit focused on many of the organization’s fastest growing markets, such as China, Russia, Brazil, Mexico, South Korea and Turkey, and Mr. Tapiero was responsible for Lilly’s business in more than 70 countries. Prior to becoming President, Emerging Markets, Mr. Tapiero held the position of President of the Intercontinental Region for Lilly, with operations in Asia, Australia, Africa, the Middle East, Canada, Latin America and Russia (2004 to 2009). He also served as President and General Manager of Lilly France (2000 to 2004); President and General Manager of Eli Lilly do Brasil Ltd (1995 to 1999); and Managing Director of Lilly Sweden (1993 to 1995). Mr. Tapiero joined Lilly in 1983 as a financial analyst, and held several financial management, sales and marketing management positions in the United States, Switzerland and France. Mr. Tapiero is a senior advisor to McKinsey and Company Pharmaceuticals and Medical Products practice, and a director of Esteve – Spain (a private chemical and pharmaceuticals group).

W. Anthony Vernon

Mr. Vernon’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Vernon is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Vernon served as the Chief Executive Officer of the Kraft Foods Group from 2012 to 2014 and remained with the company as a Senior Advisor and Executive Director until April 2015. He was the first CEO of the newly formed company when Kraft Foods split its snack and grocery divisions into two independent public companies. Mr. Vernon also served as Executive Vice President of Kraft Foods and President of North America from 2009 to 2012. Prior to joining Kraft, Mr. Vernon served as Healthcare Industry Partner of Ripplewood Holdings LL, a private equity firm. He also held several leadership roles at Johnson & Johnson where he spent 23 years of his career managing some of the company’s largest consumer brands including Tylenol, Motrin, Pepcid AC, Imodium and Splenda. Mr. Vernon also served as President of Centocor, a Johnson & Johnson biotechnology company.

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Board Leadership

The Company’s Board of Directors is led by our Chairman, Lawrence E. Kurzius, who is also our President and CEO. McCormick has historically combined the roles of chairman and chief executive officer, though we have separated the roles based on the needs of the Company and its stockholders at certain times. The Board of Directors believes that the Company currently is and has been well served by a combined structure, as it provides a bridge between management and the Board, thus helping to ensure that both act with commonality of purpose with efficient communication between them. The Board believes that the CEO is best able to bring key business issues and stockholder interests to the Board’s attention, given his in-depth understanding of the Company. As well, this structure helps ensure accountability for the actions and strategic direction of the Company, and ensures that the Company presents its message and strategy to stockholders, employees and customers with a unified voice.

The Board also has the position of Lead Director who provides additional independent oversight of senior management and board matters in our current structure where the Chairman is not an independent director. The selection of a lead director is meant to facilitate, and not to inhibit, communication among the directors or between any of them and the Chairman and CEO. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Chairman and CEO. The independent directors, meeting in executive session in November 2009, selected Michael D. Mangan to serve as the Lead Director, and he continues to act in that role. The duties of the Lead Director are to (i) preside at executive sessions of the Board, and brief the Chairman and CEO, as needed, following such sessions; (ii) preside at meetings of the Board where the Chairman is not present; (iii) call meetings of the independent directors; (iv) provide input on Board agendas and meeting schedules; (v) provide feedback to the Chairman and CEO on the quality of information received from management; and (vi) participate with the Chairman and CEO, and the Nominating/Corporate Governance Committee in interviewing Board candidates. The Lead Director position generally has an initial two-year term, which may be extended as determined by the Board from time to time. In March 2018, the Board determined to extend Mr. Mangan’s current term through March 2020.

The Board believes that the combined Chairman and CEO structure, coupled with an independent Lead Director, the use of regular executive sessions of the non-management Directors, and the substantial majority of independent directors comprising the Board, allows the Board to maintain effective oversight of the Company.

Board Committees

The Board of Directors has appointed the following Board Committees:

Audit Committee

The Charter of the Audit Committee provides that the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to:

•	the integrity of McCormick’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls;
•	the performance of McCormick’s internal audit function;
•	the appointment, engagement and performance of McCormick’s independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications and independence;
•	compliance with McCormick’s business ethics and confidential information policies and legal and regulatory requirements, including McCormick’s disclosure controls and procedures; and
•	the evaluation of enterprise risk management process issues.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, the internal auditors, and management of McCormick and to resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Audit Committee is available on McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Audit Committee Charter.”

The Nominating/Corporate Governance Committee and the Board of Directors have determined that all members of the Audit Committee satisfy the independence requirements of the NYSE’s Listing Standards, the rules of the SEC, and McCormick’s Corporate Governance Guidelines. One member of the Audit Committee, Maritza Montiel, serves on the audit committees of more than three public companies; however, the Board of Directors has determined that Ms. Montiel’s simultaneous service does not impair her ability to effectively serve on McCormick’s Audit Committee. The Board of Directors has also determined that at least one member qualifies as an “audit committee financial expert” under SEC rules.

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Compensation Committee

The Compensation Committee has the following principal duties and responsibilities:

•	review McCormick’s executive compensation programs to ensure that they (i) effectively motivate the CEO and other executive officers to achieve our financial goals and strategic objectives; (ii) properly align the interests of these employees with the long-term interests of our stockholders; and (iii) are sufficiently competitive to attract and retain the executive resources necessary for the successful management of our businesses;
•	review trends in executive compensation, oversee the development of new compensation plans (including performance-based, equity-based, and other incentive programs, as well as salary, bonus and deferred compensation arrangements) and, when appropriate, make recommendations to the Board regarding revisions to existing plans and/or approve revisions to such plans;
•	annually review and approve corporate goals and objectives relevant to McCormick’s CEO and other executive officers, evaluate the performance of such individuals against those goals and objectives, and approve the compensation for such individuals;
•	annually evaluate the relationship between the Company’s overall compensation policies and practices and risk;
•	annually evaluate the compensation of the members of the Board; and
•	review McCormick’s management succession plan for the CEO and other executive officers.

These duties and responsibilities are set forth in a written Charter approved by the Board which is available on McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Compensation Committee Charter.”

Pursuant to its Charter, the Committee has the authority to delegate certain of its responsibilities to a subcommittee; however, to date no such delegation has been made. The Committee has the authority to administer McCormick’s equity plans for the CEO and other executive officers. The Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.

All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE’s Listing Standards, and as “non-employee directors” and “outside directors” for the purposes set forth in the Committee’s Charter.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by:

•	developing and implementing corporate governance guidelines;
•	establishing criteria for the selection of nominees for election to the Board, and identifying and recommending qualified individuals to serve as members of the Board;
•	evaluating and making recommendations regarding the size and composition of the Board and its Committees (including making determinations concerning the composition of the Board and its Committees under the applicable requirements of the SEC and the NYSE); and
•	monitoring a process to assess the effectiveness of the Board and its Committees.

The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee and McCormick’s Corporate Governance Guidelines are available on McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Nominating/Corporate Governance Committee Charter.”

All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE Listing Standards.

Committee Membership and Meetings

The table below shows the current members of each of the Committees and the number of meetings held by each Committee in fiscal 2018.

Name	Audit	Compensation	Nominating/ Corporate Governance
Michael A. Conway	•
J. Michael Fitzpatrick	•
Freeman A. Hrabowski, III			Chair
Patricia Little	Chair
Michael D. Mangan(1)		•	•
Maritza G. Montiel(2)	•
Margaret M.V. Preston			•
Gary M. Rodkin			•
Jacques Tapiero		•
W. Anthony Vernon		Chair
Number of Committee Meetings Held in Fiscal 2018	9	9	5
(1)	Lead Director.
(2)	Effective January 22, 2019, Ms. Montiel became a member of the Audit Committee and ceased to be a member of the Compensation Committee.

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Director Attendance at Meetings

During fiscal 2018, there were six regular meetings of the Board. Each incumbent director attended at least 75% of the total number of meetings of the Board and each of the Board Committees on which he or she served.

Each year, the Board of Directors meets on the same day as the Annual Meeting of Stockholders. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are encouraged to attend and typically do so. All Board members attended last year’s Annual Meeting of Stockholders.

Risk Oversight

A summary of the allocation of general risk oversight functions among management, the Board and its Committees is as follows:

BOARD OF DIRECTORS

Continuous oversight of overall risks, with emphasis on strategic risks, as well as reputation and operational risks, along with oversight of the Company’s risk management and risk mitigation processes at both the full Board and Board Committee levels

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Oversees the risk management process, with an emphasis on risk management processes related to financial reporting, internal controls and financial risks	Compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks	Governance structure, Board composition and succession risks

MANAGEMENT

Responsible for the day-to-day management of the risks facing the Company

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Board of Directors

The full Board assesses the Company’s strategic direction and operational risks throughout the year. In addition, management annually provides the Board with an enterprise risk management (“ERM”) review of the strategic risk issues and major trends that may impact business functions and the Company’s overall risk profile, with recommendations for responsive action on ERM issues as needed. These plans and related risks are monitored throughout the year as part of the regular financial and performance reports given to the Board and Board Committees by management.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Audit Committee

The Board has designated the Audit Committee to take the lead in overseeing the risk management process. The Audit Committee makes regular reports to the Board regarding briefings by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management process.

Compensation Committee

The Compensation Committee considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. In performing its responsibilities, the Committee receives regular reports on compensation matters and trends from the Committee’s independent compensation consultant. In 2018, the Compensation Committee evaluated the current risk profile of our executive and broad-based compensation programs, as discussed below in “Performance-Based Compensation and Risk.” Additionally, the Compensation Committee reviewed the Company’s incentive plans (executive and broad-based) to determine if any practices might encourage excessive risk taking on the part of senior executives. The Committee noted features of the Company’s incentive plans (executive and broad-based) that mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, Compensation Committee discretion in payment of incentives in the executive plans, use of various types of long-term incentives, payment caps, significant stock ownership guidelines, and our clawback policy. In light of these analyses, the Compensation Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee oversees risks related to corporate governance and Board composition. The Committee establishes criteria (for approval of the Board) for the selection of nominees for election to the Board, and reviews, evaluates and makes recommendations to the Board about its Committee structure and operations to ensure a commitment to effective governance.

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Other Directorships

Certain individuals nominated for election to the Board of Directors hold, or have held in the past five years, directorships in other public companies:

Name	Current	2018	2017	2016	2015	2014
Michael A. Conway	—	—	—	—	—	—
Freeman A. Hrabowski, III	• T. Rowe Price Group, Inc.	• T. Rowe Price Group, Inc.	• T. Rowe Price Group, Inc.	• T. Rowe Price Group, Inc.	• T. Rowe Price Group, Inc.	• T. Rowe Price Group, Inc.
Lawrence E. Kurzius	• Elanco Animal Health Inc.	• Elanco Animal Health Inc.	—	—	—	—
Patricia Little	—	—	—	—	—	—
Michael D. Mangan	• Nutrisystem, Inc.	• Nutrisystem, Inc.	• Nutrisystem, Inc.	• Nutrisystem, Inc.	• Nutrisystem, Inc.	—
Maritza G. Montiel	• AptarGroup, Inc. • Royal Caribbean Cruises Ltd. • Comcast Corporation	• AptarGroup, Inc. • Royal Caribbean Cruises Ltd. • Comcast Corporation	• AptarGroup, Inc. • Royal Caribbean Cruises Ltd.	• AptarGroup, Inc. • Royal Caribbean Cruises Ltd.	• AptarGroup, Inc. • Royal Caribbean Cruises Ltd.	—
Margaret M.V. Preston	—	—	—	—	—	—
Gary M. Rodkin	• Simon Property Group, Inc.	• Simon Property Group, Inc.	• Simon Property Group, Inc.	• Simon Property Group, Inc. • Avon Products, Inc.	• Simon Property Group, Inc. • Avon Products, Inc. • ConAgra Foods, Inc.	• Avon Products, Inc. • ConAgra Foods, Inc.
Jacques Tapiero	—	—	—	—	—	—
W. Anthony Vernon	• Intersect ENT, Inc. • Novocure Limited	• Intersect ENT, Inc. • Novocure Limited • Axovant Sciences, Inc.	• Intersect ENT, Inc. • Novocure Limited • Axovant Sciences, Inc. • WhiteWave Foods Company	• Intersect ENT, Inc. • Novocure Limited • Medivation, Inc. • WhiteWave Foods Company	• Intersect ENT, Inc. • Novocure Limited • Medivation, Inc. • Kraft Foods Group, Inc.	• Kraft Foods Group, Inc. • Novocure Limited • Medivation, Inc.

Stock Ownership and Service on Other Boards

It is expected that each non-management director will acquire, within five years after his or her election to the Board, a number of shares having a value at least equal to four times the annual retainer paid to such member for service on the Board. The annual retainer was $90,000 during 2018. The annual retainer is paid in quarterly installments with the first quarterly installment upon election to the Board being paid in Common Stock to assist in meeting the Company’s stock ownership expectations (subsequent quarterly payments are paid in cash). Such ownership must thereafter be maintained while serving on the Board.

No director of the Company may serve on the boards of more than four other publicly traded companies while also serving on McCormick’s Board; however, if such director also serves as the Company’s CEO then he/she is further limited to serving on only one other board of a publicly traded company while also serving on McCormick’s Board.

All nominees are currently in compliance with these Board membership requirements, with the exception of Ms. Montiel and Messrs. Conway, Rodkin and Vernon with respect to the stock ownership requirement. Ms. Montiel and Mr. Conway joined the Board in 2015 and have until 2020 to meet the stock ownership requirement, while Messrs. Rodkin and Vernon joined the Board in 2017 and have until 2022.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or during fiscal 2018 was, an officer or an employee of McCormick or any of its subsidiaries, and no Committee member has any interlocking relationship with McCormick which is required to be reported under applicable rules and regulations of the SEC. For a discussion of insider participation in certain transactions, see “Procedure Regarding Transactions with a Related Person” above.

Compensation of Directors*

The following table sets forth the compensation earned by the non-management directors for services rendered during the fiscal year ended November 30, 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Total ($)
Michael A. Conway	90,000	100,019	60,007	250,026
J. Michael Fitzpatrick	90,000	100,019	60,007	250,026
Freeman A. Hrabowski, III	105,000	100,019	60,007	265,026
Patricia Little	108,750	100,019	60,007	268,776
Michael D. Mangan	116,250	100,019	60,007	276,276
Maritza G. Montiel	90,000	100,019	60,007	250,026
Margaret M.V. Preston	90,000	100,019	60,007	250,026
Gary M. Rodkin	90,000	100,019	60,007	250,026
Jacques Tapiero	90,000	100,019	60,007	250,026
W. Anthony Vernon	101,250	100,019	60,007	261,276
Alan D. Wilson(4)	22,500	–	–	22,500
*	Lawrence E. Kurzius, Chairman, President & CEO, is a member of the Board of Directors and was also an executive officer of the Company during fiscal 2018. Mr. Kurzius’ compensation for fiscal 2018 is set forth below under “Compensation of Executive Officers.”
(1)	Amounts shown include fees deferred at the election of the director as follows: Dr. Hrabowski – $105,000; Ms. Little – $108,750; Ms. Preston – $90,000 and Mr. Tapiero – $90,000.
(2)	Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for each director. Awards include grants of RSUs (Stock Awards) and options (Option Awards) under the 2013 Omnibus Incentive Plan. For a discussion of the assumptions used in determining these values, see Note 11 to our 2018 financial statements.
(3)	Amounts shown include RSUs granted in 2018 and deferred at the election of the following director: Dr. Hrabowski.
(4)	As previously disclosed, Mr. Wilson served as a director until his departure from the Board effective March 28, 2018.

Options and RSUs

The following chart sets forth the number of exercisable and unexercisable options (exercisable for Common Stock and Common Stock Non-Voting, as indicated) and unvested RSUs held by each non-management director that served during fiscal 2018, as of November 30, 2018:

	Exercisable Options		Unexercisable Options		Unvested RSUs
Name	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting
Michael A. Conway	13,408	0	2,956	0	962	0
J. Michael Fitzpatrick	23,408	0	2,956	0	962	0
Freeman A. Hrabowski, III	40,908	2,500	2,956	0	962	0
Patricia Little	23,408	0	2,956	0	962	0
Michael D. Mangan	37,158	1,250	2,956	0	962	0
Maritza G. Montiel	13,408	0	2,956	0	962	0
Margaret M.V. Preston	40,908	2,500	2,956	0	962	0
Gary M. Rodkin	3,408	0	2,956	0	962	0
Jacques Tapiero	25,908	0	2,956	0	962	0
W. Anthony Vernon	3,260	0	2,956	0	962	0
Alan D. Wilson	874,737	0	0	0	0	0

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Narrative to the Director Compensation Tables

Directors who are employees of McCormick do not receive any fees for their service as a director. Mr. Kurzius was an employee of the Company during the whole of fiscal 2018.

The cash components of non-management director compensation are: (i) an annual retainer of $90,000, paid in equal quarterly installments (the first quarterly installment upon election to the Board is paid in Common Stock; subsequent quarterly payments are paid in cash), and (ii) for a director who serves as the Lead Director and/or as a Board Committee chair, an additional annual retainer of $15,000 in cash (paid in equal quarterly installments). Based on an assessment of compensation for non-management directors conducted in 2017, changes were approved, effective April 1, 2018, to increase the additional annual retainers for the Audit Committee Chair and the Lead Director to $20,000 and $25,000, respectively.

In addition, non-management directors received an annual option grant in whole shares of common stock approximating the value of $60,000 under the 2013 Omnibus Incentive Plan. The shares subject to these options vest in full on March 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. Non-management directors also received an annual RSU grant in whole shares approximating the value of $100,000. The RSUs vest in full on March 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. All outstanding stock options become fully exercisable and all outstanding RSUs vest in the event of disability or death of the participant, or a change in control of McCormick, while the director is serving on the Board.

Directors are eligible to participate in the McCormick Non-Qualified Retirement Savings Plan. Pursuant to this plan, directors may elect to defer anywhere from 10% to 100% of their cash Board fees. McCormick makes no contributions to the Directors’ Non-Qualified Retirement Savings Plan accounts. For all plan participants, including directors, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives (one of which tracks the performance of McCormick stock) selected by the participant. Plan participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants subject to Section 16 of the Exchange Act). Director participants may elect the deferred amounts plus earnings to be distributed either six months following retirement from the Board or on an interim distribution date. Distributions upon a director’s retirement from the Board are paid in either a lump-sum or in 5 year, 10 year, 15 year or 20 year installments, based on the director’s distribution election. Interim distributions are paid on a lump-sum basis and the distribution date must be at least four years from the date of the deferral election. If a director leaves the Board prior to the interim distribution date, then his or her plan balance will be paid as either a lump sum distribution or as indicated in the retirement distribution election. Participants may make a change to their distribution election subject to the requirements of the plan and Section 409A of the Internal Revenue Code. Amounts deferred under the Non-Qualified Retirement Savings Plan are held in a “rabbi” trust and remain subject to the claims of McCormick’s creditors until they are paid.

Prior to the grant of RSUs, directors may elect to defer receipt of the underlying common stock upon vesting. If the director so elects, the director will not be considered the owner of the underlying common stock and will not receive voting rights or dividends on the stock until the deferral period expires, which is a date specified by the director or six months after the director’s departure from the Board. At the expiration of the deferral period, the director becomes the owner of the underlying common stock.

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PROPOSAL 1	ELECTION OF DIRECTORS

Director Nominees

The persons listed in the following table have been nominated by the Board for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All nominees currently serve as directors. Management has no reason to believe that any of the nominees will be unavailable for election. In the event a nominee is unable to serve on the Board, or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee. Alternatively, the Board may elect to reduce the size of the Board.

The following table shows the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board, and, as of the Record Date, the amount of McCormick stock beneficially owned by each nominee, and the directors and executive officers of McCormick as a group, and the nature of such ownership. Except as shown in the table or footnotes, no nominee or executive officer beneficially owns more than 1% of either class of McCormick common stock.

Required Vote of Stockholders

The affirmative vote of a majority of all votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

The Board of Directors recommends that stockholders vote FOR each of the nominees listed below.

Director Nominees

Amount and Nature
of Beneficial Ownership(1)
Name	Principal Occupation & Business Experience	Common	Common Non-Voting
Michael A. Conway Age 52 Year First Elected 2015	Executive Vice President & President, Canada (2018 to present); President, Licensed Stores, U.S. and Latin America (2016 to 2018); President, Global Channel Development (2013 to 2016); Starbucks Coffee Company	16,947 13,408(2)	0 0(2)
Freeman A. Hrabowski, III Age 68 Year First Elected 1997	President, University of Maryland, Baltimore County (1992 to present)	91,098 55,983(2)	7,693 4,617(2)
Lawrence E. Kurzius Age 60 Year First Elected 2015	Chairman, President & CEO (2017 to present); President & CEO (2016 to 2017); Chief Operating Officer & President (2015 to 2016); President – Global Consumer (2013 to 2016); President – Global Consumer & Chief Administrative Officer (2013 to 2015); President – McCormick International (2008 to 2013); McCormick & Company, Incorporated	379,932 283,302(2) (3.9%)	0 0(2)
Patricia Little Age 58 Year First Elected 2010	Senior Vice President and Chief Financial Officer, The Hershey Company (2015 to present); Executive Vice President and Chief Financial Officer, Kelly Services, Inc. (2008 to 2015)	33,045 23,408(2)	696(3) 0(2)
Michael D. Mangan Age 62 Year First Elected 2007	Retired Executive (2010 to present); President, Worldwide Power Tools and Accessories, The Black & Decker Corporation (2008 to 2010); Senior Vice President, Chief Financial Officer, The Black & Decker Corporation (2000 to 2008)	53,272 37,158(2)	3,367 1,250(2)
Maritza G. Montiel Age 67 Year First Elected 2015	Retired Executive (2014 to present); Deputy Chief Executive Officer & Vice Chairman (2011 to 2014) Managing Partner (2009 to 2011), Deloitte LLP	14,447 13,408(2)	2,500 0(2)
Margaret M.V. Preston Age 61 Year First Elected 2003	Managing Director, Private Wealth Management, TD Bank (2014 to present); Managing Director US Trust, Bank of America Private Wealth Management (2008 to 2014)	78,100 44,181(2)	11,385 3,245(2)
Gary M. Rodkin Age 66 Year First Elected 2017	Retired Executive (2015 to present); President and Chief Executive Officer, ConAgra Foods, Inc. (2005 to 2015)	4,687 3,408(2)	0 0(2)

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Amount and Nature
of Beneficial Ownership(1)
Common
Name	Principal Occupation & Business Experience	Common	Non-Voting
Jacques Tapiero Age 60 Year First Elected 2012	Retired Executive (2014 to present); Director, Esteve – Spain (2016 to present); Senior Advisor, McKinsey & Company LLC (2014 to present); Senior Vice President and President, Emerging Markets (2009 to 2014); President, Intercontinental Region (2004 to 2009); Eli Lilly and Company	34,127 25,908(2)	1,310 0(2)
W. Anthony Vernon Age 63 Year First Elected 2017	Retired Executive (2015 to present); Senior Advisor and Executive Director (2014 to 2015) and Chief Executive Officer (2012 to 2014), Kraft Foods Group, Inc.	4,397 3,260(2)	0 0(2)
Directors and Executive Officers as a Group (17 persons)(4)		1,140,773	44,314
		827,400(2)	9,612(2)
(11.0%)
(1)	Includes (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children, and relatives (if any) who have the same home as the director or executive officer; (ii) shares of Common Stock that are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Kurzius – 6,956, executive officers as a group – 9,102; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Dr. Hrabowski – 11,929; Mr. Kurzius – 14,163, Ms. Preston – 10,532; and Mr. Tapiero – 904.
(2)	Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options and/or the vesting of RSUs and/or shares earned under the LTPP.
(3)	Includes 201 shares held for a family member in a separate household over which Ms. Little exercises voting and investment control.
(4)	Includes 74,129 shares of Common Stock (24,908 shares of which can be acquired within 60 days of the Record Date) and 12,702 shares of Common Stock Non-Voting (500 shares of which can be acquired within 60 days of the Record Date) beneficially owned by J. Michael Fitzpatrick, as well as 8,778 shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan. Mr. Fitzpatrick joined the Board of Directors in 2001. In accordance with the Company’s Corporate Governance Guidelines, he is not being nominated for re-election at the 2019 Annual Meeting of Stockholders. The Company appreciates his contributions and service.

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EXECUTIVE OFFICERS

Named Executive Officers

The following table shows, as of the Record Date, the names, ages and positions of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), the amount of Common Stock and Common Stock Non-Voting beneficially owned by each such executive officer, and the nature of such ownership. Except as shown in the table, no executive officer owns more than 1% of either class of McCormick common stock. Mr. Kurzius is also included in the director nominee table.

Amount and Nature of Beneficial Ownership(1)
Name	Principal Position	Common	Common Non-Voting
Lawrence E. Kurzius Age 60	Chairman, President & CEO	379,932 283,302(2) (3.9%)	0 0(2)
Michael R. Smith Age 54	Executive Vice President & Chief Financial Officer (2016 to present); Senior Vice President, Corporate Finance (2015 to 2016); Senior Vice President, Finance Capital Markets & Chief Financial Officer North America (2014 to 2015); Chief Financial Officer & Vice President Finance EMEA (2012 to 2014); Vice President, Treasury & Investor Relations (2011 to 2012); McCormick & Company, Inc.	71,776 53,958(2)	3,194 0(2)
Brendan M. Foley Age 53	President, Global Consumer and Americas (2017 to present); President, Global Consumer and North America (2016 to 2017); President, North America (2015 to 2016); President, U.S. Consumer Foods Division (2014 to 2015); McCormick & Company; President North American Zone (2013 to 2014); President U.S. Consumer Products (2012 to 2013); President, U.S. Food Service (2008 to 2012); H.J. Heinz Co.	66,020 54,393(2)	124 0(2)
Jeffery D. Schwartz Age 49	Vice President, General Counsel & Secretary (2014 to present); Associate General Counsel & Assistant Secretary (2011 to 2014); Associate Counsel & Assistant Secretary (2009 to 2011); McCormick & Company, Inc.	47,923 42,350(2)	203 0(2)
Malcolm Swift Age 58	President, Global Flavor Solutions and McCormick International (2018 to present); President, Global Industrial and McCormick International (2016 to 2018); President, Global Industrial (2015 to 2016); President – EMEA and Asia Pacific (2014 to present); President – EMEA (2008 to 2014); McCormick & Company, Inc.	119,110 104,300(2) (1.2%)	273 0(2)
(1)	Includes: (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by the executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the executive officer; (ii) shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Kurzius – 6,956 and Mr. Smith – 2,147; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Mr. Kurzius – 14,163 and Mr. Foley – 759.
(2)	Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options and/or the vesting of RSUs and/or shares earned under the LTPP.

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide stockholders with a description of the material elements of McCormick’s compensation program for its executive officers, including the Named Executive Officers, for fiscal 2018 and the policies and objectives which support the program. The compensation details are reflected in the compensation tables and accompanying narratives which follow.

The CD&A is divided into the following sections:

•	Executive Summary
•	Our Executive Compensation Philosophy and Practices
•	Overview of Our Executive Compensation Program for Fiscal 2018
•	How We Determined Executive Compensation for Fiscal 2018
•	Elements of Executive Compensation
•	Performance-Based Compensation and Risk

Executive Summary

In a challenging year for consumer goods companies, fiscal 2018 was another outstanding year in McCormick’s history with exceptional financial and operating performance on both an absolute and relative basis, to the benefit of our stockholders and employees. Our focus on growth, performance, and people is driving strong long-term results which generated double-digit stockholder returns over the past 1-, 5-, 10- and 20-year periods. Importantly, in the last year we significantly exceeded the average return of both the broader market and the food group.

The outcomes under our variable pay programs reflect these achievements and demonstrate the stretch goals set for our Named Executive Officers.

•	Annual incentive awards in respect of fiscal 2018 ranged from 82% to 121% of target; and
•	December 2015 Long-Term Performance Plan awards vested, in aggregate, at 169% of target.

For fiscal 2018, the Compensation Committee approved several changes to our executive compensation program, with the goal of ensuring continued alignment with our compensation philosophy and being in the best interests of our stockholders.

CEO compensation

In April 2018, in recognition of his strong individual performance and the Company’s strong performance under his leadership, and to improve the competitiveness of his total compensation relative to market, the Compensation Committee made adjustments to Mr. Kurzius’ compensation. His annual base salary was increased to $1.25 million, his bonus opportunity was increased to 130% of base salary ($1.625 million), and his long-term incentive plan target was increased to $5.2 million, resulting in target total compensation of $8.075 million for fiscal 2018, an increase of 19.6% from fiscal 2017.

Other Named Executive Officer compensation

Also, in April 2018, the Compensation Committee made adjustments to the compensation levels for the other Named Executive Officers. These adjustments equated to increases in target total compensation ranging from 8.0% to 25.7% for fiscal 2018 relative to fiscal 2017. In approving these adjustments, the Committee took into account individual and Company performance, as well as the general market competitiveness of compensation levels.

Introduction of RSUs

Effective for awards made at the start of fiscal 2018 in December 2017, the Compensation Committee approved a change to deliver the time-vested component of the long-term incentive plan in an equal combination of stock options and RSUs. As in prior years, 50% of the overall target long-term incentive opportunity continues to be delivered under the LTPP, with vesting contingent on our sales growth and relative TSR performance. This reflects the core principles of our compensation program of pay for performance, through the use of the LTPP and stock options, which inherently require stock price appreciation to deliver any value; and retention of key talent through the use of RSUs. The Committee believes this mix is also more in line with typical practices in the market.

Special equity awards

During fiscal 2018, the Compensation Committee and independent members of the full Board collectively approved special equity awards in the form of time-based RSUs for our CEO and other Named Executive Officers. The primary objective of these awards is to retain the exceptional leadership team we have in place, who have collectively been instrumental in the delivery of market-leading performance to

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the benefit of our stockholders, employees and customers. At a time of uncertainty for others in our industry, competition for proven talent is intensifying. We believe these awards balance recognition of the strong performance delivered to date and the critical role our leaders have played, with a desire to retain and focus this group without distraction on continued stockholder value creation and delivering sustainable long-term growth.

Further details on all of these items are provided in the balance of the CD&A.

Our Executive Compensation Philosophy and Practices

The core philosophy of McCormick’s executive compensation program is to pay for performance and retain key talent. McCormick’s compensation program is designed to align McCormick’s executive compensation with our five guiding principles (which are described on the back cover of this proxy statement) and long-term stockholder interests. Our executive compensation program includes elements with 1-, 3- and 10-year time horizons, along with a varied mix of payout factors tied to these elements to ensure that compensation is not focused on any one area above others, mitigating risk and ensuring a well-balanced recognition of both annual and long-term performance. McCormick’s compensation policy is based on the following compensation principles:

•	We must pay competitively – both as to the amount and type of compensation we offer in order to attract and retain our executive talent.
•	A substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of financial and other performance goals over both the short and longer term.
•	The financial performance goals should be drivers of stockholder value over the short and longer term, such as sales growth, and EPS.

The framework of our executive compensation programs includes the governance features and other specific elements discussed below:

Compensation Practice	Pursued at McCormick?	Best Practice
Independent Compensation Committee and Consultant	YES. McCormick’s Compensation Committee is comprised solely of independent directors. The Committee also engages an independent compensation consultant to provide data, insight and advice. The Compensation Committee retained the services of Exequity L.L.P. until March 31, 2018. In May 2018, following a competitive bid process, the Compensation Committee finalized the decision to engage Willis Towers Watson on a forward looking basis. For the relevant period each advisor (i) was retained directly by the Committee; (ii) performed little or no consulting or other services for McCormick; and (iii) was independent with no conflicts of interest with regard to the work performed.
Compensation Risk Assessments	YES. The Compensation Committee’s annual review and approval of McCormick’s compensation strategy includes a review of compensation-related risk management. In this regard, the Compensation Committee annually considers the relationship between the Company’s overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices (i) encourage imprudent risk taking, and/or (ii) would be reasonably likely to have a material adverse effect on the Company. The Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk.
Favorable Risk Assessment for Fiscal 2018	YES. The Compensation Committee’s independent consultant at the time assessed the Company’s compensation policies and practices in fiscal 2018 and concluded that they do not motivate imprudent risk taking. The Compensation Committee reviewed and agreed with this assessment.
Limited Perquisites and No Tax Gross-Ups	YES. The NEO’s receive a limited number of personal benefits and the Company does not provide tax gross-ups for personal benefits, meaning these benefits are fully taxable to the recipient.
Employment Agreements	NO. McCormick’s executive officers do not have employment agreements, except where legally required, and do not have guaranteed levels of compensation.
Pledging, Hedging or Speculative Trading	NO. Executive officers are prohibited from pledging or hedging their Company stock (see discussion above under “Corporate Governance Guidelines”) and are prohibited from engaging in short sales or equivalent transactions in McCormick stock.
Stock Ownership	YES. To further align the long-term interests of our executives and our stockholders, our Board has established stock ownership guidelines applicable to our CEO and executive officers.
Clawback Policy	YES. McCormick’s 2013 Omnibus Incentive Plan (and the prior 2007 Omnibus Incentive Plan) outlines circumstances under which share-based and cash-based awards made under that plan may be forfeited, annulled, and/or reimbursed to McCormick, as described below.
Focus on Performance- Based Compensation	YES. The Compensation Committee endeavors to structure the executive compensation program so that each executive’s compensation is comprised of a majority of elements that are performance-based, including our annual incentive plan, LTPP and long-term equity incentive plan.

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Compensation Practice	Pursued at McCormick?	Best Practice
Pay and Performance Alignment Assessment	YES. Each year the pay of McCormick’s CEO and performance of the Company is compared to CEO pay and performance at our peer companies. The analysis conducted by the independent consultant in fiscal 2018 found that McCormick’s relative performance consistently outranked relative pay. In effect, this indicated a misalignment between pay and performance, with McCormick’s CEO earning relatively less for significantly superior performance.
Cap on Performance-Based Compensation	YES. There is a cap for executive officer incentive payments made under the annual performance-based compensation and long-term incentive programs, and no payment is guaranteed under any incentive plans.

Overview of Our Executive Compensation Program for Fiscal 2018

During fiscal 2018, the primary elements of compensation earned by each of our Named Executive Officers consisted of base salary, an annual incentive cash payment, a long-term performance plan (in the form of cash-based and equity-based incentive awards), a long-term equity incentive plan (in the form of time-vested stock options and restricted stock), a limited number of personal benefits, and retirement benefits earned under our qualified retirement plans, our defined benefit pension plan, now closed and frozen effective December 1, 2018, and supplemental executive retirement plan, which was frozen effective February 1, 2017 (Messrs. Kurzius and Smith were the historic participants in the Company’s supplemental executive retirement plan).

The Compensation Committee annually reviews and approves each element of compensation. If necessary, the Compensation Committee makes adjustments to individual elements of compensation to achieve an overall total targeted compensation that it believes is market competitive and consistent with our compensation philosophy and objectives. In its deliberations, the Committee reviews data prepared by the independent consultant on pay levels and pay mix in relevant peer companies, referred to as our “Market Group” (see details of the constituent companies for fiscal 2018 target pay decisions below, in “How We Determined Executive Compensation for Fiscal 2018”). The Committee also reviews tally sheets for each executive officer, which summarize the elements of compensation noted above, the total estimated payments upon retirement, and the total estimated payments upon involuntary termination from McCormick.

The elements of the Executive Compensation Program described in the table below apply as stated to our US-based executive officers and it is our intent to follow our compensation principles and to provide similar benefits, where available and appropriate, to those executive officers located outside of the US. In 2018, Malcolm Swift remained based in the UK and therefore subject to country-specific differences in benefits.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM FOR FISCAL 2018

	Element	Objective	Key Features
Annual Cash Compensation	Base Salary	Provide a competitive annual fixed level of cash compensation.	• On average, represents about 28% of compensation. • Adjustments are based on individual performance, company performance, role scope, internal equity, and informed by practices in our Market Group.
	Annual Performance- Based Incentive Compensation	Motivate and reward executive contributions in producing annual financial results.	• Annual incentive cash payments are based on a formula that includes adjusted EPS growth and operating income growth, adjusted for working capital charges.
Long-Term Incentive Plan	Long-Term Performance Plan	Retain executives and align their compensation with the Company’s key financial goals to drive stockholder value over time.

•  Awards represent 50% of the overall long-term incentive mix.

•  Awards based on the achievement of cumulative growth in net sales and relative TSR over the three-year performance period.

•  Annual grants of three-year overlapping cycles.

•  Earned awards to be delivered in cash and/or stock.

	Long-Term Equity Incentive Plan	Retain executive officers and align their interests with our stockholders.

•  Awards represent 50% of the overall long-term incentive mix.

•  Awards made in the form of stock options and RSUs.

•  Awards generally vest at a rate of one-third per year or, if earlier, upon the retirement eligibility date of the holder.

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	Element	Objective	Key Features
Retirement Benefits	Pension Plan (Defined Benefit) and 401(k) Retirement Plan (Defined Contribution)	Provide retirement income for employees.

•  Tax qualified defined benefit pension plan (now closed and frozen on December 1, 2018) in which many of our US employees, including some Named Executive Officers, are eligible to participate. Plan formula is based on age, years of service, and cash compensation.

•  The Company provides a match in the defined contribution 401(k) plan of up to 4% of eligible compensation, which increased to 5% effective December 1, 2018.

	Supplemental Executive Retirement Plan (Defined Benefit) (“SERP”)	Provide retirement income for eligible executives to replace a reasonable percentage of their annual pre-retirement income.

•  The plan was frozen on February 1, 2017.

•  For eligible executives who are age 50 and over, includes annual compensation over IRS limit and incentive bonus in the benefit calculation.

•  For certain executive officers, including eligible Named Executive Officers, includes one additional month of service credit for each month of service in the Plan between ages 55 and 60 up to a five year maximum.

•  For participants, including Named Executive Officers, who were eligible for the SERP, the Company will make an annual contribution in FY17 through FY20 to their Non-Qualified Retirement Savings Plan based on their age, service and eligible compensation in excess of the IRS limit.

	Non-Qualified Retirement Savings Plan (formerly the Deferred Compensation Plan)	Provide retirement savings vehicles to executives in a tax-efficient manner.

•  Effective February 1, 2017, the plan was implemented in connection with the SERP freeze.

•  Participants, including Named Executive Officers, may elect to defer up to 80% of salary and annual bonus into a non-qualified deferred compensation plan.

•  Employees, including the Named Executive Officers, that have compensation in excess of the IRS limit, receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS limit. For FY18, the Company made a matching contribution of 4% of eligible compensation, with respect to deferred compensation that exceeded the IRS limit.

	McCormick (UK) Limited Pension & Life Assurance Plan (Defined Benefit)	Provide retirement income for employees based in the U.K.

•  Defined benefit, contributory pension plan.

•  Plan formula is based on final pensionable salary and length of service in the plan.

•  Plan closed to new employees in 2003 and frozen on December 31, 2016.

Personal Benefits	Automobile & Executive Benefit Allowances	Support executive with transportation, financial planning and wellness benefits.	• Combination of fixed monthly cash amounts and financial counseling services, all of which are fully taxable to the executive.
	Company Airplane	Available primarily for business use by executive officers to provide for security, confidentiality, and efficiency of travel time.	• The value of any personal use of the Company airplane (such as spouse travel) is imputed as income to the executive. • The executive is fully responsible for all taxes on such imputed amount.

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How We Determined Executive Compensation for Fiscal 2018

The Compensation Committee of the Board of Directors administers the compensation program for McCormick’s executive officers, including the Named Executive Officers. The Committee applies the executive compensation principles listed above when approving pay for each individual officer. In determining the compensation of the Company’s executive officers, the Committee is assisted by an independent compensation consultant retained directly by the Committee.

The Compensation Committee considered the following information in its evaluation of the compensation program for fiscal 2018:

•	A total compensation review against an agreed group of companies deemed relevant for talent by the Committee (“Market Group”) provided by the independent compensation consultant;
•	A review of current and historic financial information, such as EPS, sales growth and TSR, of an agreed group of companies deemed relevant for performance and investment comparisons (“Peer Group”); and
•	Recommendations by Mr. Kurzius with respect to the compensation of each Named Executive Officer, other than himself, as discussed more fully below.

The Compensation Committee also considered the results of the advisory votes by stockholders on the “say-on-pay” proposal presented to stockholders at the March 28, 2018 Annual Meeting. As reported in the Company’s Form 8-K, filed with the SEC on April 3, 2018, stockholders expressed significant support for the compensation program offered to the Company’s Named Executive Officers with over 98% of votes cast in favor. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. For fiscal 2018, the Company’s executive compensation program continued to focus on pay for performance, alignment of executive interests with those of McCormick’s stockholders, and achieving balance between offering annual and long-term incentives without creating improper risks. The Committee will continue to consider the results of stockholders’ advisory votes on executive compensation when making decisions about our executive compensation program.

Each year, in the process of considering compensation adjustments, the Compensation Committee compares the target total compensation being offered to McCormick’s executive officers, including its Named Executive Officers, to the compensation being paid to individuals in similar positions at the companies listed below (our Market Group companies). Annually, the Committee, with assistance from the independent compensation consultant, reviews the constituent companies to determine whether modifications are necessary to address the elimination of companies due to merger/acquisition activity, changes in business relevance, and other pertinent factors. The Committee also attempts to maintain the Market Group size to include enough new companies from similar or adjacent industries so as to accommodate normal attrition and to reflect a range of revenue and market capitalization that is appropriate to that of McCormick.

For fiscal 2018, the Market Group comprised the following companies for U.S. based executive officers:

Fiscal 2017 and 2018 Companies	Hanesbrands Inc.	New for Fiscal 2018
Avery Dennison Corporation	The Hershey Company	ConAgra Brands, Inc.
Brown-Forman Corporation	Hormel Foods Corporation	Dean Foods Company
Brunswick Corporation	Ingredion Incorporated
Campbell Soup Company	The J. M. Smucker Company	Removals versus Fiscal 2017
Church & Dwight Co., Inc.	Kellogg Company	Mead Johnson Nutrition Company
The Clorox Company	Mattel, Inc.	Newell Rubbermaid, Inc.
Coach, Inc.	Molson Coors LLC	WhiteWave Foods Company
Constellation Brands Inc.	Mohawk Industries
Dr. Pepper Snapple Group, Inc.	Packaging Corporation of America
Flowers Foods, Inc.	PVH Corp.
Fresh Del Monte Produce Inc.	Sonoco Products Company
The Hain Celestial Group Inc.	Tupperware Brands Corporation

We believe these companies provide an appropriate comparison against which to measure the adequacy and suitability of our target compensation for executive officers because they are a potential source of executive talent for us, their executive positions are similar in scope, authority and impact to the positions occupied by our executives, and/or they broadly operate within the same or similar industry groups as McCormick.

Overall, fiscal 2018 target total direct compensation and pay mix, as well as the underlying elements of compensation, for all McCormick executives was aligned with market median.

For fiscal 2018, the Peer Group comprised the following companies for U.S. based executive officers:

Fiscal 2017 and 2018 Companies	The J. M. Smucker Company	New for Fiscal 2018
Campbell Soup Company	Kellogg Company	Pinnacle Foods
ConAgra Brands, Inc.	Kraft Heinz Company
Dean Foods Company	Lamb Weston Holdings, Inc.	Removals versus Fiscal 2017
Flowers Foods, Inc.	Mondelêz International, Inc.	Lancaster Colony Corporation
General Mills, Inc.	Post Foods, LLC	Mead Johnson Nutrition Company
The Hain Celestial Group Inc.	Treehouse Foods
The Hershey Company	Tyson Foods, Inc.
Hormel Foods Corporation

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Elements of Executive Compensation

1.	Annual Cash Compensation and Long-Term Incentives

Base Salaries

Adjustments to base salaries are considered annually, but there is no guarantee that base salary will increase in any given year. In light of McCormick’s continued superior growth, achievement of key strategic initiatives, and the fact that a number of key executive positions have historically trailed competitive market pay levels, the Committee elected to make adjustments to base salaries for certain senior executive officers, including the CEO, for 2018.

The determination of our Named Executive Officer’s compensation considers such factors as our compensation philosophy, individual performance, company, performance, retention, succession planning, scope of role, experience, and the positioning of McCormick’s executive total compensation levels relative to market.

In respect of the CEO’s strong individual performance, continued Company performance, and to improve the competitiveness of his total compensation relative to market, the Compensation Committee approved an adjustment to Mr. Kurzius’ base salary to $1.25 million. Similar adjustments were made for the other Named Executive Officers.

The following base salaries were approved with effect from April 1, 2018:

Name	Base Salary
Lawrence E. Kurzius	$1,250,000
Michael R. Smith	$570,000
Brendan M. Foley	$700,000
Jeffery D. Schwartz	$470,000
Malcolm Swift	£410,000

In aggregate, following the increases approved with effect from April 1, 2018, base salaries for all executive officers as a group were aligned with the 50th percentile of the Market Group.

Annual Performance-Based Incentive Compensation

In accordance with McCormick’s 2013 Omnibus Incentive Plan, the annual incentive program for executive officers, in which our Named Executive Officers participate, consists of an annual incentive pool that shall not exceed 2.5% of McCormick’s net income for the year. At the beginning of the year, the Compensation Committee establishes the maximum percentage of the pool that each will be eligible to earn, and the sum of these percentages cannot exceed 100% of the pool.

Target annual incentive award values are established annually for the CEO and other Named Executive Officers, and considered as part of the Compensation Committee’s annual review of total target compensation. Given the strong individual and superior Company performance, and a desire to improve the competitiveness of total compensation, the Compensation Committee approved small adjustments to the CEO’s and Named Executive Officers’ target opportunities for fiscal 2018:

Name	Target Annual Incentive Opportunity (% of Salary)
Lawrence E. Kurzius	130%
Michael R. Smith	85%
Brendan M. Foley	100%
Jeffery D. Schwartz	70%
Malcolm Swift	100%

As in prior years, for fiscal 2018 the performance metrics approved reflect the role and responsibilities of the executive officer. Given the acquisition of Reckitt Benckiser’s Food Division (“RB Foods”) in 2017, all Named Executive Officers had a portion of their annual incentive award contingent on the sales growth delivered in the RB Foods business.

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Named Executive Officer Population	Named Executive Officers	Fiscal 2018 Performance Factors and Weightings
Not directly responsible for a business unit	Lawrence E. Kurzius Michael R. Smith Jeffery D. Schwartz	70% Adjusted EPS* 24% Global McCormick Profit 6% Global RB Foods Net Sales
Directly responsible for a business unit	Brendan M. Foley	50% Adjusted EPS 25% Americas McCormick Profit 15% Global Consumer McCormick Profit 10% Americas RB Foods Net Sales
	Malcolm Swift	50% Adjusted EPS 25% International McCormick Profit 15% Global Flavor Solutions McCormick Profit 10% International RB Foods Net Sales

*	The Compensation Committee agreed with McCormick’s definition of “Adjusted EPS” for fiscal 2018, that is EPS for the respective year, adjusted to exclude the impact of special charges, total transaction and integration expenses related to the acquisition of RB Foods, and the non-recurring benefit of the U.S. Tax Act (as defined in our Form 10-K for the 2018 fiscal year).

Performance goals for our annual incentive program were approved by the Compensation Committee based on its analysis of the performance observed in and expected of companies in our Peer Group, because they are the companies against which we assess our financial results, with whom we compete for equity investors and whom we want to outperform. The Committee additionally takes account of McCormick’s own growth, prior year performance, commitments to the market and strategic priorities.

In evaluating the difficulty of achieving the McCormick Profit targets established by the CEO (McCormick Profit is operating profit adjusted by a charge for working capital), the Committee considers both the historic performance of the business units and the overall McCormick Profit targets established by the CEO for the upcoming fiscal year. In 2018, McCormick’s senior executive employees, including the Named Executive Officers, were also measured on net sales goals relating to the acquisition of RB Foods. These goals were developed to reinforce focus on successfully integrating and growing the acquired business. In evaluating the difficulty of achieving the RB Foods net sales goals, the Committee considered the historic performance of the acquired business and the overall McCormick net sales targets established for the upcoming year.

This evaluation is conducted with a view to driving stockholder value, paying our Named Executive Officers competitively, and rewarding superior financial performance. The measure of the difficulty of achieving business unit McCormick Profit targets is illustrated by the fact that the business units led by Messrs. Foley and Swift have not uniformly achieved their McCormick Profit targets from year-to-year and also vary when compared to each other.

The following table summarizes the fiscal 2018 adjusted EPS goals approved by the Compensation Committee. The Committee concluded that the threshold performance requirement is delivering EPS consistent with the prior fiscal year, as adjusted for the effects of the lower U.S. federal income tax rate. The Committee concluded it was appropriate to reward Adjusted EPS performance between the fiscal 2017 achievement, as adjusted for the effects of the lower U.S. federal income tax rate, and growth of 11.2% in recognition of the difficulty of achieving an Adjusted EPS goal which places McCormick among the highest performers in its Peer Group.

	Adjusted EPS Metric	Payout
Threshold	Prior Year Level	30%
Target	8.1% Growth	100%
Maximum	11.2% Growth	200%
Payout level	8.6%	114%

The other performance goals, while quantifiable, are confidential commercial or financial information, the disclosure of which would cause competitive harm to the Company. The Committee considered the ability to meet or exceed these goals to be at least as difficult as the Adjusted EPS requirements.

The Compensation Committee determined the actual fiscal 2018 annual incentive for each Named Executive Officer using the factors set forth in the following table: (i) the performance metric and respective weight allocated to each metric, as applicable; and (ii) the target annual incentive potential, as a percentage of base salary.

Name	Performance Metric	Target Annual Incentive as a % of Base Salary	Payout Factor %	Actual Annual Incentive as a % of Base Salary*
		A	B	C
Lawrence E. Kurzius	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global RB Foods Net Sales	130%	104%	135%
Michael R. Smith	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global RB Foods Net Sales	85%	104%	88%
Brendan M. Foley	50% - Adjusted EPS Growth 25% - Americas McCormick Profit 15% - Global Consumer McCormick Profit 10% - Americas RB Foods Net Sales	100%	82%	82%

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Name	Performance Metric	Target Annual Incentive as a % of Base Salary	Payout Factor %	Actual Annual Incentive as a % of Base Salary*
Jeffery D. Schwartz	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global RB Foods Net Sales	70%	104%	73%
Malcolm Swift	50% - Adjusted EPS Growth 25% - International McCormick Profit 15% - Global Flavor Solutions McCormick Profit 10% - International RB Foods Net Sales	100%	121%	121%

*	The fiscal 2018 annual incentive as a percentage of base salary for each Named Executive Officer is determined by multiplying column “A” times column “B” to produce the result in column “C.” The resulting annual incentive amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. For fiscal 2017, the actual annual incentive as a percentage of base salary (Column C) for each Named Executive Officer was 204% (Mr. Kurzius), 114% (Mr. Smith), 106% (Mr. Foley), 98% (Mr. Schwartz) and 150% (Mr. Swift).

Long-Term Incentive Plan

The intent of the LTIP is to align the interests of our executives with those of our stockholders and to drive increasing stockholder value over time. The two components of the LTIP are the LTPP and the Long-Term Equity Incentive Program:

Long-Term Performance Plan (LTPP)

A limited number of executives, including the Named Executive Officers, who are in positions to significantly impact the achievement of key corporate objectives and who provide the long-term strategic leadership necessary to accomplish those objectives, participate in the Company’s three-year LTPP. The program provides for payments contingent on the achievement of three-year performance goals, which under all currently open three-year cycles relate to (1) cumulative sales growth, and (2) McCormick’s TSR relative to the TSR generated by our Peer Group companies. Consistent with prior years, the Committee determined that the portion of the award measuring cumulative sales growth would be paid in the form of stock, but only if the established performance criteria are met. The Committee believes that this metric aligns the interests of McCormick’s executives with the interests of stockholders. The other portion, measuring relative TSR, is paid in cash, again only to the extent the established performance criteria are met.

Cumulative sales growth is considered an appropriate metric given it is central to our growth strategy. Relative TSR growth is considered an appropriate metric because it is a clear and objective measurement of return for our stockholders, and its inclusion as a performance indicator ensures that the interests of plan participants remain aligned with those of our investors. Separate performance goals for cumulative sales growth and TSR were established for each cycle.

We establish our cumulative sales growth and TSR goals to instill in our executive officers an incentive to generate financial growth for McCormick that is competitive with growth rates exhibited by the highest performing companies among our Peer Group. This program plays an important role in aligning the compensation of executives with key financial accomplishments, which the Compensation Committee believes drive stockholder value over the long-term and are therefore important indicators of the performance of our top executives. The three-year performance timeframe and metrics for this plan complement the annual earnings and profit performance focus provided by the annual incentive program and the longer-term focus provided by stock options.

Throughout fiscal 2018, there were three active award cycles in this program, one of which ended on November 30, 2018. They are:

•	December 1, 2015 – November 30, 2018 (fiscal 2016-2018) – just completed
•	December 1, 2016 – November 30, 2019 (fiscal 2017-2019) –active cycle
•	December 1, 2017 – November 30, 2020 (fiscal 2018-2020) –active cycle

The Compensation Committee approved the cash payment to participants at 200% of target because of compounded three-year TSR percentile growth of 84.9% resulting in a three-year relative TSR position at the 100th percentile and share payment to participants at 138% of target because of a compounded three-year sales growth of 14.3%. In aggregate, this translated to a payout of 169% of target.

	FY2016–2018 Performance Period
	Sales Growth	Relative TSR
Threshold	6.0%	30th Percentile
Maximum	18.0%	80th Percentile and above
Actual Performance (FY2016–2018)	14.3%	100th Percentile

The cash payment made to Named Executive Officers for the performance cycle ending November 30, 2018, is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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The performance goals for the other active cycles are as follows:

	FY2017–2019 Performance Period
	Sales Growth	Relative TSR
Threshold	6.0%	30th Percentile
Maximum	18.0%	80th Percentile and above

	FY2018–2020 Performance Period
	Sales Growth	Relative TSR
Threshold	6.0%	25th Percentile
Maximum	18.0%	75th Percentile and above

If earned, the cash and stock awards under the remaining active cycles will be paid no later than end of February 2020 and February 2021, respectively. As required by SEC rules, the portion of the fiscal 2017-2019 cycle and the fiscal 2018-2020 cycles that may be paid in shares, if earned, is reflected in the Stock Awards column of the Summary Compensation Table for years 2017 and 2018, respectively, even though it would not be paid until the end of the cycle.

To set stretch goals for the LTPP program, the Committee looks externally to peer company goals and achievement levels, as well as internally at McCormick’s past performance. The measure of the historical difficulty of achieving the performance goals under this plan is illustrated by the fact that there has not been uniform achievement of the goals from year-to-year and, as shown in the following table, the achievement percentages on the two metrics also vary when compared to each other:

	Earned Achievement Percent
	Sales	Relative
Performance Cycle	Growth	TSR
FY14-16	101%	143%
FY15-17	159%	196%
FY16-18	138%	200%

Long-Term Equity Incentive Program

Long-term awards are granted at the meeting of the Board of Directors that is held on the same day as our Annual Stockholders’ Meeting. In fiscal 2018, the Compensation Committee determined that the long-term awards for executive officers, including the Named Executive Officers, should be granted as an equally weighted mix of stock options and RSUs. The Compensation Committee decided to grant awards in a combination of the two vehicles, to balance the alignment of our interests between our executive officers and stockholders in long-term sustainable value creation, with retention. The Committee also observed that the use of RSUs was more typically observed in the Market Group.

We determined the number of stock options and RSUs to grant by dividing the award cash value by the grant date fair value. The resulting number of shares was rounded up to the nearest whole number.

The exercise price of stock options is equal to the closing price of McCormick common stock on the date of grant. This methodology is evaluated annually.

The target value of long-term incentive awards is determined annually. In approving long-term incentive award values the Committee considers compensation data and positioning for comparable roles against our Market Group along with individual and company performance.

Special Equity Awards

During fiscal 2018, the Compensation Committee and independent members of the full Board collectively approved special equity awards in the form of time-based RSUs for our CEO and other Named Executive Officers. As previously noted, the primary objective of these awards is to retain the exceptional leadership team we have in place, who have collectively been instrumental in the delivery of market-leading performance to the benefit of our stockholders, employees, and customers. At a time of uncertainty for others in our industry, competition for proven talent is intensifying. We believe these awards balance recognition of the strong performance delivered to date and the critical role our leaders have played, with a desire to retain and focus this group without distraction on continued stockholder value creation and delivering sustainable long-term growth.

A one-time RSU award was approved for Mr. Kurzius with a grant date fair value of approximately $6,000,000. The award will vest over a period of three years, with one-third vesting on the first, second, and third anniversaries of the grant date. The Committee believes that this award recognizes strong performance, provides a compelling incentive for Mr. Kurzius to continue his leadership of McCormick, and will reward his continued focus on McCormick’s long-term growth strategy.

In respect of the other Named Executive Officers:

•	A one-time RSU award was approved for Mr. Foley with a grant date fair value of $2,861,700. The award will vest over a period of five years, with 2,500 of the 30,000 RSUs vesting on the first and second anniversaries, 5,000 vesting on the third anniversary, and 10,000 vesting on the fourth and fifth anniversary.
•	One-time RSU awards were approved for Messrs. Smith and Schwartz, with a grant date fair value of $3,000,000 and $1,000,000 respectively. The awards will vest over a period of three years, with one-third vesting on the first, second, and third anniversaries of the grant date.

These awards were approved in recognition of performance and to provide an additional retention incentive. The independent members of the Board believe that their continued leadership is also essential to the successful execution of McCormick’s long-term growth strategy.

The Committee believes that the best reflection of the value that our CEO and other Named Executive Officers bring to the Company is the return provided to our stockholders relative to the returns of other companies within our industry. It is therefore important to look beyond the annual executive compensation program at this time in order to position the Company, our stockholders and employees for continued future success.

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Role of the Independent Compensation Consultant & Recommendations by the CEO

Independent Consultant

Pursuant to its Charter, the Compensation Committee has the sole authority to retain and terminate the services of any outside compensation advisers to the Committee. In fiscal 2017, and prior to May 2018, the Compensation Committee retained Exequity L.L.P. Effective May 2018, following a competitive bid process, the Committee decided to retain Willis Towers Watson on a forward-looking basis. The independent compensation consultant is retained to provide advice to the Committee on general program design and best practices, as well as to assist the Committee in assessing McCormick’s programs and the levels of compensation for our executive officers and directors, relative to the Market Group identified above. The independent compensation consultant reports directly to the Committee. The Compensation Committee assessed the work performed by both Exequity L.L.P. and Willis Towers Watson and determined that both were independent, and that the work and advice provided did not raise any conflict of interest. While Exequity L.L.P. performed the general competitive review for pay decisions effective in fiscal 2018, as requested by the Committee, they did not determine the amount or form of compensation with respect to McCormick’s executive officers.

CEO Recommendations

The compensation of every McCormick employee, including each Named Executive Officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. For fiscal 2018, Mr. Kurzius provided recommendations to the Compensation Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any adjustments to the value of long-term awards for each Named Executive Officer (other than himself). These recommendations were based on the Market Group data reviewed by the Committee and Mr. Kurzius’ assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of McCormick’s financial goals and strategic objectives during the prior year. While the Compensation Committee took Mr. Kurzius’ recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

The Company’s CEO does not make any recommendations as to his own compensation and such decisions are made solely by the Compensation Committee. The Compensation Committee determined Mr. Kurzius’ compensation, including base salary, performance targets and the value of the annual and long-term awards privately in executive session.

Aside from the Company’s CEO, no executive officer of McCormick determined or provided the Committee with recommendations regarding the amount or form of executive or director compensation to the Committee during fiscal 2018.

Share Ownership Guidelines for Executive Officers

We believe our executive officers should be invested in the success of the organization they lead, and thus the Compensation Committee adopted share ownership guidelines in 2004. Each year, most recently in September 2018, the Committee reviews our share ownership guidelines as compared to those of the Market Group companies. Based upon its most recent review, the Committee concluded that the guideline for the Company’s CEO should be increased from 5.0x to 6.0x making the share ownership guidelines be as follows:

Multiple of Base Pay
CEO	6.0x
Executive Vice President and executive officers serving as Presidents of major business units	3.0x
All Other Executive Officers	2.0x

Shares owned by an executive officer include common stock allocated to the officer’s 401(k) plan account as well as other shares which are beneficially owned, directly or indirectly, by the officer, but do not include shares available under vested but unexercised options.

All executive officers have five years from their appointment as an executive officer to meet these guidelines, and their stock ownership is reviewed annually by the Compensation Committee. Based on the closing price of the common stock on the Record Date, all of our Named Executive Officers satisfy the guidelines except for Messrs. Schwartz and Foley, who were appointed as executive officers in 2014 and 2015, respectively, and have until 2019 and 2020, respectively, to meet the requirements.

2.	Retirement and Other Benefits

Retirement Benefits

We have provided a tax-qualified defined benefit pension plan in which many of our U.S. employees have been eligible to participate. For employees hired prior to December 1, 2000, base salary only is included in the calculation of the pension benefit, while base salary and the annual incentive are included in the calculation of the pension benefit for employees hired on or after December 1, 2000. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continued to accrue benefits under the pension plan in accordance with its existing terms, before and after January 1, 2012.

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On January 3, 2017, a decision was made to freeze the pension plan effective December 1, 2018, at which point additional benefits ceased to accrue. We have also provided a supplemental executive retirement plan, or SERP, for a limited number of senior management employees who are age 50 and older, including Messrs. Kurzius and Smith. Providing a supplemental retirement benefit has been consistent with comparable organizations and provided a significant retention benefit. The senior executive program contained in McCormick’s SERP provides the participating Named Executive Officers with a credit of one additional month of service for each month of service in the SERP between ages 55 and 60. For the eligible Named Executive Officers hired before December 1, 2000, the SERP also includes a significant portion of the executives’ incentive payments in the calculation of the SERP pension benefit in recognition of the fact that a substantial portion of the total compensation for these executives is performance-based compensation, consistent with our compensation policy, and the incentive bonuses for these executives are not included in calculating their benefit under the tax-qualified pension plan. For the eligible Named Executive Officers hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit by a factor based upon the Named Executive Officer’s wage grade at the date of retirement. The long-term cash and equity based incentive awards described above are not included in the calculation of the SERP benefit. The Compensation Committee had closed the senior executive SERP program to new entrants; however, as is the case with the pension plan, executives who were participating in the senior executive SERP program continued to accrue benefits under the plan in accordance with its existing terms.

On January 3, 2017, a decision was made to also freeze the SERP plan effective February 1, 2017, at which point additional benefits ceased to accrue for participants in the SERP. In connection with the freezing of the SERP and the pension plan, the Company approved (i) the McCormick Non-Qualified Retirement Savings Plan, effective February 1, 2017, and (ii) enhancements to the company’s 401(k) plan, effective December 1, 2018, to provide additional retirement benefits for all U.S. employees, including the Named Executive Officers.

Malcolm Swift participated in the McCormick (UK) Limited Pension & Life Assurance Plan (“UK Pension Plan”), which is a defined benefit, contributory plan, until he elected to withdraw from it in April 2016. The UK Pension Plan was closed in 2003 and frozen on December 31, 2016. Mr. Swift’s inclusion in the UK Pension Plan as an Executive of McCormick UK was requested by the Company and approved by the Trustees of the UK Pension Plan. The UK Pension Plan provides benefits based on the participant’s years of service and the final pensionable salary. As defined in the UK Pension Plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the UK Pension Plan. Mr. Swift will retain benefits accrued up to the date of his withdrawal in accordance with the UK Pension Plan’s terms.

Personal Benefits

The Named Executive Officers received a limited number of personal benefits, including a fixed car allowance and fixed executive benefit allowance for expenses associated with financial planning and wellness. These benefits make up a small portion of the total compensation of our Named Executive Officers and we believe the retention value of these benefits exceeds the cost of such benefits to McCormick. The Company does not provide tax gross-ups for personal benefits, such that these benefits are fully taxable to the recipient.

Company Airplane

McCormick maintains a Company airplane. It is preferred that the CEO and other executives, including the Named Executive Officers, use McCormick’s airplane whenever air travel is required for business purposes. This provides for a more efficient use of their time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed, and enhances personal security. Spouses, family and other guests generally may accompany the executive on the airplane when the executive is traveling. If the travel by the executive, spouse, family, or guest does not meet the United States Internal Revenue Service standard for business use, the cost of that travel is imputed as income to the executive and the executive is fully responsible for any associated tax liability. To the extent any travel on the airplane results in imputed income to the Named Executive Officer, the Company does not provide gross-up payments to cover the Named Executive Officer’s personal income tax obligation due to such imputed income. The Company does not incur any incremental out-of-pocket costs when additional passengers accompany an executive on the Company airplane.

Severance Benefits

The Company’s executive officers participate in McCormick’s Severance Plan for Executives (the “Severance Plan”). The Severance Plan provides for severance and other benefits to eligible employees if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan. An eligible employee who experiences such a termination and executes (and does not revoke) a general release of claims against the Company will receive the payments and benefits described below under “Potential Payments Upon Termination or Change in Control.” The Change in Control features of the Severance Plan are needed to allay the uncertainty that executives can experience while the possibility of a Change in Control exists, thereby allowing them to both operate in the best interests of the Company and stockholders, as well as to remain at the Company through the desired retention period. The Board believes that the Severance Plan allows the Company’s executives to continue effectively executing their management responsibilities without being influenced by the uncertainty of their personal situations. In the event of an involuntary termination outside of a Change in Control situation, we consider these benefits important to attract executive talent to the Company. In addition, they help create a stable work environment in which the executives are provided certain economic benefits in the event their employment is terminated. A general release from claims is required to obtain these benefits, making this a mutually beneficial arrangement.

For additional information on the above benefits, see the “All Other Compensation” column and related footnotes to the Summary Compensation Table.

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Performance-Based Compensation and Risk

The Compensation Committee considers risk as well as motivation when establishing performance criteria. During fiscal 2018, the Compensation Committee engaged in a process of reviewing all of the Company’s incentive compensation plans to determine whether the Company’s compensation policies and practices foster risk taking above the level of risk associated with the Company’s business model. In the course of its examination, the Committee evaluated:

•	The balance of performance and the quality and sustainability of performance;
•	The mix between annual and long-term incentives;
•	The relationship between performance criteria for annual and long-term incentive awards;
•	Competitive practices;
•	Share retention requirements; and
•	Clawback provisions.

On the basis of this review, the Compensation Committee determined that the Company’s incentive compensation plans are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Provisions

McCormick’s 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”), which was approved by stockholders at the April 3, 2013 Annual Meeting, and the prior 2007 Omnibus Incentive Plan, which was replaced by the 2013 Plan, outlines circumstances under which share-based and cash-based awards made under that plan may be forfeited, annulled, and/or reimbursed to McCormick. Such circumstances include: a forfeiture of the gain realized by a participating employee on account of actions taken by the employee in violation of the award agreements issued under the 2013 Plan, and/or a finding by the Compensation Committee that a participating employee has been terminated for cause (“cause” means, as determined by the Compensation Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or plea of nolo contender to, a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of those agreements between the participant and McCormick or an affiliate, as specified in the 2013 Plan).

Furthermore, if McCormick is required to prepare an accounting restatement due to the material noncompliance of McCormick, as a result of misconduct, with any financial reporting requirement under the securities laws, then (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and (ii) any participant who (a) knowingly engaged in the misconduct, (b) was grossly negligent in engaging in the misconduct, (c) knowingly failed to prevent the misconduct, or (d) was grossly negligent in failing to prevent the misconduct, is required to reimburse McCormick the amount of any payment in settlement of an award earned or accrued under the 2013 Plan during the twelve month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.

In addition, any award granted pursuant to the 2013 Plan shall be subject to mandatory repayment by the participant to McCormick to the extent the participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or stock exchange listing standard, or (b) any law, rule, regulation or stock exchange listing standard that imposes mandatory recoupment under the circumstances set forth in such law, rule, regulation or listing standard.

Performance-Based Compensation – Section 162(m)

The Compensation Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the Named Executive Officers in the U.S., under Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), compensation paid to certain executive officers in excess of $1,000,000 generally is not deductible. However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualify as “performance-based compensation.” With respect to awards made before the 2017 tax reform legislation, the Committee endeavored to structure the executive compensation program so that each executive’s compensation will generally be fully deductible. However, the Committee retained the right to approve compensation that was not fully deductible under Section 162(m). The compensation paid pursuant to our cash-based annual and long-term incentive programs was intended to qualify as “performance-based compensation” for purposes of Section 162(m) for all years in which the “performance-based compensation” exception was in effect. Base salaries did not qualify as “performance-based compensation” pursuant to the requirements of Section 162(m).

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. The Committee will continue to monitor these awards and endeavor to ensure that they are deductible if and when paid.

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Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the foregoing Compensation Discussion and Analysis with management and, based on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and in this proxy statement.

Submitted by:	Compensation Committee
W. Anthony Vernon, Chair
Michael D. Mangan
Maritza G. Montiel
Jacques Tapiero

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned during the applicable fiscal year by individuals serving as our CEO and CFO during fiscal 2018, and each of the other three most highly compensated executive officers of McCormick who were executive officers as of the end of fiscal 2017.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
			Stock		Option	Incentive Plan	Compensation	All Other
		Salary	Awards		Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)		($)(3)	($)(1)(4)	($)(5)	($)(6)	($)
Lawrence E. Kurzius Chairman, President & Chief Executive Officer	2018	1,163,462	8,600,172	(7)	1,300,012	3,446,013	—	326,767	14,836,426
	2017	965,385	1,206,000		2,250,012	2,771,125	1,605,153	250,624	9,048,299
	2016	861,374	875,000		1,750,000	1,853,630	1,114,029	64,311	6,518,344
Michael R. Smith Executive Vice President and Chief Financial Officer	2018	552,692	3,500,128	(8)	250,015	680,673	—	178,269	5,161,777
	2017	513,077	782,500		375,005	715,280	430,613	146,841	2,963,316
	2016	394,943	87,500		175,000	511,098	394,263	160,300	1,723,104
Brendan M. Foley President, Global Consumer and Americas	2018	675,769	3,561,738	(9)	350,013	1,074,840	—	142,029	5,804,389
	2017	595,384	300,000		600,008	916,357	—	127,926	2,539,675
	2016	519,809	250,000		500,010	555,705	—	102,170	1,927,694
Jeffery D. Schwartz Vice President, General Counsel & Secretary	2018	456,154	1,350,240	(10)	175,006	693,377	—	91,765	2,766,533
	2017	419,616	175,000		350,016	567,249	45,524	93,599	1,651,004
	2016	383,015	175,000		350,000	332,640	21,519	64,311	1,326,485
Malcolm Swift(12) President, Flavor Solutions and McCormick International	2018	513,726	500,056	(11)	250,015	1,133,501	—	96,314	2,493,612
	2017	500,166	250,000		500,001	1,037,654	28,793	102,217	2,418,831
	2016	407,714	250,000		500,010	583,382	200,586	76,445	2,018,137

(1)	The Salary and Non-Equity Incentive Plan Compensation columns include amounts deferred at the election of the Named Executive Officer. For more information on the amount of cash compensation deferred for each Named Executive Officer during fiscal 2018, see the “Non-Qualified Deferred Compensation Table” below.

(2)	We are required to report the equity portion of awards made under the LTPP at the beginning of the three-year LTPP cycle, even though it will not be paid (if at all) until the end of the cycle. The amounts shown assume performance at target. The cash portion of the award is not reported until the end of the cycle. Both the cash and equity portions of the award are paid only if performance conditions are met, and the final payment amount will range from 25% to 200% of the stated target. Refer to the “Grants of Plan-Based Awards” table below for the threshold, target, and maximum amounts that can be earned. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the equity component of the FY2016-FY2018, FY2017-FY2019 and FY2018-FY2020 LTPP cycles. For a discussion of the assumptions used in determining these values, see Note 11 to our 2018 financial statements.

(3)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to each fiscal year for each Named Executive Officer related to grants of stock options pursuant to our 2013 Omnibus Incentive Plans. For a discussion of the assumptions used in determining these values, see Note 11 to our 2018 financial statements.

(4)	Amounts shown represent the cash awards earned by the Named Executive Officer under our annual performance-based incentive compensation program for each performance period. For further information, see the “Grants of Plan-Based Awards” table and accompanying footnotes below. Amounts shown for each fiscal year also include cash awards paid to participants for three three-year LTPP cycles, the first beginning on December 1, 2013 and ending on November 30, 2016, the second beginning on December 1, 2014 and ending on November 30, 2017 and the third beginning on December 1, 2015 and ending on November 30, 2018, except for Mr. Foley and Mr. Schwartz, who were only participants in the LTPP cycles that ended on November 30, 2017 and November 30, 2018.

(5)	Amounts represent the actuarial change in the present value of the Named Executive Officer’s benefit under our defined benefit pension plan and SERP, except for Mr. Swift’s which is based on the UK Pension Plan. While these amounts appear as a lump sum, the normal form of payment is an annuity and the plan does not currently allow a lump sum payment for these benefits. The pension number reported is an accounting value and was not realized by the Named Executive Officer during 2018. Mr. Foley is not eligible for the Pension Plan or SERP. For fiscal 2018, the total pension value changes for the Named Executive Offer’s benefits under the defined benefit pension plan and SERP were negative, for Mr. Kurzius ($442,596), for Mr. Smith ($166,046), for Mr. Schwartz ($1,414) and for Mr. Swift ($36,937).

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(6)	Amounts shown for fiscal 2018 are made up of the following:

					Employer
				Excess	Matching	Company
			Executive	Liability	Funds	Contributions
	Executive	Executive	Financial	Policy	under	to Deferred			Cash in
	Auto	Benefit	Counseling	(Annual	McCormick	Compensation	Profit	Transition	Lieu of
Name	Allowance	Allowance	Program*	Premiums)	401(k) Plan	Accounts**	Sharing	Credits	Pension***
Lawrence Kurzius	$22,000	$17,000	$16,515	$417	$10,800	$113,862	$87,704	$58,469	—
Michael Smith	$22,000	$17,000	$16,515	$417	$10,800	$33,211	$26,109	$52,217	—
Brendan Foley	$22,000	$17,000	$18,766	$417	$10,800	$40,910	$32,136	—	—
Jeffery Schwartz	$22,000	$17,000	$780	$417	$10,800	$22,724	$18,035	—	—
Malcolm Swift	$18,469	$22,927	—	—	—	—	—	—	$54,918

*	Amount shown for Mr. Foley reflects participation in a previous employer’s financial counseling program that the Company continues to provide to him, and the amount shown for Mr. Schwartz reflects his election to discontinue his participation in the Company’s program effective October 31, 2017.

**	See discussion below under “Non-Qualified Deferred Compensation.”

***	Amount shown for Mr. Swift reflects a cash allowance in the amount of £3,593 per month, which began in April 2016 and continued on a monthly basis through fiscal 2018 (converted to U.S. dollars of $54,918 for fiscal 2018, see footnote (9) below). This allowance is provided due to legislative changes to UK pension laws in 2016 that resulted in limitations of accrued pension benefits for both the annual and lifetime allowances for many highly-compensated participants. As a result, Mr. Swift elected to withdraw from the UK Pension Plan in April 2016. Consistent with UK market practice and in order to continue to provide him with a competitive level of benefit (since he no longer accrues retirement benefits in the McCormick Plans), Mr. Swift is provided this cash allowance.

(7)	Amount shown for Mr. Kurzius includes his equity portion, assuming performance at target, of the FY2018-FY2020 LTPP cycle, which is $1,300,078; and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a grant of 12,751 RSUs on March 28, 2018, which is $1,300,092, 4,250 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 4,251 shares to vest on March 15, 2021 and a grant of 42,061 RSUs he received on November 27, 2018, which is $6,000,002, 14,020 shares of which will vest on each of November 27, 2019 and 2020 and the remaining 14,021 shares of which will vest on November 27, 2021. See discussion below under “Compensation Discussion and Analysis.”

(8)	Amount shown for Mr. Smith includes his equity portion, assuming performance at target, of the FY2018-FY2020 LTPP cycle, which is $250,050; and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a grant of 2,452 RSUs on March 28, 2018, which is $250,006, 817 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 818 shares to vest on March 15, 2021 and a grant of 21,031 RSUs he received on November 27, 2018, which is $3,000,072, 7,010 shares of which will vest on each of November 27, 2019 and 2020 and the remaining 7,011 shares of which will vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”

(9)	Amount shown for Mr. Foley includes his equity portion, assuming performance at target, of the FY2018-FY2020 LTPP cycle, which is $350,009; and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a grant of 30,000 RSUs he received on December 1, 2017, which is $2,861,700, 2,500 shares of which vested on December 1, 2018, 2,500 shares of which will vest on December 1, 2019, 5,000 shares of which will vest on December 1, 2020 and 10,000 shares of which will vest on each of December 1, 2021 and December 1, 2022 and a grant of 3,433 RSUs on March 28, 2018, which is $350,029, 1,144 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 1,145 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

(10)	Amount shown for Mr. Schwartz includes his equity portion, assuming performance at target, of the FY2018-FY2020 LTPP cycle, which is $175,056; and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a grant of 1,717 RSUs on March 28, 2018, which is $175,065, 572 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 573 shares to vest on March 15, 2021 and a grant of 7,011 RSUs he received on November 27, 2018, which is $1,000,119, 2,337 shares of which will vest on each of November 27, 2019, 2020 and 2021. See discussion above under “Compensation Discussion and Analysis.”

(11)	Amount shown for Mr. Swift includes his equity portion, assuming performance at target, of the FY2018-FY2020 LTPP cycle, which is $250,050; and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a grant of 2,452 RSUs he received on March 28, 2018, which is $250,006, 817 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 818 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

(12)	Mr. Swift is located in the U.K., and, while the amounts shown in the table and accompanying footnotes are expressed in U.S. dollars, certain components of his compensation are paid in British pounds. These components were converted to U.S. dollars using the exchange rate of 1.2737 as of November 30, 2018, the last business day of the Company’s fiscal year.

Narrative to the Summary Compensation Table

McCormick does not maintain any employment agreements with the Named Executive Officers or other executive officers, except where required by law. In addition, dividends are not accrued or paid on unexercised unvested equity awards. The Company does not provide tax gross-ups for personal benefits or for the use of the Company airplane by Named Executive Officers.

As required under U.K. law, Mr. Swift has an employment agreement with the Company. The terms of Mr. Swift’s employment agreement include base salary, notice of eligibility to participate in a bonus scheme operated by McCormick, eligibility to participate in the UK Pension Plan (which has been closed to new entrants), Group Income Protection and Private Medical Insurance and receive the automobile and executive allowances. The agreement also includes “notice to terminate employment” requirements for McCormick and Mr. Swift as well as “post termination obligations” of non-competition and non-solicitation.

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Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards by McCormick during fiscal 2018.

								All Other	All Other
								Stock	Option	Equity
								Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	Securities	Price of	of Stock
		Plan Awards			Awards			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(3)	($)	($)	(#)(3)(4)	(#)(4)	(#)(4)	(#)	(#)(5)	($/Sh)(6)	($)
Lawrence E. Kurzius	—	487,500(1)	1,625,000(1)	3,250,000(1)	—	—	—	—	—	—	—
	12/1/2017	325,000(2)	1,300,000(2)	2,600,000(2)	3,190	12,759	25,518	—	—	—	1,300,078(8)
	3/28/2018	—	—	—	—	—	—	12,751	64,040	105.95	2,600,104(7)
	11/27/2018	—	—	—	—	—	—	42,061	—	—	6,000,002(9)
Michael R. Smith	—	145,350(1)	484,500(1)	969,000(1)	—	—	—	—	—	—	—
	12/1/2017	62,500(2)	250,000(2)	500,000(2)	614	2,454	4,908	—	—	—	250,050(8)
	3/28/2018	—	—	—	—	—	—	2,452	12,316	105.95	500,021(7)
	11/27/2018	—	—	—	—	—	—	21,031	—	—	3,000,072(10)
Brendan M. Foley	—	210,000(1)	700,000(1)	1,400,000(1)	—	—	—	—	—	—	—
	12/1/2017	87,500(2)	350,000(2)	700,000(2)	859	3,435	6,870	—	—	—	350,009(8)
	12/1/2017	—	—	—	—	—	—	30,000	—	—	2,861,700(11)
	3/28/2018	—	—	—	—	—	—	3,433	17,242	105.95	700,041(7)
Jeffery D. Schwartz	—	98,700(1)	329,000(1)	658,000(1)	—	—	—	—	—	—	—
	12/1/2017	43,750(2)	175,000(2)	350,000(2)	430	1,718	3,436	—	—	—	175,056(8)
	3/28/2018	—	—	—	—	—	—	1,717	8,621	105.95	350,072(7)
	11/27/2018	—	—	—	—	—	—	7,011	—	—	1,000,119(12)
Malcolm Swift	—	156,665(1)	522,217(1)	1,044,434(1)	—	—	—	—	—	—	—
	12/1/2017	62,500(2)	250,000(2)	500,000(2)	614	2,454	4,908	—	—	—	250,050(8)
	3/28/2018	—	—	—	—	—	—	2,452	12,316	105.95	500,021(7)

(1)	Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal 2018 by each Named Executive Officer under our annual performance-based incentive compensation plan. The actual amounts earned by each Named Executive Officer are included in the fiscal 2018 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	Amounts shown represent the threshold, target and maximum amount that could be earned under the cash component of the FY2018-FY2020 LTPP cycle.

(3)	Amounts shown represent the minimum amounts payable or shares earned if the threshold performance goals are achieved. No payments will be made or shares issued for performance below the threshold level.

(4)	Amounts represent the threshold, target and maximum amount (in shares) that could be earned under the stock component of the FY2018-FY2020 LTPP cycle.

(5)	Amounts shown include awards of stock options under the 2013 Omnibus Incentive Plan. Stock options granted in 2018 will vest ratably over three years (subject to certain acceleration provisions, as discussed under “Potential Payments upon Termination or Change in Control” below).

(6)	The exercise price of the stock options is equal to the closing price of the common stock on the grant date.

(7)	Amounts shown represent the grant date fair value of each equity award granted during fiscal 2018 for each Named Executive Officer. For a discussion of the assumptions used in determining these values, see Note 11 to our 2018 financial statements.

(8)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the equity component of the FY2018-FY2020 LTPP cycle based on the target amount payable if the performance conditions are met. For a discussion of the assumptions used in determining these values, see Note 11 to our 2018 financial statements.

(9)	Amount shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of 42,061 RSUs Mr. Kurzius received on November 27, 2018, 14,020 shares of which will vest on each of November 27, 2019 and 2020 and the remaining 14,021 shares of which will vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”

(10)	Amount shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of 21,031 RSUs Mr. Smith received on November 27, 2018, 7,010 shares of which will vest on each of November 27, 2019 and 2020 and the remaining 7,011 shares of which will vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”

(11)	Amount shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a grant of 30,000 RSUs he received on December 1, 2017, 2,500 shares of which vested on December 1, 2018, 2,500 shares of which will vest on December 1, 2019, 5,000 shares of which will vest on December 1, 2020 and 10,000 shares of which will vest on each of December 1, 2021 and December 1, 2022. See discussion above under “Compensation Discussion and Analysis.”

(12)	Amount shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of 7,011 RSUs Mr. Schwartz received on November 27, 2018, 2,337 shares of which will vest on each of November 27, 2019, 2020 and 2021. See discussion above under “Compensation Discussion and Analysis.”

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by each Named Executive Officer as of November 30, 2018.

	Option Awards					Stock Awards
	Number of	Number of				Equity Incentive Plan		Equity Incentive Plan
	Securities	Securities				Awards: Number of		Awards: Market or
	Underlying	Underlying				Unearned Shares, Units		Payout Value of Unearned
	Unexercised	Unexercised		Option	Option	or Other Rights That Have		Shares, Units or Other
	Options (#)	Options (#)		Exercise	Expiration	Not Vested		Rights That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	(#)		Vested ($)(6)
Lawrence E. Kurzius	0	64,040	(1)	105.95	3/27/2028
	42,589	85,180	(2)	98.05	3/28/2027
	66,666	33,334	(3)	99.92	3/29/2026
	59,953	0		76.29	3/24/2025
	49,200	0		71.10	3/25/2024
	50,600	0		71.60	4/2/2023
						3,190	(4)	478,500
						12,507	(5)	1,876,050
						572	(7)	85,800
						12,751	(8)	1,912,650
						42,061	(9)	6,309,150
Michael R. Smith	0	12,316	(1)	105.95	3/27/2028
	7,098	14,197	(2)	98.05	3/28/2027
	6,666	3,334	(3)	99.92	3/29/2026
	9,993	0		76.29	3/24/2025
	8,400	0		71.10	3/25/2024
	9,100	0		71.60	4/2/2023
	9,200	0		54.24	3/27/2022
						614	(4)	92,100
						2,085	(5)	312,750
						4,200	(10)	630,000
						2,452	(11)	367,800
						21,031	(12)	3,154,650
Brendan M. Foley	0	17,242	(1)	105.95	3/27/2028
	11,357	22,715	(2)	98.05	3/28/2027
	19,048	9,524	(3)	99.92	3/29/2026
	19,985	0		76.29	3/24/2025
						859	(4)	128,850
						3,336	(5)	500,400
						30,000	(13)	4,500,000
						3,433	(14)	514,950
Jeffery D. Schwartz	0	8,621	(1)	105.95	3/27/2028
	6,625	13,251	(2)	98.05	3/28/2027
	13,332	6,668	(3)	99.92	3/29/2026
	11,991	0		76.29	3/24/2025
	4,000	0		71.10	3/25/2024
	3,600	0		71.60	4/2/2023
						430	(4)	64,500
						1,946	(5)	291,900
						1,717	(15)	257,550
						7,011	(16)	1,051,650

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	Option Awards					Stock Awards
	Number of	Number of				Equity Incentive Plan		Equity Incentive Plan
	Securities	Securities				Awards: Number of		Awards: Market or
	Underlying	Underlying				Unearned Shares, Units		Payout Value of Unearned
	Unexercised	Unexercised		Option	Option	or Other Rights That Have		Shares, Units or Other
	Options (#)	Options (#)		Exercise	Expiration	Not Vested		Rights That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	(#)		Vested ($)(6)
Malcolm Swift	0	12,316	(1)	105.95	3/27/2028
	9,464	18,929	(2)	98.05	3/28/2027
	19,048	9,524	(3)	99.92	3/29/2026
	19,985	0		76.29	3/24/2025
	24,600	0		71.10	3/25/2024
	27,200	0		71.60	4/2/2023
						614	(4)	92,100
						2,780	(5)	417,000
						20,000	(17)	3,000,000
						2,452	(18)	367,800

(1)	The remaining unvested stock options will vest in equal increments on March 28 of 2019, 2020 and 2021.

(2)	The remaining unvested stock options will vest in equal increments on March 29 of 2019 and 2020.

(3)	The remaining unvested stock options will vest on March 30, 2019.

(4)	In accordance with SEC rules, the amounts shown represent the threshold amounts of the equity component of the FY2018-FY2020 LTPP cycle because our fiscal 2018 performance does not exceed the threshold performance measure established for this LTPP cycle.

(5)	In accordance with SEC rules, the amounts shown represent the target amounts of the equity component of the FY2017-FY2019 LTPP cycle because our cumulative performance for fiscal years 2018 and 2017 exceeds the threshold performance measure established for this LTPP cycle.

(6)	In accordance with SEC rules, the amounts shown in the table are based on the closing market price of our Common Stock Non-Voting on November 30, 2018 (the last business day of our fiscal year) of $150.00.

(7)	Mr. Kurzius was granted 858 RSUs on March 29, 2017, 286 shares of which vested on March 15, 2018 with another 286 shares to vest on each of March 15, 2019 and 2020. See discussion below under “Non-Qualified Deferred Compensation.”

(8)	Mr. Kurzius was granted 12,751 RSUs on March 28, 2018, 4,250 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 4,251 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

(9)	Mr. Kurzius was granted 42,061 RSUs on November 27, 2018, 14,020 shares of which will vest on each of November 27, 2019 and 2020 with the remaining 14,021 shares to vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”

(10)	Mr. Smith was granted 6,300 RSUs on March 29, 2017, 2,100 shares of which vested on March 15, 2018 with another 2,100 shares to vest on each of March 15, 2019 and 2020. See discussion below under “Non-Qualified Deferred Compensation.”

(11)	Mr. Smith was granted 2,452 RSUs on March 28, 2018, 817 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 818 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

(12)	Mr. Smith was granted 21,031 RSUs on November 27, 2018, 7,010 shares of which will vest on each of November 27, 2019 and 2020 with the remaining 7,011 shares to vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”

(13)	Mr. Foley was granted 30,000 RSUs he received on December 1, 2017, 2,500 shares of which vested on December 1, 2018, 2,500 shares of which will vest on December 1, 2019, 5,000 shares of which will vest on December 1, 2020 and 10,000 shares of which will vest on each of December 1, 2021 and December 1, 2022. See discussion above under “Compensation Discussion and Analysis.”

(14)	Mr. Foley was granted 3,433 RSUs on March 28, 2018, 1,144 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 1,145 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

(15)	Mr. Schwartz was granted 1,717 RSUs on March 28, 2018, 572 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 573 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

(16)	Mr. Schwartz was granted 7,011 RSUs on November 27, 2018, 2,337 shares of which will vest on each of November 27, 2019, 2020 and 2021. See discussion above under “Compensation Discussion and Analysis.”

(17)	Mr. Swift was granted 35,000 RSUs on May 28, 2014, 5,000 shares of which vested on each of May 28, 2016, 2017 and 2018 with another 10,000 shares to vest on each of May 28, 2019 and 2020.

(18)	Mr. Swift was granted 2,452 RSUs on March 28, 2018, 817 shares of which will vest on each of March 15, 2019 and 2020 with the remaining 818 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”

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Option Exercises and Stock Vested in Last Fiscal Year

The following table sets forth equity awards exercised and/or vested during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Lawrence E. Kurzius	110,100	8,789,739	14,294	(3)	2,132,365	(3)
Michael R. Smith	20,000	1,725,023	3,501	(4)	438,987	(4)
Brendan M. Foley	24,300	1,513,890	4,003		600,450
Jeffery D. Schwartz	6,500	498,450	2,802		420,300
Malcolm Swift	27,700	2,486,352	9,003	(5)	1,117,650	(5)
(1)	The amounts shown are calculated based on the difference between the closing market price of our common stock on the date of exercise and the exercise price of the options, multiplied by the number of shares for which the options were exercised. The actual value realized by each Named Executive Officer, after payment of related taxes and fees, was as follows: Mr. Kurzius - $4,555,524; Mr. Smith - $928,777; Mr. Foley - $812,327; Mr. Schwartz - $291,595 and Mr. Swift - $1,291,731.
(2)	The amounts shown for number of shares reflect the shares awarded for the equity portion of awards made under the FY2016-FY2018 LTPP cycle. The amounts shown for the value of these shares are calculated based on the closing market price of our Common Stock Non-Voting on the vesting date of $150.00, which was November 30, 2018 (the last business day of our fiscal year).
(3)	Amounts shown include 286 shares of the 858 RSUs granted to Mr. Kurzius on March 29, 2017 that vested on March 15, 2018 with another 286 shares to vest on each of March 15, 2019 and 2020. The shares vested under this award will not be delivered to Mr. Kurzius until the later of separation from the Company or March 15, 2020. The amount shown is calculated based on the closing market price of our common stock on the date of vesting, multiplied by the number of vested shares. The value realized on vesting was $31,165, while the actual value realized by Mr. Kurzius, after payment of related taxes and fees, will not be known until the shares are delivered.
(4)	Amounts shown include 2,100 shares of the 6,300 RSUs granted to Mr. Smith on March 29, 2017 that vested on March 15, 2018 with another 2,100 shares to vest on each of March 15, 2019 and 2020. The shares vested under this award will not be delivered to Mr. Smith until the later of separation from the Company or March 15, 2020. The amount shown is calculated based on the closing market price of our common stock on the date of vesting, multiplied by the number of vested shares. The value realized on vesting was $228,837, while the actual value realized by Mr. Smith after payment of related taxes and fees, will not be known until the shares are delivered.
(5)	Amounts shown include 5,000 shares of the 35,000 RSUs granted to Mr. Swift on May 28, 2014 that vested on May 28, 2018 with another 10,000 shares to vest on each of May 28, 2019 and 2020. The value realized on vesting is calculated based on the closing market price of our common stock on the date of vesting, multiplied by the number of vested shares. The value realized on vesting was $517,200, while the actual value realized by Mr. Swift after payment of related taxes and fees, was $275,521.

Retirement Benefits

Pension Plan and Supplemental Executive Retirement Plan

McCormick’s U.S. tax-qualified pension plan for employees in the U.S. is a defined benefit, non-contributory plan. Similar to all other participants in the plan, Messrs. Kurzius, Smith, and Schwartz are eligible to participate in the plan. Mr. Foley is not eligible for the U.S. plan. Mr. Swift is also not eligible for the U.S. plan, but participated in the UK Pension Plan described below until he elected to withdraw from it in April 2016. The normal retirement age pursuant to the pension plan is 65, however a participant may retire as early as 55 with their benefits reduced 5/12 of 1% per month for each month that the participant is less than age 65. As of November 30, 2018, Mr. Kurzius was eligible for early retirement with reduced benefits. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continue to accrue benefits under the pension plan in accordance with its existing terms after January 1, 2012. Additionally, on January 3, 2017, a decision was made to freeze the U.S. tax-qualified pension plan effective December 1, 2018, at which point additional benefits ceased to accrue.

The plan provides benefits (which are reduced by an amount equal to 50% of the participant’s Social Security benefit for those employees hired before December 1, 2000) based on the participant’s years of service and the highest average compensation over a period of five consecutive years. As defined in the plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the plan (generally after one year of employment with McCormick). However, if a participant experiences a total and permanent disability prior to age 65, the participant’s benefit will be based upon the participant’s years of service as if he or she had served to the later of age 65 or five years after the total disability and compensation as of the date of the total and permanent disability. Also as defined in the pension plan, “highest average compensation” means base pay only for employees hired prior to December 1, 2000, and base pay and annual incentive bonus for employees hired on or after December 1, 2000. Mr. Smith was hired prior to December 1, 2000. Messrs. Kurzius and Schwartz were hired after December 1, 2000.

McCormick’s pension plan for employees based in the U.K. is the UK Pension Plan, which is a defined benefit, contributory plan. The UK Pension Plan was closed in 2003 and all benefits under it were frozen from December 31, 2016. The normal retirement age pursuant to the UK Pension Plan is 65; however, a participant may retire as early as age 55 with a reduction in benefit entitlement based on Actuarial tables. The UK Pension Plan provides benefits based on the participant’s years of service and the final pensionable salary

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(i.e., base pay less Basic State Pension offset). As defined in the UK Pension Plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the UK Pension Plan. Mr. Swift’s inclusion in the UK Pension Plan as an Executive of McCormick UK was requested by the Company and approved by the Trustees of the UK Pension Plan where he remained an active member until he elected to withdraw from it in April 2016.

Mr. Kurzius also participates in the senior executive program of the supplemental executive retirement plan (“SERP”), which was adopted in 1979, while Mr. Smith participates in the executive program of the SERP. As noted, on January 3, 2017, a decision was made to freeze the SERP effective February 1, 2017, at which point additional benefits ceased to accrue for participants in the SERP, including the above Named Executive Officers. The SERP provides a limited group of senior executives age 50 and older with an inducement to retire before age 65 by providing participating executives with an additional month of service credit for each month of service in the SERP between ages 55 and 60. For participants hired prior to December 1, 2000, the SERP includes a significant portion of the executives’ annual bonuses in the calculation of pension benefits. Specifically, the calculation of average monthly earnings includes 90% of 1/12 of the average of the five highest annual bonuses payable for any five of the ten calendar years immediately preceding termination. For participants hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit amount by a factor based upon the Named Executive Officer’s wage grade at the date of retirement.

If the participating executive experiences a termination by McCormick without cause prior to age 55, the executive’s SERP benefit will vest immediately upon such termination and will be based upon the executive’s years of service and compensation as of the date of the termination. Only an annuity form of benefit is permitted under both the qualified plan and the SERP, except in the event of a change in control, and in that event, a lump sum benefit is paid under the SERP but not under the qualified plan. While benefits under the SERP have been frozen effective February 1, 2017, executives who were participating in the SERP program will retain benefits accrued up to that date in accordance with the SERP’s terms.

The following table sets forth the accumulated benefit payable upon retirement to each of the Named Executive Officers pursuant to our defined benefit plans and the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Lawrence E. Kurzius	Pension Plan	13 yrs. 10 mos.	439,788	0
	SERP	16 yrs. 1 mo.	4,005,395	0
Michael R. Smith	Pension Plan	26 yrs. 6 mos.	878,263	0
	SERP	24 yrs. 8 mos.	1,058,502	0
Brendan M. Foley(3)	Pension Plan	—	—	—
	SERP	—	—	—
Jeffery D. Schwartz(4)	Pension Plan	9 yrs. 5 mos.	147,379	0
	SERP	—	—	—
Malcolm Swift(5)	UK Pension Plan	11 yrs. 1 mo.	820,899	0

(1)	Represents the number of years of service credited to the Named Executive Officer under the respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2018 financial statements (November 30, 2018). Actual years of service are as follows: Mr. Kurzius – 13 yrs, 11 mos; Mr. Smith – 27 yrs, 6 mos; Mr. Foley – 4 yrs, 6 mos; Mr. Schwartz – 10 yrs, 5 mos; and Mr. Swift – 13 yrs, 11 mos. The difference in Mr. Kurzius’ credited service between the two plans is due to the additional credit provided by the SERP for each month of service in the Plan after age 55. The difference in Mr. Smith’s credited service between the two plans is due to the SERP being frozen as of February 1, 2017.
(2)	Amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under each respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2018 financial statements. For a discussion of the assumptions used in this valuation, see Note 10 to our fiscal 2018 financial statements. All assumptions are the same for purposes of the above calculation, other than the assumed retirement age is age 62, the earliest age at which the executives may retire with unreduced benefits.
(3)	Mr. Foley is not eligible for the Pension Plan or SERP.
(4)	Mr. Schwartz does not meet the requisite criteria for inclusion in the SERP.
(5)	As noted previously, Mr. Swift elected to withdraw from the UK Pension Plan in April 2016.

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Non-Qualified Deferred Compensation

Effective January 1, 2000, McCormick adopted a deferred compensation plan, which was subsequently incorporated into a similar deferred compensation plan effective January 1, 2005 (collectively, the “DCP”), that allowed a limited number of management employees in the U.S., including each of the Named Executive Officers, to defer up to 80% of their base salary and up to 80% of their annual incentive each year. These percentages were chosen to provide maximum deferral flexibility while requiring sufficient non-deferral salary out of which federal withholding and certain other payroll-based items could be funded. McCormick made no contributions to the plan.

Effective January 1, 2014, McCormick adopted a Defined Contribution Restoration Plan (“DCRP”), which provided deferred compensation for a select group of management employees (hired on or after January 1, 2012), including eligible Named Executive Officers. The plan restored benefits that would have accrued under the McCormick 401(k) Retirement Plan, but were restricted due to the limits on compensation imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code. Employees were not able to contribute to the DCRP. Annually, the Company made a profit sharing contribution to the participant’s account equal to 3% of eligible compensation in excess of the limits imposed by the Internal Revenue Service. On January 3, 2017, and in connection with the establishment of the Non-Qualified Retirement Savings Plan, a decision was made to freeze the current DCRP effective February 1, 2017.

Company contributions to the DCRP vest in increments of 10% per year beginning when the participant reaches age 50 and is fully vested at age 60. Any unvested contributions are forfeited upon separation. If the separation is the result of a change in control, disability, death, constructive discharge or discharge by the Company without cause, the participant’s account balance is deemed to be vested. In most cases, the DCRP vested account balance is paid as a lump sum six months after the participant’s retirement or termination of employment. If the separation is a result of disability, change in control or death, the lump sum is paid upon separation.

In light of the aforementioned freezing of the SERP and defined benefit pension plan, on January 3, 2017, McCormick adopted amendments to the DCP establishing a Non-Qualified Retirement Savings Plan (the “NQRSP”), effective February 1, 2017, to provide for additional retirement benefits for certain employees, including the Named Executive Officers. Under the NQRSP, certain management employees in the U.S., including the Named Executive Officers, may defer up to 80% of their total cash compensation (base salary and annual incentive bonus). Employees are permitted to elect separate deferral percentages for the amounts of such compensation up to the annual compensation limit established by the IRS for the 401(k) plan, currently $275,000 for 2018 (the “IRS Limit”) and the amounts of compensation in excess of the IRS Limit. Beginning in 2018, McCormick made a matching contribution to the deferred compensation account of eligible employees who defer compensation above the IRS Limit up to 4% of such amount for the 2018 calendar year and up to 5% of such amount thereafter. Additionally, employees, including the Named Executive Officers receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS Limit. In addition, to account for a portion of the benefit that would have been received under the SERP, and that will not be received under the NQRSP, the Company (i) provided certain executives, including Messrs. Kurzius and Smith, with one time restricted stock unit grants during fiscal 2018, and (ii) is providing certain executives, including Messrs. Kurzius and Smith, with transition credits to their deferred compensation account that are a percentage of compensation in excess of the IRS Limit. Such transition credits are contributed for a 46-month period that began on February 1, 2017 and will continue through November 30, 2020. These contributions and transition credits are included in the Summary Compensation Table above (as fiscal 2018 compensation).

In most cases, deferred amounts plus earnings in the NQRSP are paid upon the participant’s retirement or termination of employment. For deferrals made prior to 2005, upon a participant’s termination of employment, the plan balance is paid on a lump-sum basis. Upon retirement, the plan balance is paid in either a lump sum or in 5, 10, 15, or 20-year installments based on the participant’s election made at the time of the deferral. For deferrals made in 2005 and beyond, the plan balance is paid six months following retirement or termination in either a lump sum or in 5, 10, 15, or 20-year installments based on the participant’s election made at the time of the deferral. Account balances under the plan are held in a “rabbi” trust and, until distributed to the participants, are available to satisfy the claims of McCormick’s creditors.

For all plan participants, including each of the participating Named Executive Officers, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives. With limited exceptions, these fund alternatives are the same as those available under the McCormick 401(k) Retirement Plan. Participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants who are subject to Section 16 of the Exchange Act).

Mr. Swift is not eligible to participate in the NQRSP, and there is no comparable plan in the U.K.

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The following table sets forth the Named Executive Officers’ contributions, McCormick contributions, account earnings and aggregate balance under the nonqualified deferred compensation plans as of November 30, 2018.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Lawrence E. Kurzius	639,693	291,200	(5)	735,155	0	7,429,495
Michael R. Smith	114,528	340,374	(6)	(13,947)	0	685,179
Brendan M. Foley	61,365	73,047	(7)	19,957	0	251,192
Jeffery D. Schwartz	34,086	40,759	(8)	(2,613)	0	103,999
Malcolm Swift(9)	—	—		—	—	—
(1)	Amounts represent deferrals of compensation by each respective Named Executive Officer during fiscal 2018 as follows: Mr. Kurzius - $232,693 (salary), $407,000 (non-equity incentive plan compensation); Mr. Smith - $55,269 (salary), $59,259 (non-equity incentive plan compensation); Mr. Foley - $33,277 (salary), $28,088 (non-equity incentive plan compensation); and Mr. Schwartz - $22,408 (salary), $11,678 (non-equity incentive plan compensation). The salary amounts are included with the “Salary” column of the “Summary Compensation Table” above. The non-equity incentive plan compensation amounts are fiscal 2017 annual incentive compensation that was paid during fiscal 2018 and thus are not included in the Summary Compensation Table for fiscal 2018. The “Executive Contributions in Last Fiscal Year” column does not include executive contributions made in fiscal 2019 relating to non-equity incentive plan compensation earned in fiscal 2018.
(2)	As described above under “Non-Qualified Deferred Compensation,” amounts represent a 3% profit sharing above $275,000, Non-Qualified Retirement Savings Plan (NQRSP) match contribution, transition credits and a vested transition credit amount. These non-elective contributions and transition credits were earned in fiscal 2018 and deposited into the Named Executive Officers’ respective NQRSP accounts in January 2019.
(3)	Non-qualified deferred compensation earnings are not above-market or preferential and therefore these amounts are not reported in the “Summary Compensation Table” above.
(4)	Of these amounts, the following deferred amounts (from salary and/or bonus) are included in the Summary Compensation Table above (either as fiscal 2016, 2017 or 2018 compensation) for each Named Executive Officer: Mr. Kurzius - $2,015,247; Mr. Smith - $247,545; Mr. Foley - $61,365; and Mr. Schwartz - $34,086.
(5)	Mr. Kurzius amounts represent the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $113,862, 3% Profit Sharing (above $275,000 IRS limit) of $87,704, transition credit in the amount of $58,469, transition RSU vested value amount of $31,165.
(6)	Mr. Smith amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $33,211, 3% Profit Sharing (above $275,000 IRS limit) of $26,109, transition credit in the amount of $52,217, transition RSU vested value amount of $228,837.
(7)	Mr. Foley amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $40,910 and a 3% Profit Sharing (above $275,000 IRS limit) of $32,136. Mr. Foley is the only Named Executive Officer eligible for the Defined Contribution Restoration Plan (DCRP), which was frozen as of February 1, 2017. As of November 30, 2018, there was a balance of $37,341 in his DCRP account.
(8)	Mr. Schwartz amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $22,724 and a 3% Profit Sharing (above $275,000 IRS limit) of $18,035.
(9)	Mr. Swift is not eligible to participate in the nonqualified deferred compensation plan, and there are no similar plans in the U.K.

Potential Payments Upon Termination or Change in Control

Similar to all McCormick employees, upon termination without cause, each Named Executive Officer, except for Mr. Swift (as explained below), may be entitled to receive the following payments and benefits:

•	a lump sum payment equal to his or her accrued but unused vacation time;
•	post-employment health benefits for the remainder of the calendar month of departure and optional benefits payable under the Consolidated Omnibus Benefits Reconciliation Act for up to 18 months following termination;
•	in the event of a termination of employment due to total and permanent disability, a monthly payment equal to 50% of salary minus 50% of the Social Security payment received, paid in equal monthly installments until the executive attains age 65; and
•	in the event of death before termination or retirement, a one-time benefit is paid to his or her beneficiary in an amount equal to the executive’s base salary, subject to a limit of $500,000.

In addition, upon termination of employment, including retirement, the applicable Named Executive Officers are entitled to receive their respective balances pursuant to the nonqualified deferred compensation plan, as described above under “Non-Qualified Deferred Compensation.”

Mr. Swift is entitled to receive the following payments and benefits:

•	a lump sum payment equal to his accrued but unused vacation time;
•	in the event of disability which precludes Mr. Swift from carrying out his duties and lasts longer than 28 weeks, insurance is in place to cover 75% of his pre-disability salary (basic annual salary) less any state benefit payable (if entitled to any state benefit) for the duration of the disability, age 65, or death, whichever comes first. Once in payment, the benefit escalates each year at a rate of the lessor of 2.5% and RPI; and
•	in the event of death before termination or retirement, a one-time benefit is paid to his beneficiary in an amount equal to his base salary, subject to a limit of four times the UK Pension Plan cap of £158,768 (or $204,020).

Additionally, as described above, the Company’s executive officers, including Mr. Swift, participate in McCormick’s Severance Plan for Executives (the “Severance Plan”).

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The Severance Plan provides for severance and other benefits to eligible employees under two situations: (i) if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan; or (ii) in the event of a termination as described above that occurs within six months before a “change in control” or within two years after a “change in control” as defined in the Severance Plan. An eligible employee who experiences such termination and executes (and does not revoke) a general release of claims against the Company will receive the following payments and benefits:

Element	Termination Under Change in Control	Termination Without “Cause” or For “Good Reason”
Cash Severance (Base + Bonus)	CEO = 2.5X All Others = 2.0X using full year bonus at target	CEO = 1.5X All Others = 1.0X using full year bonus at target
Long-Term Performance Plan	Full vesting of all open cycles, pay at target	Pro-rata vesting at actual performance level
Equity Awards	Full vesting of all equity awards	Immediate vesting for equity awards that would have vested during the severance period; exercise of options within 1 year (1.5 years for CEO)
Annual Incentive	Pay pro-rata at target	Pay pro-rata at target

Eligible employees are subject to a number of covenants, including a covenant not to compete with the Company or solicit its customers or employees for a period ranging from 12 months (or 18 months for the CEO) to 24 months following termination of employment.

The Severance Plan does not provide for any tax gross-up payments to any eligible employee to offset any excise taxes that may be imposed as a result of the severance benefits. Instead, if the payments described above would be subject to the excise tax, then the payments will be reduced to a level at which no payments would be subject to the excise tax if doing so would result in the employee being able to retain a greater benefit after giving effect to the income tax consequences (including the excise tax).

Equity Plans

On March 25, 2015, the Board of Directors of the Company adopted and approved Amendment No. 1 to McCormick’s 2013 Omnibus Incentive Plan (the “2013 Plan”), in which the Company’s executive officers are eligible to participate. Before the amendment, the 2013 Plan provided that all outstanding awards (whether or not vested) would become fully exercisable and payable immediately upon a “change in control” as defined in the plan. Amendment No. 1 grants the Compensation Committee the discretion to include in any award agreement (regardless of when it vests) a provision providing for different treatment of the award once it is outstanding (other than it becoming fully exercisable and payable immediately) in connection with a “change in control” as defined in the 2013 Plan While this benefit is available to all of our equity plan participants equally, pursuant to SEC requirements, we have included this acceleration benefit in the table below.

A “change in control” is generally defined as:

•	the consolidation or merger of McCormick with or into another entity where McCormick is not the continuing or surviving corporation, except for any consolidation or merger in which, generally, the holders of McCormick’s Common Stock and Common Stock Non-Voting immediately before the consolidation or merger own in excess of 50% of the voting stock of the surviving corporation;
•	any sale, lease, exchange or other transfer of all or substantially all of the assets of McCormick;
•	any person becoming the beneficial owner, directly or indirectly, of McCormick securities representing more than 13% (or 35% in the event that the vote limitation provision of McCormick’s Charter is deemed unenforceable) of the voting power of all the outstanding securities of McCormick having the right to vote in an election of the Board; or
•	directors elected by the Company’s stockholders at the most recent annual meeting of stockholders, and any new directors approved by at least a majority of the directors then in office, cease to constitute a majority of the members of the Board.

McCormick’s form of Non-Qualified Stock Option Award Agreement (the “NQSO Agreement”), which governs awards of non-qualified stock options granted on and after March 25, 2015, to the Company’s executive officers who participate in the Severance Plan, provides that outstanding unvested stock options will not accelerate automatically upon a “change in control” (as defined in the Severance Plan). Instead, accelerated vesting will only occur in the event of a qualifying termination that occurs within six months before a “change in control” or within two years after a “change in control” as defined in the Severance Plan. Accordingly, non-qualified stock options under the 2013 Plan require a “double trigger” for acceleration of vesting to occur. In addition, the NQSO Agreement subjects option holders to a number of covenants similar to those provided under the Severance Plan, including a covenant not to compete with the Company or solicit its customers or employees. The NQSO Agreement also amended stock option agreements outstanding prior to March 25, 2015 to make clear that an option holder who violates these covenants will forfeit all outstanding awards and the gain on any awards that have previously been exercised.

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Estimates of Payments Upon Termination or Change in Control

The table below sets forth estimated payment amounts each Named Executive Officer would have received, unless otherwise noted, upon death, total and permanent disability, retirement, involuntary termination without cause, or change in control, assuming a triggering event on November 30, 2018. For purposes of the estimated amounts below, we have assumed that the price per share of our common stock was $150.00, the closing market price of our Common Stock Non-Voting on November 30, 2018 (the last business day of our fiscal year).

In addition, we have not included each applicable Named Executive Officer’s award under the annual performance-based incentive compensation program, or their respective balances of their non-qualified deferred compensation accounts, as these amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” and the “Aggregate Balance at Last FYE” column of the “Non-Qualified Deferred Compensation” table, above.

Potential Payments Upon Termination or Change in Control (“CIC”)	Lawrence E. Kurzius	Michael R. Smith		Brendan M. Foley	Jeffery D. Schwartz	Malcolm Swift
Cash Severance Payment:
Involuntary Termination Without Cause(1)	$5,937,500	$1,539,000		$2,100,000	$1,128,000	$1,566,651
CIC(2)	8,812,500	2,593,500		3,500,000	1,927,000	2,611,085
Long-Term Performance Plan:
FY2017-2019 Performance Period
Retirement/Death/Disability/ Involuntary Termination Without Cause(3)	1,500,000	250,000		400,000	233,333	333,333
CIC(4)	2,250,000	375,000		600,000	350,000	500,000
FY2018-2020 Performance Period
Retirement/Death/Disability/ Involuntary Termination Without Cause(3)	866,667	166,667		233,333	116,667	166,667
CIC(4)	2,600,000	500,000		700,000	350,000	500,000
Equity Awards:
Accelerated Stock Options
Retirement/Death/Disability/CIC(5)	8,915,430	1,447,021		2,416,516	1,402,078	2,002,843
Involuntary Termination Without Cause(6)	8,915,430	716,574		1,320,154	804,713	2,002,843
Accelerated RSUs
Retirement(7)	1,955,550	—		—	—	3,367,800
Death/Disability/CIC(7)	8,350,500	4,467,450		5,014,950	1,309,200	3,367,800
Involuntary Termination Without Cause(8)	4,144,400	1,804,150		546,650	436,400	3,367,800
Pension Plan Payment(9)
Retirement/Involuntary Termination/CIC	447,080	878,263		—	147,379	812,621	(13)
Disability	281,721	695,572		—	117,487	812,621
Death	211,745	428,923		—	75,181	532,916
SERP Payment(10)
Retirement	4,005,395	0	(12)	—	—	—
Involuntary Termination	4,005,395	567,488		—	—	—
CIC	3,948,438	537,017		—	—	—
Disability	3,096,944	999,501		—	—	—
Death	1,893,782	278,564		—	—	—
Disability Benefits(11)	470,802	130,802		195,802	80,802	391,663
(1)	These amounts represent the cash severance payment that would be received if involuntary termination without cause occurred on November 30, 2018.
(2)	These amounts represent the cash severance payment that would be received if a change in control termination occurred on November 30, 2018.
(3)	These amounts represent target awards for the FY2017-2019 and FY2018-2020 performance cycles, adjusted pro rata based on service through November 30, 2018. The LTPP provides that these amounts would be further adjusted (0-200%) based on McCormick’s performance.
(4)	These amounts represent target awards for the FY2017-2019 and FY2018-2020 performance cycles, paid at target in the event of a Change In Control.
(5)	These amounts represent the potential gain on all options that would become exercisable if a triggering event occurred on November 30, 2018. The amounts are calculated by taking the closing price on November 30, 2018, less the exercise price, times the number of unexercisable in-the-money options as of November 30, 2018.
(6)	These amounts represent the potential gain on options that would become exercisable during the severance period if a triggering event occurred on November 30, 2018. The severance period is defined as 18 months for the CEO and 12 months for all others. The amounts are calculated by taking the closing price on November 30, 2018, less the exercise price, times the number of unexercisable in-the-money options that would have vested within the severance period as described above.
(7)	These amounts represent the potential earnings on all RSUs that would vest if a triggering event occurred on November 30, 2018. The amounts are calculated by taking the closing price on November 30, 2018 times the number of vested RSUs as of November 30, 2018.
(8)	These amounts represent the potential earnings on RSUs that would vest during the period from grant date to the qualifying separation date if a triggering event occurred on November 30, 2018, expressed as a proportion of each vesting period.

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(9)	Present value of benefits payable immediately if triggering event occurred on November 30, 2018. The amounts are calculated based on the 2018 FAS disclosure discount rate of 4.70%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Pension Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the Pension Plan are consistent with those used for financial disclosure purposes with the exception that the “no collar” version of the MILES table was used for financial disclosure purposes for the entire Pension Plan population. The “white collar” version of this table was used for the SERP in order to better reflect the expected longevity of the executive population, and therefore this table was also used to measure the Pension Plan Liabilities for the executives to provide consistent values (and expected longevity) for executives with both Pension Plan and SERP benefits.
(10)	Present value of benefits payable immediately if triggering event occurred on November 30, 2018. The amounts are calculated based on the 2018 FAS disclosure discount rate of 4.64%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Pension Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the SERP are consistent with those used for financial disclosure purposes.
(11)	The amount shown is an estimated annual benefit paid to the Named Executive Officer in the event that he becomes totally and permanently disabled. The amounts are calculated on the amount in excess of the $270,000 limit. The amounts set forth in the table above assume the executives’ current base salary and one-half of the maximum Social Security offset, as applicable.
(12)	The amount shown for Mr. Smith represents the present value of benefits associated with retirement and involuntary termination, for which Mr. Smith is not yet vested under the SERP.
(13)	The amount shown for Mr. Swift is the present value of benefits associated with retirement as of November 30, 2018. There would be no additional benefits payable to Mr. Swift through the UK Pension Plan under either a change in control or an involuntary separation. In either case, Mr. Swift is a deferred member of the plan and his pension will be payable on retirement at age 65.

CEO Pay Ratio Disclosure

In accordance with SEC rules, companies are required to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

The annual total compensation of our median employee (other than the CEO) for 2018 was $35,946. As disclosed in the Summary Compensation Table above, our CEO’s annual total compensation for 2018 was $14,836,426. As a result, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 413 to 1 for fiscal 2018.

This ratio includes the grant date fair value of a one-time equity award of $6,000,000 granted to our CEO in November 2018. As described previously, this in a one-time grant vesting over three years and is not an indicative component of our CEO’s typical annual compensation. To better represent the ratio based on typical annual compensation, the table below also includes the ratio without this one-time grant. Given our geographic footprint outside of the United States, the table below also includes the ratio based on a median employee identified from our US employee population only.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual compensation of our median employee is as follows:

	Without One-Time CEO Grant	With One-Time CEO Grant
Median Employee Globally	246:1	413:1

Median Employee in the United States	112:1	189:1

In order to identify the median employee, the following methodology was used: As of September 1, 2018, we collected data for all full- and part-time employees globally using total cash compensation as our consistently applied compensation measure. Pay was annualized for employees hired during the period and international employee pay was converted to US dollars using the exchange rates as of September 1, 2018.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. It should not be used as a basis for comparison between companies, as geographic footprint and methodology may vary.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about McCormick’s equity compensation plans as of November 30, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders(1)	Common Stock	Common Stock	Common Stock
	4,134,189	$82.85	715,659
	Common Stock Non-Voting	Common Stock Non-Voting	Common Stock Non-Voting
	19,778	$36.65	2,526,022
Equity Compensation Plans not required to be approved by security holders	Common Stock	Common Stock	Common Stock
	0	$00.00	0
	Common Stock Non-Voting	Common Stock Non-Voting	Common Stock Non-Voting
	0	$00.00	0
TOTAL	Common Stock	Common Stock	Common Stock
	4,134,189	$82.85	715,659
	Common Stock Non-Voting	Common Stock Non-Voting	Common Stock Non-Voting
	19,778	$36.65	2,526,022
(1)	Includes the 2007 and 2013 Omnibus Incentive Plans and the target amount that could be earned under the stock component of the FY2016-FY2018, FY2017-FY2019 and FY2018-FY2020 LTPP cycles.
(2)	In addition to plans included in footnote (1), includes the 2009 Employee Stock Purchase Plan.

REPORT OF AUDIT COMMITTEE

The responsibilities of the Audit Committee are defined in a Charter which has been approved by the Board of Directors. The Committee’s Charter is available at McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Audit Committee Charter.” Among other things, the Charter gives the Committee the responsibility for reviewing McCormick’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed McCormick’s audited financial statements with management, and it has discussed with McCormick’s independent registered public accounting firm the matters which are required to be discussed under Auditing Standards promulgated by the Public Company Accounting Oversight Board (“PCAOB”), including PCAOB Auditing Standard No. 1301 (Communication with Audit Committees). In addition, the Committee has received and reviewed the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence. The Audit Committee has reviewed the fees of the independent registered public accounting firm for non-audit services and believes that such fees are compatible with the independence of the independent registered public accounting firm. Based on these reviews and discussions, the Committee recommended to the Board of Directors that McCormick’s audited financial statements be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. The Committee also decided to appoint the accounting firm of Ernst & Young LLP to serve as the independent registered public accounting firm of McCormick for fiscal year 2019, subject to ratification by the stockholders of McCormick, because of, among other things, the quality and efficiency of the services they provide, their capabilities, technical expertise and knowledge of McCormick’s operations and industry, and their ability to remain independent.

All members of the Audit Committee are “independent” pursuant to the requirements of McCormick’s Corporate Governance Guidelines, the NYSE’s Listing Standards, and applicable SEC rules.

Submitted by:	Audit Committee
Patricia Little, Chair
Michael A. Conway
J. Michael Fitzpatrick

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FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of McCormick’s annual financial statements, including certain required statutory audits, for the most recent fiscal year and the review of the financial statements included in McCormick’s Quarterly Reports on Form 10-Q for the most recent fiscal year were approximately $5.8 million. For the 2017 fiscal year, such fees were approximately $5.7 million.

Audit Related Fees

The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $300,000, and for the 2017 fiscal year were approximately $50,000. Audit related services principally include due diligence in connection with acquisitions, accounting consultations, employee benefit plan audits, and agreed upon procedures.

Tax Fees

The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $600,000, and for the 2017 fiscal year were approximately $300,000. Tax services principally include tax compliance, tax advice and tax planning.

All Other Fees

Ernst & Young LLP did not render other professional services in fiscal 2018 or fiscal 2017.

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Ernst & Young LLP are submitted to the Internal Audit Director, who subsequently requests pre-approval (for service fees of $250,000 or less) from the Audit Committee Chair. Requests for services in excess of $250,000 require approval from the entire Audit Committee. A schedule of pre-approved services is reviewed by the entire Audit Committee at each Audit Committee meeting.

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PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP to serve as the independent registered public accounting firm of McCormick for fiscal year 2019, subject to ratification by the stockholders of McCormick. Ernst & Young LLP were first appointed to serve as the independent registered public accounting firm of McCormick in 1982 and are considered by the Audit Committee and the management of McCormick to be well qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate governance practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of McCormick and its stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm.

The Board of Directors recommends that stockholders vote FOR ratification.

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PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. At the Company’s Annual Meeting of Stockholders on March 28, 2018, our stockholders were given the opportunity to endorse or not endorse, on a non-binding advisory basis, our compensation program for Named Executive Officers by voting for or against a resolution calling for the approval of such program for the 2017 fiscal year. Stockholders approved the compensation program with more than 95% of the votes cast by the holders of Common Stock.

The Company continues to design its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for Named Executive Officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

“RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.”

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company’s Named Executive Officers.

The Board of Directors recommends that stockholders vote FOR the proposal.

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PROPOSAL 4	APPROVAL OF AN AMENDMENT TO THE 2013 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER

We are asking our stockholders to approve an amendment to our 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”), to increase the number of shares of Common Stock available for issuance under the 2013 Plan by 2,284,341 shares, which we anticipate would be enough shares to provide grants in a manner consistent with prior practices through the remainder of the 2013 Plan term. The purpose of the 2013 Plan remains the same as it was when our stockholders first approved it on April 3, 2013, which is to enhance the ability of McCormick and its related entities to attract and retain highly talented and experienced directors, officers, employees, and independent contractors, to motivate 2013 Plan participants to achieve McCormick’s financial goals and strategic objectives, and to facilitate the design and implementation of competitive incentive compensation programs.

In April 2013, our stockholders approved the 2013 Plan, covering 6,000,000 shares of Common Stock and 2,000,000 shares of Common Stock Non-Voting, under which 2013 Plan participants are eligible to receive grants of share-based awards in the form of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and performance units, as well as the grant of cash awards. As of the end of fiscal 2018, 4,134,189 shares of Common Stock and 19,778 shares of Common Stock Non-Voting subject to outstanding awards were outstanding under the 2013 Plan and 715,659 shares of Common Stock and 2,000,456 shares of Common Stock Non-Voting remained available for future grants under the 2013 Plan. Although a significant number of shares of Common Stock Non-Voting remain available for future grants under the 2013 Plan, we have and intend to continue to issue primarily Common Stock under the 2013 Plan to further motivate 2013 Plan participants to achieve McCormick’s financial goals and strategic objectives. Our Board of Directors approved the 2013 Plan, as amended, on January 22, 2019, subject to stockholder approval. If approved by our stockholders, the amended 2013 Plan will become effective upon stockholder approval.

If the amended 2013 Plan, as summarized below, is approved as proposed, then, if all the shares reserved thereunder were issued upon the exercise of options and other awards, such shares would constitute 24% of the total shares of Common Stock and 2% of the total shares of Common Stock Non-Voting that would then be outstanding as of the Record Date (assumes no exercise or conversion of other outstanding options, warrants or other convertible securities and no other stock issuances).

The Board of Directors believes that it is in the best interests of the Company and its stockholders for the stockholders to approve the proposed increase in shares available for grant under the 2013 Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives, directors and contractors by giving them an opportunity to obtain long-term equity participation in the Company. In addition, equity awards are an important contributor to aligning the incentives of the Company’s employees with the interests of the Company’s stockholders. The Board also believes equity awards are essential to attracting new employees. Competition for qualified employees that can further the success of the Company is intense. The Board believes that in order to remain competitive with other companies, the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company at a competitive disadvantage with respect to attracting and retaining qualified personnel.

On the Record Date, the closing price of our Common Stock was $138.81 per share. On the Record Date, directors and executive officers, including the Named Executive Officers, and approximately 650 employees were eligible to participate in the 2013 Plan.

The following is a summary of the principal features of the 2013 Plan, as amended. This summary is qualified in its entirety by the more detailed terms and conditions of the amended and restated 2013 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. For purposes of the description of the 2013 Plan below, the Common Stock and the Common Stock Non-Voting will be referred to collectively as the “Stock.” McCormick intends to file a registration statement under the Securities Act of 1933, as amended, to register the additional shares of Stock to be issued pursuant to the 2013 Plan.

Required Vote of Stockholders

The affirmative vote of a majority of all votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required to approve the amendment to the 2013 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder.

The Board of Directors recommends that stockholders vote FOR the approval of the amendment to the 2013 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder.

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Description of the 2013 Plan, As Amended

Administration

The Compensation Committee of the Board of Directors will administer the 2013 Plan, as amended, for those participants who are members of the Board of Directors, executive officers and other key employees designated by the Committee as plan participants. The Company’s Management Committee (which is comprised of Messrs. Kurzius, Smith, Foley and Swift, Nneka Rimmer, Senior Vice President – Business Transformation and Lisa Manzone, Senior Vice President – Human Relations) will administer the 2013 Plan for all other participants. The term “Committees” refers to the Compensation Committee or the Management Committee, as the case may be.

Eligibility

The Committees will designate those employees and independent contractors of McCormick and non-employee members of the Board of Directors who will participate in the 2013 Plan. The Committees will consider the position and responsibilities of the participant, the nature and value of such participant’s services and accomplishments, the present and potential contribution of the participant to the success of McCormick and such other factors as the Committees may deem appropriate.

Shares Authorized

Subject to adjustment in the event of recapitalization, stock split, reorganization or similar transaction, the total number of shares of Stock currently reserved and available for delivery under the 2013 Plan at any time during the term of the 2013 Plan is equal to, subject to certain additions and adjustments, 6,000,000 shares of Common Stock and 2,000,000 shares of Common Stock Non-Voting, as well as any shares of Stock that are subject to outstanding awards under our prior incentive plans that expire or are forfeited, canceled or settled for cash without delivery of shares of Stock, to the extent such shares would have been added back to the number of shares available for issuance under such prior plans. If this Proposal 4 is approved by our stockholders, an additional 2,284,341 shares of Common Stock will be available for future grants under the 2013 Plan. Assuming the stockholders approve this Proposal 4, a total of 3,000,000 shares of Common Stock and 2,000,456 shares of Common Stock Non-Voting will have been reserved for issuance under the 2013 Plan for future awards, which we anticipate would be enough shares to provide grants in a manner consistent with prior practices through the remainder of the 2013 Plan term. Of such total number of shares of Stock, no more than 7,500,000 shares may be granted as awards other than stock options or stock appreciation rights. Shares of Stock that are subject to outstanding awards previously granted under the 2013 Plan that are not earned, either wholly or in part, or that expire or are forfeited, canceled or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, will be available for future issuance under the 2013 Plan; however, shares of Stock that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements, will not be available for future issuance under the 2013 Plan.

Awards

The 2013 Plan provides that awards may consist of the following share-based awards and cash-based awards, which may be granted singly or in combination with other awards:

Share-Based Awards

Incentive Stock Options. An incentive stock option is an award in the form of a stock option to purchase shares of Stock that is intended to comply with the requirements of Section 422 of the Internal Revenue Code. The exercise price of each incentive stock option will not be less than the fair market value of the Stock on the date on which the stock option is granted, provided that in the case of a participant who is an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries, the exercise price will not be less than 110% of the fair market value of the Stock as of the date on which such option is granted.

Non-Qualified Stock Options. A non-qualified stock option is an award in the form of a stock option to purchase shares of McCormick’s Stock. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Internal Revenue Code. The exercise price of each non-qualified stock option will not be less than the fair market value of the Stock on the date on which the stock option is granted.

Stock Appreciation Rights. A stock appreciation right is an award in the form of a right to receive cash, Stock, or other forms of payment in an amount equal to the appreciation in the value of the Stock over a base

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price (i.e., strike price) established in the award. The Committees may grant stock appreciation rights either independently of stock options or in tandem with stock options such that the exercise of one cancels the other. The minimum base price of a stock appreciation right will not be less than the fair market value of the underlying Stock on the date on which the stock appreciation right is granted.

Restricted Stock. Restricted stock is an award of shares of Stock that are issued subject to specified restrictions on transfer, forfeiture and/ or such other restrictions on incidents of ownership.

RSUs. A restricted stock unit, or RSU, is an award payable in cash or Stock that is represented by a bookkeeping credit equal to the fair market value of a share of Stock.

Unrestricted Stock and Unrestricted Stock Unit Awards. Awards of unrestricted stock provide shares of stock that are not subject to the satisfaction of any conditions or restrictions. Unrestricted stock units are awards that have a value equal to the value of a share of Stock and are not subject to the satisfaction of any conditions or restrictions.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards granted to participants that are subject to the achievement of performance goals. Each Performance Share has an initial value equal to the fair market value of one share of Stock on the date it is granted, and each Performance Unit has an initial dollar value as determined by the Committees on the grant date.

Performance Awards. A performance award is an award payable in cash or Stock upon the achievement of performance goals established by the Committees.

Cash-Based Awards

Cash-based awards are awards that provide participants with the opportunity to earn cash payments based upon the achievement of one or more performance goals established for an award cycle. For each award cycle, the Committees will determine the relevant performance criteria, the length of the award cycle, the goal for each criterion, the achievement necessary for awards to be paid, the weighting of performance goals, and the size of the awards.

Certain employees, as designated by the Compensation Committee, may be eligible to receive a cash-based award based on a percentage of an incentive pool, which is equal to two and one-half percent (2.5%) of McCormick’s net income for the year. The Compensation Committee will allocate an incentive pool percentage to each eligible employee for each annual award cycle, not to exceed 50% of the total pool for any one eligible employee or 100% of the total pool for all eligible employees. Once the incentive pool has been determined for a particular year, the Compensation Committee will calculate each eligible employee’s allocated portion based upon the percentage established at the beginning of the year. The Compensation Committee will then set each eligible employee’s incentive award based on their allocated portion of the incentive pool. Once set, the Committee may only adjust an eligible employee’s incentive award downward. Under no circumstances may the portion of the incentive pool allocated to an eligible employee be increased in any way, including as a result of the reduction of any other eligible employee’s allocated portion.

Performance-Based Awards

Section 162(m) of the Internal Revenue Code limits publicly-held companies, such as McCormick, to an annual deduction for Federal income tax purposes of $1 million for compensation paid to their chief executive officer, chief financial officer, or any one of the three other most highly compensated officers. However, before the effective date of the 2017 tax reform legislation, this limitation applied only to compensation paid to the chief executive officer and any one of the three other most highly compensated officers other than the chief financial officer; in addition, performance-based compensation was excluded from this limitation, subject to the satisfaction of certain conditions. The 2013 Plan was designed to permit the Compensation Committee to grant awards that qualified as performance-based for purposes of satisfying the conditions of Section 162(m). Effective for taxable years beginning after December 31, 2017, which are not materially modified or renewed after such date, the 2017 tax reform legislation eliminated the performance-based compensation exclusion from Section 162(m), meaning that no future awards can qualify for the exception. However, awards made under written binding contracts in effect on November 2, 2017, can still qualify as deductible performance-based compensation. The Committee intends to administer the plan so as to preserve the deductibility of these awards. No amendment will modify the 2013 Plan in any material respect with respect to existing awards that are still eligible to qualify as performance-based compensation, and none of the shares that will be added to the shares reserved for issuance under the 2013 Plan if this Proposal 4 is approved by our stockholders will be eligible to satisfy awards made before the date of such approval. However, due to uncertainties as to the application and interpretation of Section 162(m) as amended by the tax reform legislation, no assurances can be given that awards granted under the 2013 Plan that had been intended to qualify as performance-based compensation will in fact so qualify.

Share Limit for Share-Based Awards

The maximum number of shares of Stock that may be subject to stock options and stock appreciation rights granted or issued under the 2013 Plan in any calendar year to an individual participant is one percent of the issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the award. The maximum number of shares of Stock that may be subject to restricted stock, unrestricted stock, unrestricted stock units, and RSUs granted or issued under the 2013 Plan in any calendar year to an individual is one percent of the issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding

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the date of grant of the award. The maximum number of shares of Stock that may be subject to performance shares and performance units granted or issued under the 2013 Plan in any calendar year to an individual is one percent of the issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the award. In all cases, the limit on the number of shares of Stock available for issuance in any calendar year to an individual will be increased by the number of shares of Stock available under the 2013 Plan for grant or issuance in previous calendar years but not covered by awards granted as stock options, stock appreciation rights, restricted stock, unrestricted stock, unrestricted stock units, RSUs, performance shares, performance units, and performance awards, as the case may be, in previous calendar years.

Maximum Limits for Cash-Based Awards

The maximum amount that may be earned as a cash-based award in respect of a performance period for a single calendar year by any individual participant is $6,000,000 and the maximum amount that may be earned as a cash-based award in respect of a performance period of greater than a single calendar year by any individual participant is $12,000,000.

Maximum Term of Awards and Plan

No award that contemplates exercise or conversion may be exercised or converted, and no other award that defers vesting, will remain outstanding and unexercised, unconverted or unvested more than ten years after the date the award was initially granted. The Board of Directors may at any time terminate, suspend or discontinue the 2013 Plan. The Board of Directors may amend the 2013 Plan at any time, provided that any material amendment to the 2013 Plan will not be effective unless approved by McCormick’s stockholders. No award may be granted under the 2013 Plan after December 1, 2022.

Adjustments for Stock Dividends and Similar Events

The Committees will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2013 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Award Agreements

Each award under the 2013 Plan that is a share-based award will be evidenced by an award agreement setting forth the number of shares of Stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance-based awards, the applicable performance goals. The award agreement also will set forth such other material terms and conditions as the Committees may deem applicable to the award consistent with the limitations of the 2013 Plan.

Change of Control

In the event of a “change in control” (as defined in the 2013 Plan) of McCormick, all conditions and restrictions on the exercise of all awards (excluding options and stock appreciation rights that are not “in the money”) then outstanding (including but not limited to vesting schedules requiring a specified period of service and performance goals requiring the satisfaction of specific performance criteria) will be waived and such awards will become exercisable or payable immediately for the full amount of the shares of Stock and/or any cash payment covered by such awards, unless otherwise provided in an award agreement.

Tax Consequences

The following is a brief description of the Federal income tax treatment that will generally apply to awards under the 2013 Plan based on current Federal income tax rules.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and McCormick will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and McCormick will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and McCormick will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable

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income to the participant provided that the participant was, without a break in service, an employee of McCormick or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and McCormick will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and McCormick will generally be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. A participant who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and McCormick will not be entitled to a tax deduction at that time. Upon the exercise of a stock appreciation right, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and McCormick will generally be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Performance Shares, Units, and Awards; RSUs. A participant who has been granted a performance share award, a performance unit award, a performance award or a restricted stock unit award will not realize taxable income at the time of grant and McCormick will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of any cash received, and the then-fair market value of any distributed shares, and McCormick will generally then be entitled to a corresponding tax deduction.

Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then-fair market value of the shares, and the Company will generally be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to Section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will generally be entitled to a corresponding tax deduction in the year of grant. If the Participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will generally be entitled to a corresponding tax deduction.

Other. When a participant sells shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to Section 83(b), described above). If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

New Plan Benefits – 2013 Omnibus Incentive Plan, As Amended

No awards have been granted to any officer, director, employee or contractor pursuant to the 2013 Plan that are contingent upon the approval by our stockholders of the amendment to the 2013 Plan. We anticipate that other equity-based awards may be granted in the discretion of the Committees under the 2013 Plan out of the additional shares of Stock to be reserved for issuance in connection with the approval of the amendment to the 2013 Plan; however, the number of shares of Stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and contractors, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires McCormick’s directors and executive officers, and persons who own more than 10% of a registered class of McCormick’s equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of McCormick. With the exception of reports of three transactions which were filed late due to administrative errors, to McCormick’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended November 30, 2018, no executive officer or director of McCormick failed to file reports required by Section 16(a) on a timely basis.

OTHER MATTERS

Management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Voting Procedures

The affirmative vote of a majority of all votes cast by holders of Common Stock present in person or by proxy at a meeting at which a quorum is present is required for the election of each director nominee (Proposal One), the ratification of the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm (Proposal Two), the advisory vote on executive compensation (Proposal Three) and the approval of the amendment to the 2013 Omnibus Incentive Plan (Proposal Four). Abstentions and “broker non-votes” (see below), if any, are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted pursuant to the instructions stated on the proxy card.

Under current NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal Two) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting of Stockholders. In contrast, the proposal to elect directors (Proposal One), the proposal relating to “say-on-pay” (Proposal Three) and the proposal to amend the 2013 Omnibus Incentive Plan (Proposal Four) are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote these proposals. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for these proposals.

To vote your shares held in the McCormick 401(k) Retirement Plan, you must vote via the Internet or telephone as instructed in the proxy materials or sign and return the proxy card. If you do not provide voting instructions by the date and time indicated on the proxy card, the trustee will vote your shares in accordance with the recommendations of the Board of Directors.

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Householding of Annual Disclosure Documents

Pursuant to SEC rules, McCormick intends to send a single annual report and proxy statement to any household where two or more stockholders reside unless it has received contrary instructions from the stockholders. This rule benefits both stockholders and McCormick. It eliminates unnecessary mailings delivered to your home and helps to reduce McCormick’s expenses. Each stockholder will continue to receive a separate proxy card. If your household receives a single set of disclosure documents for this year, and you would prefer to receive a duplicate copy, please contact McCormick’s delivery agent, Broadridge Financial Solutions, Inc., by calling its toll-free number, 866-540-7095, by sending an electronic mail message to sendmaterial@proxyvote.com, or by writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY, 11717. Broadridge will provide you with a duplicate copy promptly. If you share an address with another McCormick stockholder and you would prefer to receive a separate set of annual disclosure documents in the future, or both of you would prefer to receive only a single set of McCormick’s annual disclosure documents, please contact Broadridge Financial Solutions, Inc. at the above telephone number or address.

Stockholder Proposals for 2020 Annual Meeting

Pursuant to SEC rules, proposals or director nominations of stockholders to be presented at the 2020 Annual Meeting must be received by the Secretary of McCormick at the Company’s principal executive offices not less than 120 calendar days before February 14, 2020 (i.e., on or before October 17, 2019) to be considered for inclusion in the 2020 proxy statement.

Stockholders wishing to submit other proposals or director nominations at the 2020 Annual Meeting that are not to be in the proxy statement materials must deliver notice to the Secretary at the principal executive offices of McCormick no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (i.e., between December 30, 2019 and January 27, 2020). Stockholders are also advised to review McCormick’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

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EXHIBIT A

AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN

McCORMICK & COMPANY, INCORPORATED

Article I.	Purpose

The purpose of the 2013 Omnibus Incentive Plan (the “Plan”) is to enhance the ability of McCormick & Company, Incorporated (the “Company”), and its subsidiaries and affiliates to attract and retain highly talented directors, officers, employees, and independent contractors, to motivate Plan participants to achieve the Company’s financial goals and strategic objectives, and to facilitate the design and implementation of competitive incentive compensation programs. To this end, the Plan provides for the grant of share-based awards in the form of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and performance units, as well as the grant of cash awards.

Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to any non-employee director or any independent contractor currently providing services to the Company or an affiliate shall in all cases be non-qualified stock options. The Plan permits the payment of incentive compensation that may or may not satisfy the criteria for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article II.	Administration

The Compensation Committee of the Board of Directors shall administer the Plan for those participants who are members of the Company’s Board of Directors, “officers” of the Company as defined in Rule 16a – 1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), and for such other key employees as may be designated by the Compensation Committee as Plan participants (such directors, officers and key employees hereinafter referred to as “Senior Participants”). All determinations with respect to the participation of such Senior Participants in the Plan, and the form, amount and timing of any Awards (as defined in Article IV) to be granted to any such participants under the Plan, and the payment of any such Awards shall be made solely by the Compensation Committee. The Company’s Management Committee shall administer the Plan for all other participants and shall have responsibility for all determinations with respect to the participation of any such participants in the Plan, and the form, amount and timing of any Awards to be granted to any such participants under the Plan, and the payment of any such Awards. All references to the “Committee” in the Plan shall include both the Compensation Committee and the Management Committee, as appropriate.

The Committee shall have full discretionary authority to administer the Plan, which shall include the discretionary authority to construe and interpret the terms of the Plan and any Award Agreement, to determine all facts necessary to administer the Plan and any Award Agreement, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or advisable. All decisions or actions by the Committee shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award Agreement.

The Committee may retain the right in an Award Agreement or otherwise to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of, or in conflict with any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof, or confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company or any affiliate thereof, to the extent specified in such Award Agreement applicable to the participant. Furthermore, the Company may annul an Award if the participant is an employee of the Company or an affiliate thereof and is terminated for Cause. “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or plea of nolo contendre to, a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting, or other service, confidentiality, intellectual property, nonsolicitation or non-competition agreements, if any, between the participant and the Company or an affiliate. Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any participant who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any

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payment in settlement of an Award earned or accrued during the twelve (12) month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.

In addition, any Award granted pursuant to the Plan shall be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or stock exchange listing standard, or (b) any law, rule, regulation or stock exchange listing standard that imposes mandatory recoupment, under circumstances set forth in such law, rule, regulation or listing standard.

The Committee may delegate to the officers or other employees of the Company the authority to execute and deliver instruments and documents, and to do such other acts and things and to take such other steps as may be deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Compensation Committee may not delegate any discretionary authority to grant or amend an Award, or to make substantive decisions relating to the timing, eligibility, pricing, amount or other material terms of Awards granted to Senior Participants. In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company.

Article III.	Participants

The Committee shall designate those employees of the Company (or any subsidiary, affiliate or joint venture in which the Company either owns at least fifty percent of the voting stock or has a right to at least fifty percent of the profits), and non-employee members of the Company’s Board of Directors, and officers, directors, stockholders or partners of the Company’s affiliated entities, and independent contractors who provide services to the Company (or to any subsidiary, affiliate or joint venture in which the Company either owns at least fifty percent of the voting stock or has a right to at least fifty percent of the profits) who will participate in the Plan and be granted one or more Awards under the Plan. In determining eligibility to receive an Award and the type and the amount of the Award to any eligible individual, the Committee shall consider the position and responsibilities of the individual, the nature and value of such individual’s services and accomplishments, the present and potential contribution of the individual to the success of the Company and such other factors as the Committee may deem appropriate. Notwithstanding the foregoing, Awards will not be granted to any employee of a subsidiary, affiliate or joint venture if such Award would result in noncompliance with Code Section 409A.

Article IV.	Awards

A.	Types of Awards

The types of Awards that may be granted under the Plan consist of Share-Based Awards and Cash-Based Awards. Except as provided in Section IV.D. below, Awards are not transferable. The Committee may grant any of the following Awards, either singly or in combination with other Awards:

1.	Share-Based Awards

(a)	Non-Qualified Stock Options. A Non-Qualified Stock Option is an Award in the form of an option to purchase shares of the Company’s Common Stock and/or Common Stock Non-Voting (collectively, the “Stock”). A Non-Qualified Stock Option does not qualify for the special tax treatment accorded to Incentive Stock Options under Code Section 422. The option exercise price for each Non-Qualified Stock Option granted under the Plan shall not be less than the fair market value of a share of Stock as of the date on which such option is granted. For purposes of the Plan, unless the Committee determines otherwise, the “fair market value” of a share of Stock shall not be less than the closing sale price of such share of Stock on the New York Stock Exchange on the date specified. All Non-Qualified Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Article IV.B.

(b)	Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase shares of Stock that is intended to comply with the requirements of Code Section 422, or any successor section of the Code. The option exercise price for each Incentive Stock Option granted under the Plan shall not be less than the fair market value of a share of Stock as of the date on which such option is granted; provided, however that in the case of a participant who is an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries, the option exercise price shall not be less than 110% of the fair market value of a share of Stock as of the date on which such option is granted. To the extent that the aggregate “fair market value” of Stock with respect to which one or more Incentive Stock Options first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under the Plan and Stock subject to incentive stock options under all other plans of the Company and other entities referenced in Code Section 422(d)(1), the stock options shall be treated as Non-Qualified Stock Options. For this purpose, the fair market value of the Stock subject to an Incentive Stock Option is determined as of the date on which the Incentive Stock Option is granted. If any participant shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such participant shall notify the Company of such disposition within ten (10) days thereof. All Incentive Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Article IV.B.

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(c)	Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive cash or Stock, upon surrender of the Stock Appreciation Right, in an amount equal to the appreciation in the value of the Stock over a base price established in the Award. The Committee may grant Stock Appreciation Rights either independently of stock options, or in tandem with stock options such that the exercise of the stock option or Stock Appreciation Right cancels the tandem Stock Appreciation Right or stock option. The minimum base price of a Stock Appreciation Right granted under the Plan shall not be less than the fair market value of the underlying Stock as of the date on which the Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right related to a stock option (whether already outstanding or concurrently granted), the exercise price of the related stock option. All Stock Appreciation Rights shall be treated as Performance-Based Awards subject to the applicable restrictions under Article IV.B.

(d)	Restricted Stock and Restricted Stock Units. Restricted Stock is an Award of shares of Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine (such as a condition that participants pay a stipulated purchase price for each share of Stock, a condition that certain performance goals established by the Committee pursuant to Article IV.B. hereof be achieved, a condition that the participant’s right to the Restricted Stock shall not vest for a period of time during which service is to be provided or performance goals are to be achieved, a condition that the Award be subject to forfeiture upon the occurrence of certain specified events, and/or restrictions on the transfer and/or other incidents of ownership). In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Committee could have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Stock. Restricted Stock Units may be paid at such time as the Committee may determine and payments may be made in a lump sum or in installments, in cash, Stock, or any combination thereof, as determined by the Committee.

(e)	Unrestricted Stock and Unrestricted Stock Unit Awards. An Unrestricted Stock Award and an Unrestricted Stock Unit Award are awards of shares of Stock, or units that each has a value equal to the value of a share of Stock, that are not subject to the satisfaction of any conditions or restrictions. Unrestricted Stock Awards and Unrestricted Stock Unit Awards may be granted in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to a participant.

(f)	Performance Shares and Performance Units. Performance Shares and Performance Units are Awards granted to participants subject to the achievement of performance goals established by the Committee pursuant to Article IV.B. hereof. Each Performance Share shall have an initial value equal to the fair market value of one share of Stock on the date that it is granted. Each Performance Unit shall have an initial dollar value that is determined by the Committee on the date of grant. The number and/or value of the Performance Shares or Performance Units to be paid to a participant shall depend on the extent to which the performance goals have been achieved. Unless the Committee determines otherwise, the Performance Shares or Performance Units may be paid in the form of Stock or cash, or in some combination thereof, based on the fair market value of the Stock on the last trading day immediately before the close of the period during which the performance goals are to be achieved. Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(g)	Performance Awards. Performance Awards are Awards granted to participants subject to the achievement of performance goals established by the Committee pursuant to Article IV.B. hereof. Unless the Committee determines otherwise, the Performance Awards may be paid in the form of Stock or cash, or in some combination thereof, based on the fair market value of the Stock on the last trading day immediately before the close of the period during which the performance goals are to be achieved. Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee.

2.	Cash-Based Awards

(a)	Cash-Based Awards are Awards that provide participants with the opportunity to earn a cash payment based upon the achievement of one or more performance goals for a period of one or more years (the “Award Cycle”) determined by the Committee. For each Award Cycle, the Committee shall determine the relevant performance criteria (see Article IV.B.), the performance goal for each performance criterion, the level or levels of achievement necessary for Awards to be paid, the weighting of the performance goals if more than one performance goal is applicable, and the size of the Awards.

(b)	Annual Cash Incentives for Certain Employees: The Compensation Committee may designate Covered Executives (defined below) who are eligible to receive a monetary payment in any year based on a percentage of an incentive pool equal to two and one-half percent (2.5%) of the Company’s net income for the year. The Compensation Committee shall allocate an incentive pool percentage to each Covered Executive for each annual Award Cycle. In no event may (1) the incentive pool percentage for any one Covered Executive exceed fifty percent (50%) of the total pool, and (2) the sum of the incentive pool percentages for all Covered Executives cannot exceed one hundred percent (100%) of the total pool.

For purposes of the Plan, “Covered Executive” means any key employee who is designated as such, either as an individual employee or class of employees, by the Compensation Committee within the shorter of (i) ninety (90) days after the beginning of the annual Award Cycle, or (ii) the elapse of twenty-five percent (25%) of the applicable annual Award Cycle under this Plan.

As soon as practicable after the determination of the incentive pool for a year, the Compensation Committee shall calculate each Covered Executive’s allocated portion of the incentive pool based upon the percentage established at the beginning of the year. Each Covered Executive’s incentive award then shall be determined by the Committee based on the Covered Executive’s allocated portion of the incentive pool subject

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to adjustment in the sole discretion of the Compensation Committee. In no event may the portion of the incentive pool allocated to a Covered Executive be increased in any way, including as a result of the reduction of any other Covered Executive’s allocated portion. The Compensation Committee shall retain the discretion to adjust such Awards downward.

B.	Performance-Based Awards

Without limiting the generality of the foregoing, any of the Awards listed in Article IV.A. may be granted as Awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”). In order to qualify as “performance-based compensation,” the grant of the Award, the vesting of the Award, or the payment of the Award must be contingent upon the achievement of pre-established performance goals. The performance goals must be established by the Compensation Committee and may be for the Company, or a subsidiary, affiliate or other Company operating unit, business unit or department, or any combination thereof. The performance goal shall be based on one or more performance criteria selected by the Compensation Committee.

In the case of Awards intended to qualify as Performance-Based Awards, the performance criteria shall be selected only from among the following: (1) net sales; (2) operating income; (3) pre- or after-tax income; (4) operating profit minus capital charges; (5) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (6) net income; (7) earnings per share; (8) earnings before interest and taxes; (9) earnings before interest, taxes, depreciation and/or amortization; (10) return on equity; (11) return on invested capital; (12) asset management and/or return on assets; (13) economic value added (or an equivalent measure); (14) share price performance; (15) total shareholder return; (16) improvement in or achievement of expense levels and/or cost savings; (17) improvement in or achievement of working capital levels and/or cost of capital; (18) innovation as measured by a percentage of sales of new products; (19) market and/or category share; (20) productivity measurements and/or ratios; (21) completion and/or integration of acquisitions of businesses or companies; (22) completion of divestitures and asset sales; (23) strategy development and implementation; (24) process reliability and/or safety; (25) talent management and/or succession planning; (26) employee and/or customer engagement; (27) corporate social responsibility and/or diversity; and (28) any combination of any of the foregoing business criteria.

In the case of Awards not intended to qualify as Performance-Based Awards, the performance criteria shall be selected from among the criteria listed above or any other measure of performance that the Committee determines to be appropriate.

Any of the performance criteria may be used to (1) measure the performance of (a) the Company, a subsidiary, and/or an affiliate as a whole, or (b) any business or other operating unit or department of the Company, a subsidiary, and/or an affiliate or any combination thereof, as the Committee may deem appropriate; or (2) to compare the performance of a group of comparator companies, or published or special index, that the Committee deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of the performance criteria specified in this Article IV.B.

Notwithstanding anything contained in this Article IV.B. to the contrary, Non-Qualified Stock Options, Incentive Stock Options and Stock Appreciation Rights need to satisfy only the requirements of Article IV.A.1. and Article V.B. in order for such Awards to qualify as Performance-Based Awards under this Article IV.B. (with such Awards hereinafter referred to as a “Qualifying Stock Option” or a “Qualifying Stock Appreciation Right,” respectively). With the exception of any Qualifying Stock Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of a Performance-Based Award shall be so designated at the time of grant. Nothing in the Plan shall limit the ability of the Committee to grant stock options or Stock Appreciation Rights with an exercise price or a base price greater than the fair market value of a share of Stock on the date of grant or to make the vesting of the stock options or Stock Appreciation Rights subject to the achievement of pre-established performance goals or other business objectives.

1.	Eligible Class

All participants shall be eligible for Awards under this Article IV.B.

2.	Performance Goals

The performance goals for any Award that is intended to qualify as a Performance-Based Award (other than Qualifying Stock Options and Qualifying Stock Appreciation Rights) shall be based on one or more of the above-mentioned performance criteria. The specific performance goal(s) and the applicable performance criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the achievement of the performance goal(s) remains substantially uncertain.

3.	Committee Certification and Payment of Awards

Before any Performance-Based Award under this Article IV.B. (other than Qualifying Stock Options and Qualifying Stock Appreciation Rights) is paid, the Compensation Committee must certify in writing (by resolution or otherwise) that the applicable performance goal(s) and any other material terms of the Performance-Based Award have been satisfied; provided that a Performance-Based Award may be paid without regard to the satisfaction of the applicable performance goal in the event of a change in control as provided in Article VII. Unless otherwise provided by the Compensation Committee, Performance-Based Awards shall be paid as soon as practicable after the Committee has certified that the applicable goals and terms of such awards have been satisfied, but in no event later than the fifteenth (15th) day of the third month following the end of the performance period to which the award relates. Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under Section 409A of the Code and the applicable regulations, then such payment may be delayed to the extent permitted under Section 409A, including if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met. If those requirements are met, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company anticipates or reasonably should anticipate that, if the payments were made on such date, the Company’s deduction with respect to such payment would no longer be restricted due to the applicability of Section 162(m) of the Code.

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4.	Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards

The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with, and subject to, the terms of the Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Article IV.B. To the extent set forth in an Award Agreement, the Committee may reserve the right to adjust the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine; provided, however, that in the case of Awards intended to qualify as Performance-Based Awards, such adjustments shall be prescribed in a form that meets the requirements of Code Section 162(m).

5.	Adjustments for Material Changes

In the event of (a) a material change in corporate capitalization made without receipt of consideration, a corporate transaction (including a restructuring or a sale of a part of the Company’s business), or a complete or partial corporate liquidation, or (b) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (c) any material change in accounting policies or practices affecting the Company and/or the performance goals or performance criteria, the Committee may (but in the case of (a) and with respect to equity-based awards, shall) make adjustments to the performance goals and/or performance criteria, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award. To the extent such adjustments affect Awards intended to be Performance-Based Awards under Article IV.B., such adjustments shall be prescribed in a form that meets the requirements of Code Section 162(m).

C.	Maximum Term of Awards

No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested, more than ten years after the date the Award was initially granted.

D.	Transferability

If authorized in the applicable Award Agreement or approved by the Committee, a participant may transfer, not for value, all or part of an option which is not an Incentive Stock Option, or a Stock Appreciation Right, to any Family Member. For the purpose of this Article IV.D., a “not for value” transfer is a transfer that is (1) a gift, (2) a transfer under a domestic relations order in settlement of marital property rights, or (3) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the participant) in exchange for an interest in that entity. Following a transfer under this Article IV.D, any such option or Stock Appreciation Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred options or Stock Appreciation Rights are prohibited except to Family Members of the original participant in accordance with this Article IV.D. or by will or the laws of descent and distribution. A “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the participant, any person sharing the participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the participant) control the management of assets, and any other entity in which one or more of these persons (or the participant) own more than fifty percent of the voting interests.

E.	Deferrals

The Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of Stock that would otherwise be due pursuant to (1) the lapse or waiver of conditions and restrictions with respect to Restricted Stock or Restricted Stock Units, or (2) the satisfaction of any requirements or performance goals with respect to Performance Shares or Units or in connection with any other Awards. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals and any such deferrals shall be made in a manner that complies with Code Section 409A. Such rules and procedures may include a provision for crediting interest on deferred cash payments and dividend equivalents for deferred payments denominated in Stock. Notwithstanding the foregoing, nothing in this Plan or an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the participant to the Company, the Committee or to any other individual or entity. At the discretion of the Committee, a participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

F.	Dividend Equivalents

Dividends or dividend equivalent rights may be extended to and made a part of any Award denominated in Stock or Stock Units subject to such terms, conditions and restrictions as the Committee may establish.

Article V.	Shares Subject to the Plan and Maximum Awards; Adjustments

A.	Number of Shares Available for Awards

Subject to adjustment as provided in Article V.G, the maximum number of shares of Stock available for issuance under the Plan shall be (1) six million (6,000,000) shares of the Company’s Common Stock and two million (2,000,000) shares of the Company’s Non-Voting Common Stock, which includes the number of shares of Stock remaining available for issuance under each of the Prior Plans (as defined below) as of the Effective Date, plus (2) any shares of Stock that are subject to outstanding awards under the Prior Plans that expire or are forfeited, canceled or settled for cash without delivery of shares of Stock after the date the Company’s stockholders approve the Plan, to the extent such shares would have been added back to the number of shares available for issuance under the Prior Plans. Of such total number of shares of Stock available for issuance under the Plan, not more than seven million five hundred thousand (7,500,000) shares of Stock may be used for Awards other than stock options

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or Stock Appreciation Rights; all of the shares of Stock may be used for stock options and may be awarded as Incentive Stock Options. “Prior Plans” means the Company’s 1997 Stock Option Plan, 1999 Directors’ Non-Qualified Stock Option Plan, 2000 McCormick France Share Option Plan, 2001 Stock Option Plan, 2002 Mid-Term Incentive Plan, 2004 Long-Term Incentive Plan, 2004 Directors’ Non-Qualified Stock Option Plan, McCormick (UK) Share Option Scheme, and 2007 Omnibus Incentive Plan.

Effective March 27, 2019, the number of shares of Stock available for issuance under the Plan shall be increased by two million, two hundred eighty-four thousand, three hundred forty-one (2,284,341) shares of the Company’s Common Stock; provided, however, that none of these additional shares shall be used with respect to Awards made under the Plan before the effective date of this paragraph that are intended to qualify as “performance-based compensation” (within the meaning of Code Section 162(m)) provided to a Covered Executive (as defined above).

B.	Annual Share Limit for Stock Options and Stock Appreciation Rights

The number of shares of Stock available for grant or issuance under this Article V.B. in any calendar year shall be increased by the number of shares of Stock available for grant or issuance in previous calendar years but not covered by stock options or Stock Appreciation Rights granted or exercised in previous calendar years. Subject to Article V.A., the maximum aggregate number of shares of Stock for which stock options and Stock Appreciation Rights may be granted in any calendar year to an individual participant shall not exceed one percent (1%) of the Company’s issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Company’s Annual Report on Form 10-K.

C.	Annual Share Limit for Restricted Stock, Unrestricted Stock, Unrestricted Stock Units, and Restricted Stock Unit

The number of shares of Stock available for grant or issuance under this Article V.C. in any calendar year shall be increased by the number of shares of Stock available for grant or issuance in previous calendar years but not covered by Restricted Stock, Unrestricted Stock, Unrestricted Stock Units, and Restricted Stock Units granted or exercised in previous calendar years. Subject to Article V.A., the maximum aggregate number of shares of Stock for which Restricted Stock, Unrestricted Stock, Unrestricted Stock Units and Restricted Stock Unit Awards may be granted in any calendar year to an individual participant shall not exceed one (1) percent of the Company’s issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Company’s Annual Report on Form 10-K.

D.	Annual Share Limit for Performance Share, Performance Units and Performance Awards

The number of shares of Stock available for grant or issuance under this Article V.D. in any calendar year shall be increased by the number of shares of Stock available for grant or issuance in previous calendar years but not covered by Performance Shares and Performance Units granted or exercised in previous calendar years. Subject to Article V.A., the maximum aggregate number of shares of Stock for which Performance Shares, Performance Units and Performance Awards may be granted in any calendar year to an individual participant shall not exceed one (1) percent of the Company’s issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Company’s Annual Report on Form 10-K.

E.	Maximum Limits for Cash-Based Awards

The maximum amount that may be earned as a Cash-Based Award in respect of a performance period for a single calendar year by any individual participant is $6,000,000 and the maximum amount that may be earned as a Cash-Based Award in respect of a performance period of greater than a single calendar year by any individual participant is $12,000,000.

F.	Share Usage, Reissue of Shares and Stock Units

Shares of Stock covered by an Award shall be counted as used as of the date of grant. Shares of Stock and Stock Units covered by Share-Based Awards that are not earned, either wholly or in part, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Share-Based Awards, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. However, shares of Stock tendered to or withheld by the Company in connection with the exercise of Stock Options, or the payment of tax withholding on any Award, shall not be available for future issuance under Share-Based Awards.

G.	Adjustments

In the event of any recapitalization, reclassification, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Company as an entirety, then the Committee shall appropriately and equitably, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:

1.	the number and type of shares of Stock that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock set forth elsewhere in the Plan); provided that adjustments for limits that apply to the Plan as a whole shall be made exclusively by the Compensation Committee;
2.	the number and type of shares of Stock or the amount of cash subject to any or all outstanding Awards;
3.	the grant, purchase, base or exercise price, or conversion ratio of any or all outstanding Awards;
4.	subject to Article IV.B., the performance goals or performance criteria applicable to any outstanding “Performance-Based” Awards; or
5.	any other terms that are affected by the event.

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Notwithstanding the foregoing, (a) in the case of an Incentive Stock Option, no adjustment shall be made that would cause the Plan or the Award to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the participant adversely affected thereby, and (b) in the case of any Award, no adjustment shall be made that would cause the Plan or the Award to violate Section 409A of the Code or any successor provisions thereto, without the written consent of the participant adversely affected thereby. The Committee may act prior to an event described in this Article V.G. (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in this Article V.G. The Board of Directors shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to this Article V shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

H.	Interpretive Issues

Additional rules for determining the number of shares of Stock authorized for Awards under the Plan from time to time may be adopted by the Committee, as it deems necessary or appropriate.

I.	Source of Shares; No Fractional Shares

The Stock that may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award.

J.	Purchase or Exercise Price; Withholding

The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws may, unless prohibited by the Committee, be paid in cash or any one or combination of (1) cash, (2) the delivery of shares of Stock, or (3) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. If provided for in the applicable Award Agreement or authorized by the Committee (subject to Article XI.D.), the exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws may also be paid by the delivery of a promissory note, or other obligation for the future payment of money, or in the case of purchase price only, labor or service as an employee to be performed or actually performed. In the case of a payment by the means described in clause (2) or (3) above, the Stock to be so delivered or offset shall be determined by reference to the fair market value of the Stock on the date as of which the payment or offset is made. Notwithstanding the foregoing, no “executive officer” shall be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under the Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act. If an Award Agreement to a participant who is not an “executive officer” authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the participant subsequently becomes an “executive officer,” then the payment method shall no longer be available to the participant and the Committee shall take whatever steps are necessary to make such payment method void as to such participant, including but not limited to requiring the immediate payment of any note or loan previously obtained in connection with an Award.

K.	Third Party Assisted Exercise

Subject to any restrictions on “executive officers” pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Company’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to such procedures as may be established by the Committee.

Article VI.	Award Agreements

Each Award under the Plan that is a Share-Based Award shall be evidenced by an Award Agreement setting forth the number of shares of Stock to which the Award applies or on which the Award is based, as applicable, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, any applicable performance goals. The Award Agreement also shall set forth such other material terms and conditions as the Committee may deem applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Such other terms and conditions may include provisions describing the treatment of an Award in the event of the death, disability, retirement, divestiture or other termination of a participant’s employment with or services to the Company, provisions relating to the vesting, exercisability, forfeiture or cancellation of the Awards, requirements for continued employment, other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m). In the event of any conflict between an Award Agreement and any non-discretionary provisions of the Plan, the terms of the Plan shall govern.

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Article VII.	Change in Control; Acquisitions

A.	Change in Control

In the event of a change in control, all conditions and restrictions on the exercise of all Awards (excluding stock options and Stock Appreciation Rights that are not “in the money”) then outstanding (including but not limited to vesting schedules requiring a specified period of service and performance goals requiring the satisfaction of specific performance criteria) shall be waived and such Awards shall become exercisable or payable immediately for the full amount of the Shares of Stock and/or any cash payment covered by such Awards, unless otherwise provided in an Award Agreement. In addition to any action required or authorized by the Plan and the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of participants in the event of, or in anticipation of a change in control, including but not limited to any one or more of the following with respect to any or all Awards: (1) provision for the settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the change in control; and (2) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control.

B.	Change in Control Definition

For purposes of the Plan, a “change in control” shall be deemed to occur upon one or more of the following events:

1.	the consolidation or merger of the Company with or into another entity where the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s capital stock are converted into cash, securities or other property, except for any consolidation or merger of the Company in which the holders (excluding any “Substantial Stockholders” as defined in Section 4, “Common Stock,” subsection (b)(2)(H) of the Certificate of Incorporation of the Company as in effect as of the date hereof (the “Charter”)) of the Company’s (1) voting common stock, (2) non-voting common stock, and (3) other classes of voting stock, if any, immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own in excess of 50% of the voting stock of the surviving corporation;
2.	any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;
3.	any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) becoming the beneficial owner (as defined in Section 4, “Common Stock,” subsection (b)(2)(C) of the Charter), directly or indirectly, of securities of the Company representing more than 13% (the “Specified Percentage”) of the voting power of all the outstanding securities of the Company having the right to vote in an election of the Board (after giving effect, to the extent applicable, to the operation of Section 4, “Common Stock,” subsection (b) of the Charter) (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however, that in the event that the vote limitation with respect to Substantial Stockholders set forth in Section 4, “Common Stock,” subsection (b) of the Charter becomes inoperative by virtue of the operation of Section 4, “Common Stock,” subsection (b)(12) of the Charter, or otherwise, the “Specified Percentage” shall be increased, without requirement for further action, to 35%; or
4.	individuals, who constitute the entire Board, elected by the Company’s stockholders at its most recent annual meeting of stockholders and any new directors who have been appointed to the Board by a vote of at least a majority of the directors then in office, having ceased for any reason to constitute a majority of the members of the Board.

C.	Business Acquisitions

Awards may be granted under the Plan on terms and conditions as the Committee may consider appropriate, which may differ from those otherwise required by the Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Company or a subsidiary, directly or indirectly.

Article VIII.	Waivers

In addition to the Committee’s authority under other provisions of the Plan (including Articles VII. and IX.), the Committee shall have the authority to accelerate the vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Article IV.C.), and to waive the Company’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case or under any circumstances as the Committee may deem appropriate, except where expressly prohibited by the Plan.

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Article IX.	Amendment and Termination of the Plan

The Board of Directors may at any time terminate, suspend or discontinue the Plan. The Board of Directors may amend the Plan at any time; provided that the effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders, to the extent required by applicable law, or by the rules of the New York Stock Exchange (so long as the Company is a listed company on such exchange). The Committee may at any time alter or amend any or all Award Agreements under the Plan in any manner that would be authorized for a new Award under the Plan, including but not limited to any manner set forth in Article VIII, so long as such an amendment would not require approval of the Company’s stockholders if such amendment were made to the Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a participant, other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the participant or a beneficiary who has become entitled to an Award.

Article X.	Parachute Limitations

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a participant with the Company or any affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the participant, whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the participant (a “Benefit Arrangement”), if the participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the participant under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b) (2) as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the participant under any Other Agreement or any Benefit Arrangement would cause the participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the participant as described in clause (ii) of the preceding sentence, then the participant shall have the right, in the participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the participant under this Plan be deemed to be a Parachute Payment, except that, in exercising such discretion, the following ordering rules shall apply (1) the participant shall be required to designate from among all rights, payments, or benefits that are not subject to Code Section 409A (other than stock options or any other rights, payments, or benefits that do not reduce the value of the Parachute Payment on at least a dollar-for-dollar basis) first, (2) any right, payment, or benefit that is subject to Code Section 409A and reduces the value of the Parachute Payment on at least a dollar-for-dollar basis shall be reduced or eliminated next, in reverse order of expected payment date, and (3) any other right, payment or benefit shall be reduced or eliminated last, in reverse order of expected payment date.

Article XI.	Miscellaneous

A.	Effective Date; Duration

The Plan has been adopted by the Board of Directors of the Company effective as of December 1, 2012 (the “Effective Date”), subject to the approval of the Company’s stockholders within one year of the Effective Date. Upon the approval of the Plan by the Company’s stockholders, (1) all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date, and (2) no further awards will be made under the Prior Plans. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect. The Plan shall remain in effect until any and all Awards under the Plan have been exercised, converted or terminated under the terms of the Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under the Plan after December 1, 2022.

B.	Disclaimer of Liability

Neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences or for the failure of an Award, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Company.

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C.	Unfunded Plan

The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

D.	Rights of Participants

1.	Contract Rights, Forms and Signatures

Obligations of the Company to any participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. Subject to the provisions of Article XI.K., no Award shall be enforceable until the Award Agreement, or an acknowledgement of receipt, has been signed or otherwise accepted by the participant (including acceptance by default) and on behalf of the Company by an executive officer (other than the recipient) or his or her delegate. By executing or accepting the Award Agreement or an acknowledgement of receipt, a participant shall be deemed to have accepted and consented to the terms of the Plan and any action taken in good faith under the Plan by and within the discretion of the Committee, the Board of Directors or their delegates.

2.	No Right to an Award

Status as an employee, Director or a provider of a service to the Company or a subsidiary or affiliate shall not be construed as a commitment that any one or more Awards will be made under the Plan to any such persons. Status as a participant shall not entitle the participant to any additional future Awards.

3.	No Assurance of Employment

Nothing contained in the Plan (or in any other documents related to the Plan or to any Award) shall confer upon any employee or participant any right to continue in the employ or other service of the Company or any subsidiary or affiliate, or constitute any contract (of employment or service), or limit in any way the right of the Company or any subsidiary or affiliate to change a person’s compensation or other benefits or to terminate the employment or service of a person with or without cause.

E.	Rights as Shareholder

The grant of an Award to a participant under the Plan in the form of a stock option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, Performance Share or Performance Unit, shall not entitle the participant to any dividend, voting or other ownership right (unless expressly provided to the contrary in the Award Agreement) unless and until the date of issuance of the shares of Stock under the Plan. Shares of Stock may be delivered to participants in either certificated or electronic form.

F.	Compliance with Laws

The Plan, Award Agreement, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property, or the payment of cash under the Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable to comply with all legal requirements. Any securities delivered under the Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Company, provide such evidence, assurance and representations to the Company in respect of any such restriction) as counsel to the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

G.	Listing and Registration of Shares

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the participant, any other individual exercising an Award, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If, at any time, the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the Stock subject to Awards under the Plan upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of or in connection with the purchase or issuance of Stock under the Plan, no outstanding Awards that would result in the purchase or issuance of Stock may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors, and any delay caused thereby shall in no way affect the date of termination of the Award. The Board of Directors may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval. The Company shall be under no obligation to any participant to register for offering or resale under the Securities Act of 1933, or register or qualify under any state securities laws, any shares of Stock, security, or interest in a security, paid or issued under or created by the Plan.

H.	Rule 16b-3 Conditions; Bifurcation of Plan

It is the intent of the Company that the Plan and Share-Based Awards hereunder shall satisfy and be interpreted in a manner, that, in the case of participants who are or may be Senior Participants, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3 or such other exemptive rules under Section 16. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Article XI.H., that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to transactions under the Plan that are intended to be exempt under Rule 16b-3 or such other exemptive rules under Section 16. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or

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the Committee in any manner so that certain provisions of the Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 or such other exemptive rules under Section 16 are applicable only to Senior Participants and to those Awards to Senior Participants intended to satisfy the requirements of Rule 16b-3 or such other exemptive rules under Section 16.

I.	Applicable Law

The Plan, Award Agreements and any related documents and matters shall be governed by and in accordance with the laws of the State of Maryland (disregarding the choice of law rules of any jurisdiction), except as to matters of federal law.

J.	Foreign Jurisdictions

Without amending the Plan, the Committee may from time to time grant Awards to participants who are foreign nationals on such different terms and conditions (by establishing one or more sub-plans or otherwise) as the Committee may deem necessary or desirable, and not inconsistent with the intent of the Plan, to foster and promote the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, amend and terminate any such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to participants who are subject to such laws and who receive Awards under the Plan.

K.	Notices, Signature, Delivery

Whenever a signature, acceptance, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, by electronic means, or by default. If electronic means are used for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of the Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document. Similarly, to the extent that acceptance of a document occurs by default, the Committee’s failure to receive a rejection or opting out of a document shall for purposes of the Plan and any applicable Award Agreement be treated as if it was a written acceptance delivered in the manner provided herein for a written document.

L.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other business combination, of all or substantially all of the business and/or assets of the Company.

M.	Non-Exclusivity of Plan

Nothing in the Plan shall limit or be deemed to limit the authority of the Company, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

N.	Section 409A of the Code

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. Notwithstanding the foregoing, the Company makes no representation regarding the tax implications of the compensation to be paid to any participant under the Plan, including, without limitation, under Code Section 409A.

McCORMICK & COMPANY, INCORPORATED - Proxy Statement    A-11

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Our Five Principles

To support our vision, To Bring the Joy of Flavor to Life™, and our mission, To Make Every Meal and Moment Better, we have five key principles that speak to our purpose, competitive advantage and ambitions.

PASSION FOR FLAVOR™

Flavor is at the heart of everything we do. We offer flavor expertise and insights that help propel the food industry, and our work inspires great-tasting, healthy food choices.

POWER OF PEOPLE™

We maintain an unwavering commitment to a high-performance culture that puts our people first. We respect and value every person who works at McCormick.

TASTE YOU TRUST®

We are relentlessly focused on quality from source to table. We have an unmatched track record in safety and integrity. We strive to be transparent in what we do, make, and say.

DRIVEN TO INNOVATE

We’re continuously reinventing our business and leading the pursuit of what’s next in flavor. In our company, innovation is everyone’s responsibility.

PURPOSE-LED PERFORMANCE

Our industry-leading financial performance is driven with the commitment to do what’s right. We take responsibility for the vitality of our people, communities, and planet.

Learn more about McCormick

About Us:	mccormickcorporation.com

Investor Relations, Annual Report and Proxy Materials:	ir.mccormick.com

Flavor Forecast:	flavorforecast.com

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MCCORMICK & COMPANY, INCORPORATED
ATTN: INVESTOR SERVICES
24 SCHILLING ROAD, SUITE 1
HUNT VALLEY, MD 21031

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1:00 p.m. (ET) on March 26, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 1:00 p.m. (ET) on March 26, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS

Nominees	For	Against	Abstain
1a. M. A. Conway	☐	☐	☐
1b. F. A. Hrabowski, III	☐	☐	☐
1c. L. E. Kurzius	☐	☐	☐
1d. P. Little	☐	☐	☐
1e. M. D. Mangan	☐	☐	☐
1f. M. G. Montiel	☐	☐	☐
1g. M. M. V. Preston	☐	☐	☐
1h. G. M. Rodkin	☐	☐	☐
1i. J. Tapiero	☐	☐	☐
1j. W. A. Vernon	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3 ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐
4 APPROVAL OF AMENDMENT TO THE 2013 OMNIBUS INCENTIVE PLAN.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000394855_1 R1.0.1.18

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McCORMICK & COMPANY, INCORPORATED

ANNUAL MEETING OF STOCKLHOLDERS

Wednesday, March 27, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2019 Notice of Annual Meeting and Proxy Statement, 2018 Annual Report to Stockholders is/are available at www.proxyvote.com .

McCORMICK & COMPANY, INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence E. Kurzius and Jeffery D. Schwartz and each of them, the proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 27, 2019, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting. Shares of Common Stock held under The McCormick 401(k) Retirement Plan ("Plan") will be voted in accordance with procedures established under the Plan to provide for the confidentiality of information relating to the exercise of voting and similar rights by participants. Absent specific instructions, such shares will be voted in the manner set forth below, in accordance with the terms of the Plan document.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, FOR THE AMENDMENT TO THE 2013 OMNIBUS INCENTIVE PLAN, AND IN THE BEST DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3, & FOR ITEM 4.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000394855_2 R1.0.1.18